Exhibit (c)(iii)(E)
Infrastructure Statement
2011-12
Budget Paper No. 4

Table of Contents

Chapter 1: Infrastructure Overview

1.1 Introduction	1 - 1
1.2 Infrastructure Investment Overview	1 - 2
1.3 Value of the State’s Physical Assets	1 - 12
1.4 Infrastructure Maintenance	1 - 18

Chapter 2: Infrastructure Policies and Strategies

2.1 Introduction	2 - 1
2.2 Infrastructure NSW	2 - 1
2.3 Infrastructure Planning	2 - 2
2.4 Infrastructure Procurement	2 - 6

Chapter 3: Infrastructure and Service Delivery

3.1 Introduction	3 - 1
3.2 Transport	3 - 1
3.3 Electricity	3 - 8
3.4 Education and Training	3 - 13
3.5 Housing	3 - 16
3.6 Health	3 - 19
3.7 Environment and Natural Resources	3 - 22
3.8 Water	3 - 25
3.9 Public Order and Safety	3 - 28
3.10 Recreation and Culture	3 - 32
3.11 Other (Including Social Security and Welfare)	3 - 35

Chapter 4: General Government Sector Projects

4.1 General Government Sector Projects	4 - 1

Chapter 5: Public Trading Enterprise Sector Projects

5.1 Public Trading Enterprise Sector Projects	5 - 1
Chart and Table List
Infrastructure Statement 2011-12

Notes to Using These Budget Papers
Figures in tables, charts and text have been rounded. Discrepancies between totals and sums of components reflect rounding. Percentage changes are based on the underlying unrounded amounts.
Infrastructure Statement 2011-12

Chapter 1: Infrastructure Overview
1.1 Introduction
Over the four years to 2014-15, New South Wales will undertake a record infrastructure investment program worth $62.6 billion. This includes $15.3 billion in 2011-12 and an average of $15.8 billion per annum in the following three years.
Pending a new agreement with the Australian Government concerning transport funding from 2014-15, infrastructure spending peaks in 2013-14 with the completion of the Royal North Shore Hospital redevelopment as a public private partnership.1
The Australian Government’s Economic Stimulus Plan significantly increased capital expenditure in New South Wales in 2009-10 and 2010-11 ($3.0 billion and $1.7 billion, respectively). This expenditure effectively concludes in 2011-12 when expenditure totals $221 million.
Table 1.1: Infrastructure Investment Summary

	2010-11		2011-12	2012-13	2013-14	2014-15	2011-15
	Budget	Est. Actual	Budget	Forward estimates			Total

	$m	$m	$m	$m	$m	$m	$m

General Government Sector	7,677	7,047	6,841	6,738	6,484	5,177	25,240
Public Trading Enterprise Sector	8,901	7,819	8,456	8,895	9,966	9,994	37,312

Total(a)	16,568	14,895	15,303	15,639	16,452	15,177	62,571

Total without Stimulus(b)	14,717	13,196	15,082	15,639	16,452	15,177	62,350

(a)	Total State infrastructure investment may not be the sum of general government and Public Trading Enterprise sector investment because of inter-sector purchases and minor assets in the Public Financial Enterprise sector.

(b)	Total infrastructure investments excluding capital spending funded under the Australian Government’s Economic Stimulus package.
The State’s infrastructure is provided and maintained to meet service delivery needs. The program ranges from the construction of major infrastructure such as roads (e.g. the Hunter Expressway), railways (e.g. the North West Rail Link) and hospitals (e.g. the Royal North Shore Hospital redevelopment) to the acquisition and maintenance of minor plant and equipment.
The infrastructure program represents planned investment at a point in time. Variations between budgeted infrastructure investment and actual outcomes reflect a range of factors including construction schedule adjustments due to weather conditions, prices varying from pre-tender estimates and revisions to the scope of projects.

[1]	Public private partnerships are substantially brought to account in the year of completion.

Infrastructure Statement 2011-12	1 - 1

General Government Sector
General government sector agencies provide essential public services in areas such as health, education, roads and police. Most general government agencies are directly or indirectly dependent on the Budget for funding.
The infrastructure programs for agencies in this sector reflect Government priorities. As outlined in Chapter 2, the Government has initiated a range of strategies to improve the planning, procurement and management of the State’s infrastructure program.
Public Trading Enterprise Sector
The public trading enterprise (PTE) sector includes both commercial and non-commercial agencies that provide major economic services such as water, sewerage, electricity, housing and transport. Commercial PTEs receive the majority of their income from customers. Infrastructure investment decisions are driven by commercial considerations and are financed from revenue and borrowings. Non-commercial PTEs receive funding from the Budget for the majority of their infrastructure investment.
The Government-appointed Boards of PTEs ensure they make appropriate investment decisions. Investment decisions by PTEs are also required to be consistent with the principles underlying the Government’s Total Asset Management policy, as outlined in Chapter 2.
1.2 Infrastructure Investment Overview
2011-12 Infrastructure Investment
In 2011-12, total State infrastructure investment is budgeted at $15.3 billion, 2.7 per cent above 2010-11. After adjusting for the Economic Stimulus Plan, the underlying infrastructure investment program is expected to increase by $1.9 billion or 14.3 per cent compared with 2010-11.
The $1.9 billion increase in the underlying program comprises $1.2 billion (17.3 per cent growth) in the PTE sector and $661 million (11.1 per cent growth) in the general government sector. The growth in the program is primarily due to higher expenditure on rail and electricity in the PTE sector and on health and roads in the general government sector.

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Chart 1.1 shows infrastructure investment by policy area and demonstrates, in particular, the Government’s focus on improving transport infrastructure.
Chart 1.1: Total State Sector Infrastructure Investment, 2011-12: by Policy Area
State Total = $ 15.3 billion
The policy areas are based on the Australian Bureau of Statistics system of Government Finance Statistics (GFS). GFS policy areas do not always align with individual agency infrastructure investment budgets as an agency can provide a range of services that are classified into more than one GFS policy area.
Infrastructure investment in all policy areas must serve to improve the state of New South Wales. As such, each policy area has objectives that infrastructure investments must meet.
Chapter 3 provides a high level description of service delivery objectives for each policy area and their contribution to the NSW 2021 Plan and other Government priorities. Also included are details of major projects being undertaken in the 2011-12 Budget, projects completed in 2010-11 and details of the service delivery benefits of individual projects.
General Government Sector
General government sector infrastructure investment in 2011-12 will total $6.8 billion. After adjusting for the Australian Government funded Economic Stimulus in education and roads, the underlying capital program shows an increase of $661 million or 11.1 per cent in 2011-12 including increased spending on health ($70 million) and roads ($570 million).
Major investments in 2011-12 include:
•	$3.2 billion for roads, including $1 billion for work on the Pacific Highway, $250 million for work on the Hume Highway and $570 million to continue work on the Hunter Expressway

Infrastructure Statement 2011-12	1 - 3

•	$1.1 billion capital works program in the Health sector (including $921 million capital expenditure and $161 million recurrent expenditure on capital works) for investment in new hospitals, hospital upgrades, medical equipment, health technology programs, information and communication technology, regional cancer centres, improved mental health facilities, ambulance infrastructure and other new health projects

•	$740 million for education and training, including $221 million for primary schools under the Building the Education Revolution program, $190 million on 49 major school projects and $68 million on 31 major TAFE projects

•	$222 million for land acquisition for the North West Rail Link. This is in addition to $92 million of spending in the Public Trading Enterprise sector to start the project.

•	$119 million for acquisition of 261 new buses for the State Transit Authority and private operators.
Public Trading Enterprise Sector
PTE sector infrastructure spending in 2011-12 is budgeted at $8.5 billion. Adjusting for Economic Stimulus funding for housing, underlying expenditure in the PTE sector grows by $1.2 billion or 17.3 per cent growth in 2011-12. This $1.2 billion increase is due in part to higher spending by the three electricity distributors and Transgrid ($633 million) and an acceleration in the delivery program for new Waratah rail carriages ($364 million).
Major investments in 2011-12 include:
•	$4 billion in the electricity sector, including programs of work for distribution and transmission networks and at power stations

•	$2.2 billion for rail projects, including $198 million for work on the Rail Clearways program, $292 million for the South West Rail Link, $130 million toward the acquisition of Outer Suburban Rail Carriages — Tranche 3, and $92 million to start North West Rail Link, in addition to $222 million of spending in the General Government sector to secure the rail corridor

•	$835.5 million by Sydney Water and Hunter Water for water and sewerage projects

•	$449 million for social housing by the NSW Land and Housing Corporation to enable the construction of 2,518 new dwellings and the upgrade of existing properties

•	$389 million for port projects, including $109 million towards an Intermodal Logistic Centre at Enfield, $74 million for the continued construction of a third container terminal at Port Botany, $54 million for a new Passenger Cruise Terminal at White Bay and $53 million for a Second Bulk Liquids Berth at Port Botany.

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The level of infrastructure investment across agencies in 2011-12 is shown in Chart 1.2. The top 20 agencies account for $14 billion or 91.1 per cent of total State investment.
Chart 1.2: State Infrastructure Investment 2011-12

*	Does not include $161 million capital expensing.
Infrastructure Investment 2011-12 to 2014-15
Over the four years to 2014-15, the State’s infrastructure investment will total a record $62.6 billion, which is $7 billion or 12.5 per cent above the previous four year investment of $55.6 billion to 2010-11. The increase comprises an additional $962 million or 4 per cent in the general government sector, and an additional $6 billion or 19.1 per cent in the PTE sector.

Infrastructure Statement 2011-12	1 - 5

Chart 1.3 shows the estimated distribution of the State’s four-year infrastructure investment program.
Chart 1.3: Total State Sector Infrastructure Investment, 2011-12 to 2014-15: by Sector
State Total = $62.6 billion
The sectors used are based on grouping similar agencies together. This approximates Chart 1.1 for 2011-12 which shows policy areas based on the Australian Bureau of Statistics system of Government Finance Statistics. Infrastructure investment allocations to sectors beyond 2011-12 are indicative only.
Major infrastructure investments over the four years include:
•	$23.7 billion for transport including:
•	$10.3 billion for roads, including $3.6 billion for the Pacific Highway, $1.3 billion for the Hunter Expressway, $540 million for the Great Western Highway, $470 million for the Princes Highway and over $200 million for the safety and congestion package

•	$1.7 billion for the South West Rail Link, $1.8 billion for new Waratah PPP rollingstock, $410 million for rollingstock upgrades and $409 million for additional bus fleet and network services and a provisional estimate of $2.5 billion for the North West Rail Link
•	$16.8 billion for electricity infrastructure to ensure a reliable electricity supply that meets growing demand in New South Wales, including $13.6 billion on distribution systems, and $2.8 billion by TransGrid on the transmission network. In addition, funding of $314 million is allocated to upgrades of the State’s generation capacity.

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•	$4.7 billion for water and sewerage including $3.2 billion by Sydney Water, $918 million by Hunter Water and $423 million by the State Water Corporation. Sydney Water’s major projects include $799 million on growth works to service urban development, $480 million to maintain the water distribution network and $399 million to maintain sewer reliability. Hunter Water’s capital program includes $120 million on sewerage system upgrades and $128 million on the Grahamstown Water Treatment Plant. State Water will spend $178 million on safety upgrades to a range of dams as part of a comprehensive program to provide a secure and sustainable water supply.

•	$4.3 billion for health including $81 million for the Liverpool Hospital redevelopment, $41 million for Nepean Hospital upgrade, $741 million for the Royal North Shore Hospital redevelopment, $133 million for seven cancer care centres around the State, $110 million for Port Macquarie Hospital expansion, $47 million for Prince of Wales Cancer and Blood Disorder Unit, $48 million for Electronic Medical Record rollout to clinical specialties, $86 million on Wollongong Hospital, $184 million on delivering additional rehabilitation and Sub-Acute beds under the COAG National Partnership for Improving Hospital Services, $41 million on the Graythwaite Rehabilitation Centre, $43 million for ICU Clinical Information System and $71 million for Electronic Medications Management

•	$2.2 billion for education and training including around $450 million each year for works at schools and TAFE Colleges, $221 million for the Building the Education Revolution Program and $236 million for Information Technology

•	$2.1 billion for housing including $1.7 billion for 3,900 new dwellings under the NSW Land and Housing Corporation’s social housing program, $152 million for 330 new dwellings under the National Partnership Agreement on Remote Indigenous Housing and the Aboriginal Housing Office’s ongoing capital works program.

•	Negotiations are being finalised with the Australian Government on accelerating investment in the Pacific Highway. Funding for this investment, together with additional investment in the Princes Highway, will be priorities for the funding released from the Sydney Desalination Facility and port facilities at Port Botany.
As illustrated in Chart 1.4, there has been a significant growth in the State’s capital program since 2005-06. This Budget enhances these higher levels of capital expenditure. However, the value for money achieved by this expenditure will be substantially increased in future through the implementation of the reforms to planning, procurement and management of infrastructure assets as set out in Chapter 2.

Infrastructure Statement 2011-12	1 - 7

Chart 1.4: Total State Infrastructure Investment 2005-06 — 2014-15
Percentages shown are the change in total State investment from the previous year
As shown in Table 1.2, NSW Government funding of the general government sector capital expenditure program remains at a fairly constant level over the next four years, after allowing for the impact of the Royal North Shore Hospital redevelopment.
The investment in the Royal North Shore Hospital redevelopment is procured as a public private partnership and is therefore substantially brought to account as a finance lease on completion in 2013-14 ($650 million) rather than progressively over the construction period.
Capital expenditure funded by the Australian Government decreases in each of the next four years. In particular, capital expenditure associated with the Economic Stimulus Plan, announced by the Australian Government on 5 February 2009, ceases in 2011-12.
The Australian Government funded road building program declines after 2012-13 reflecting the completion of projects primarily funded through the Building Australia Fund, including the Kempsey Bypass on the Pacific Highway ($618 million) and the Hunter Expressway ($1.7 billion). Additionally, three bypasses on the Hume Highway at Holbrook, Tarcutta and Woomargama will be completed at a total cost of $802 million with funding sourced from Nation Building payments provided prior to June 2010.
A new transport funding agreement is to be negotiated with the Australian Government for 2014-15 onwards, which could be expected to result in additional Australian Government funded expenditure.

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Table 1.2: General Government Sector Infrastructure Investment

	2010-11	2011-12	2012-13	2013-14	2014-15
	Est. Actual	Budget	Forward estimates
	$m	$m	$m	$m	$m

State Funded Program
State Funded Program excluding RNSH redevelopment	4,256	4,334	4,568	4,617	4,588
Royal North Shore Hospital redevelopment PPP				650	22
Australian Government Funded Program
Fiscal Stimulus	1,088	221
Other[2]	1,703	2,286	2,170	1,217	567

Total	7,047	6,841	6,738	6,484	5,177

State funding of the Total State Sector infrastructure program broadly increases over the next four years, as demonstrated in Table 1.3. This reflects growing investment in the PTE sector, including electricity, rail and water and sewerage.
Table 1.3: Total State Sector Infrastructure Investment

	2010-11	2011-12	2012-13	2013-14	2014-15
	Est. Actual	Budget	Forward estimates
	$m	$m	$m	$m	$m

State Funded Program
State Funded Program excluding RNSH redevelopment	11,224	12,549	13,273	14,406	14,387
Royal North Shore Hospital redevelopment PPP				650	22
Australian Government Funded Program
Fiscal Stimulus	1,699	221
Other[2]	1,972	2,533	2,366	1,396	768

Total	14,895	15,303	15,639	16,452	15,177

2010-11 Infrastructure Investment
Total State infrastructure investment of $14.9 billion is estimated for 2010-11. This is $1.7 billion or 10.1 per cent below the $16.6 billion forecast in the 2010-11 Budget. In 2010-11 PTE spending was $1.1 billion or 12.2 per cent below budget, while general government sector spending was $630 million or 8.2 per cent lower than budget.

[2]	Principally comprises road projects including Pacific Highway, Hume Highway and Hunter Expressway.

Infrastructure Statement 2011-12	1 - 9

General Government Sector
Infrastructure investment by the general government sector in 2010-11 is expected to be $7 billion. This was $630 million or 8.2 per cent below budget due to:
•	Roads and Traffic Authority expenditure being $169 million below budget because of delays in delivery of the Hunter Expressway and delays in upgrading the Hume Highway, Pacific Highway and Great Western Highway due mainly to wet weather. In addition, the cost of the Holbrook Bypass on the Hume Highway was under budget by $66 million (including $47 million in 2010-11)

•	Department of Health expenditure being $102 million below budget due to delays in signing projects to be funded under the National Partnership Agreement ($62 million) and slippage in other projects. This expenditure will now be incurred in 2011-12.

•	Department of Education and Communities expenditure being $129 million below budget due primarily to changed project scheduling under the Building the Education Revolution program

•	agency delay in land acquisitions for rail corridors, primarily the North West Rail Link, resulting in underspending of $45 million.
Major investments completed in 2010-11 (with estimated total cost) include:
•	Orange-Bloomfield Hospital Redevelopment, including Public Private Partnership costs ($260 million)

•	17 school projects including upgrades and refurbished teaching and learning facilities, new halls and gyms, and trade training facilities, including major upgrades at Coffs Harbour, Chatswood, Tumut and Hazelbrook ($90 million)

•	14 TAFE projects providing upgraded teaching and learning facilities at colleges, including major upgrades at Randwick, Macquarie Fields and Hamilton as well as upgrades funded by the Australian Government’s Education Investment Fund ($71 million),

•	new police stations at Kempsey and Granville ($24 million)

•	Homebush and Lidcombe rail turnbacks ($103 million) and 565 buses for State Transit Authority and private bus operators ($305 million)

•	Pacific Highway, Moorland to Herons Creek dual carriageway ($378 million, jointly funded with the Australian Government) and the Ballina Bypass Stage 1 (part of the overall project valued at $640 million, jointly funded with the Australian Government).

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Public Trading Enterprise Sector
At $7.8 billion, infrastructure investment by the PTE sector is expected to be under budget in 2010-11 by $1.1 billion or 12.2 per cent primarily due to:
•	electricity sector agencies being $552 million below budget as follows:
•	Transgrid (total reduction in 2010-11 of $135 million) — revised scheduling from 2010-11 and 2011-12 to later years projects including Western Sydney Supply, the Dumaresq-Lismore 330kV transmission line, the Wallaroo 330kv switching station and the Tomago-Tarro-Stroud 132kv transmission line

•	Essential Energy (total reduction in 2010-11 of $186 million) — a range of capital projects have progressed more slowly than planned, including IT works, while there have also been rain delays to a number of internally funded transmission line projects, including Koolkham to Maclean, Deniliquin to Moama, and Mulwala to Finley

•	changes in forecast capital expenditure in the generation sector reflect the energy transaction, where investment incurred under the ‘gentrader’ model is classified as operating expenditure (with offsetting revenue), not capital
•	Sydney Ports Corporation being $142 million below budget due to delays in signing the main construction contracts for Enfield Intermodal Logistics Centre and Second Bulk Liquids Berth, and projects related to Port Botany expansion

•	RailCorp expenditure being $167 million below budget because of delays in the delivery of Waratah Rollingstock

•	Transport Construction Authority expenditure being $140 million below budget due to the rescheduled commencement of Auburn stabling facility and resolution of scope for the Airport Line power upgrade ($45 million), reduction of required program contingency and reduced overall program cost on car parks and interchanges ($95 million).
Major investments completed in 2010-11 (with estimated total cost) include:
•	continued priority sewerage program works (Yellow Rock at Hawkesbury Heights and Agnes Banks at Londonderry) ($75 million)

•	upgrades and improvements of existing social housing at a cost of $256.1 million, as well as the completion of 106 new dwellings in Redfern ($36.7 million), 88 new dwellings in Lilyfield ($27.7 million), and 48 new dwellings in Abbottsford ($13.1 million)

•	wastewater upgrades by Hunter Water ($110 million)

•	dam safety upgrades by State Water ($65 million)

•	expansion of Port Botany ($121 million)

Infrastructure Statement 2011-12	1 - 11

•	zone substations commissioned at Wagga, Ballina, Pacific Palms, Malanganee, Buronga, Bella Vista, Mungerie Park, Jesmond, Adamstown, Kurri, Hunter Valley and in the Sydney area ($324 million)

•	sub-transmission substation work at Kurnell and Ourimbah, and new and replacement sub-transmission feeders completed at Riverwood, Rozelle, Turramurra, Terrey Hills and Nelson Bay ($122 million)

•	a new 330kV substation at Tomago and 132kV Armidale to Coffs Harbour transmission line upgrades completed by Transgrid ($93 million).
1.3 Value of the State’s Physical Assets
The State’s physical assets are predominately land and buildings, plant and machinery and infrastructure systems. These assets include public schools, TAFE facilities, hospitals, police and court facilities, transport networks, public housing and recreation facilities, as well as infrastructure such as roads, electricity generation, transmission and distribution networks, water storage and supply networks, and ports facilities. Physical assets owned by the State are defined to exclude inventories, intangibles and assets held for sale.
As shown in Table 1.4, the State’s infrastructure across both the general government and PTE sectors had a value of $236 billion as at June 2010 and is estimated to have a value of $246 billion as at June 2011.
The table does not include the public financial enterprise sector which has very little infrastructure. The general government sector controlled $123 billion of infrastructure and the PTE sector $112 billion as at June 2010.
The value of infrastructure, net of depreciation, is expected to increase during 2011-12 by $6.3 billion in the general government sector and by $4.7 billion in the PTE sector.
Table 1.4: State Owned Physical Assets: Value by Sector

	2008	2009	2010	2011	2012
	Actual	Actual	Actual	Est. Actual	Budget
As at 30 June	$m	$m	$m	$m	$m

General Government Sector	100,147	109,387	123,471	128,045	134,357
Public Trading Enterprise Sector	98,282	101,546	112,344	117,662	122,347

Total State Sector	198,429	210,933	235,815	245,708	256,704

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As shown in Chart 1.5, in June 2010 the largest component of these assets is infrastructure systems such as railways, roads, ports, dams and pipelines, with the balance comprising land (23.6 per cent), buildings (20.9 per cent), and plant and equipment (5.1 per cent). The land component value of infrastructure has been separated from buildings, providing a clear delineation between built and non-built infrastructure.
Chart 1.5: State Owned Physical Assets: Distribution by Category as at 30 June 2010
State Total = $236 billion
Control of the State’s infrastructure is concentrated in a relatively small number of agencies. As shown in Chart 1.6, approximately 77 per cent is controlled by only 10 agencies.

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Chart 1.6: State Owned Infrastructure: Percentage Distribution by Agency as at 30 June 2010
Source: 2009-10 Agency Annual Reports
State assets are recorded at fair value, in accordance with accounting policies and standards. Where practicable, fair value is measured at its highest and best use. An asset with no feasible alternative use may be valued at fair value for its existing use.
A quoted market price for an asset in an active and liquid market is the best indication of fair value, but where this does not exist, market prices for similar assets can be used. Specialised assets are valued using the replacement cost of the remaining economic benefits. General government sector physical assets support the delivery of social benefits to the community.
The following table provides the value and composition of physical assets as at 30 June 2010 for both general government and public trading enterprise sectors. The table lists the legal reporting entities at that time i.e. it does not reflect the restructure of government agencies in April 2011. Audited financial statements as at 30 June 2011 will not be available until they are tabled in Parliament in November 2011.

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Table 1.5: Value of Agencies’ Physical Assets as at 30 June 2010

			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

General Government
Aboriginal Housing Office	630,876	325,525	225	13,156	969,782
Art Gallery of New South Wales	17,250	168,971	831,660	—	1,017,881
Audit Office of New South Wales	—	1,229	473	—	1,702
Australian Museum	35,500	181,043	807,315	3,150	1,027,008
Barangaroo Delivery Authority	410,000	—	394	3,952	414,346
Building and Construction Industry Long Service Payments	—	—	926	—	926
Cancer Institute NSW	—	—	1,575	—	1,575
Casino, Liquor and Gaming Control Authority	—	—	90	—	90
Catchment Management Authorities	3,107	1,540	1,375	—	6,022
Centennial Park and Moore Park Trust	401,044	71,697	1,230	302,643	776,614
Communities NSW	143,178	331,461	17,907	—	492,546
Community Relations Commission of New South Wales	—	21	102	—	123
Crown Finance Entity	—	—	151	—	151
Department of Education and Training	6,367,642	12,358,664	302,589	—	19,028,895
Department of Environment, Climate Change and Water	1,902,660	280,724	71,071	1,609,786	3,864,241
Department of Health	1,593,862	7,433,326	742,086	357,779	10,127,053
Department of Human Services	444,977	550,192	45,429	—	1,040,598
Department of Industry and Investment	95,682	160,132	36,577	43,807	336,198
Department of Justice and Attorney General	312,360	2,390,634	198,913	—	2,901,907
Department of Planning	8,460	—	5,657	—	14,117
Department of Premier and Cabinet	—	—	10,850	—	10,850
Department of Rural Fire Service	—	—	15,666	—	15,666
Department of Services, Technology and Administration	16,406	5,023	629,399	—	650,828
Events New South Wales Pty Limited	—	413	256	—	669
Health Care Complaints Commission	—	48	345	—	393
Historic Houses Trust of New South Wales	136,322	134,754	37,417	4,871	313,364
Home Care Service of New South Wales	70	387	6,357	—	6,814
Hunter Development Corporation	—	—	285	—	285
Independent Commission Against Corruption	—	286	908	—	1,194
Independent Pricing and Regulatory Tribunal	—	—	1,994	—	1,994
Independent Transport Safety and Reliability Regulator	—	—	199	—	199
Judicial Commission of New South Wales	—	—	268	—	268
Land and Property Management Authority	5,931,085	74,003	20,228	460,419	6,485,735
Legal Aid Commission of New South Wales	—	6,880	3,439	—	10,319
Luna Park Reserve Trust	12,000	12,494	—	6,931	31,425
Maritime Authority of New South Wales	73,394	174,979	16,846	1,124,381	1,389,600
Minister Administering the Environmental Planning and Assessment Act	1,240,902	17,707	—	127	1,258,736
Motor Accidents Authority	—	2,190	126	—	2,316
Museum of Applied Arts and Sciences	39,100	104,890	405,954	—	549,944
Natural Resources Commission	—	—	289	—	289
New South Wales Crime Commission	—	—	2,033	—	2,033
New South Wales Electoral Commission	—	—	2,637	—	2,637
New South Wales Film and Television Office	—	—	79	—	79
New South Wales Fire Brigades	132,921	162,002	199,532	—	494,455
New South Wales Rural Assistance Authority	—	—	98	—	98
NSW Businesslink Pty Limited	—	437	13,588	—	14,025
NSW Food Authority	1,725	6,875	1,921	—	10,521

Infrastructure Statement 2011-12	1 - 15

			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

General Government (cont)
NSW Police Force	442,873	754,870	309,770	—	1,507,513
NSW Self Insurance Corporation	—	—	247	—	247
NSW Trustee and Guardian	9,640	11,217	4,088	—	24,945
Office of the Board of Studies	—	2,080	2,938	—	5,018
Office of the Director of Public Prosecutions	—	—	16,622	—	16,622
Office of the Information Commissioner	—	—	297	—	297
Office of Transport Safety Investigations	—	124	33	—	157
Ombudsman’s Office	—	—	1,173	—	1,173
Police Integrity Commission	—	808	2,216	—	3,024
Redfern-Waterloo Authority	—	158,500	22,652	—	181,152
Roads and Traffic Authority of New South Wales	6,996,549	584,438	197,560	53,668,413	61,446,960
Royal Botanic Gardens and Domain Trust	157,561	46,189	36,885	37,341	277,976
State Emergency Service	166	—	15,110	—	15,276
State Library of New South Wales	64,682	153,539	2,156,529	—	2,374,750
State Property Authority	315,671	524,476	2,019	—	842,166
State Records Authority	8,000	39,420	6,437	—	53,857
Superannuation Administration Corporation	4,065	5,700	2,659	—	12,424
Sydney Olympic Park Authority	658,346	331,034	55,553	373,785	1,418,718
The Legislature	48,700	80,661	55,310	—	184,671
The Treasury	—	—	14,002	—	14,002
Transport NSW	—	199	623,765	1,479	625,443
Water Administration Ministerial Corporation	12	—	3,527	652,699	656,238
Western Sydney Parklands Trust	464,240	4,613	625	23,024	492,502
WorkCover Authority	12,810	5,113	15,155	—	33,078
Workers’ Compensation (Dust Diseases) Board	—	5,413	1,173	—	6,586

TOTAL GENERAL GOVERNMENT	29,133,838	27,666,921	7,982,804	58,687,743	123,471,306

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			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

Public Trading Enterprises
City West Housing Pty Limited	101,776	149,613	26	—	251,415
Country Energy	53,115	91,748	212,660	5,547,585	5,905,108
Delta Electricity	49,355	33	11,152	2,494,871	2,555,411
EnergyAustralia	267,121	226,365	281,894	7,940,098	8,715,478
Eraring Energy	25,257	8,013	11,701	1,845,710	1,890,681
Forests NSW	1,028,808	21,666	20,902	66,811	1,138,187
Hunter Region Sporting Venues Authority	12,460	69,106	1,702	28,452	111,720
Hunter Water Corporation	148,364	34,700	9,778	2,626,351	2,819,193
Illawarra Venues Authority	17,500	45,327	817	—	63,644
Integral Energy Australia	45,151	322,680	104,879	3,803,023	4,275,733
Landcom	1,136	805	1,350	—	3,291
Macquarie Generation	26,791	2,599	16,636	3,312,897	3,358,923
New South Wales Land and Housing Corporation	17,710,969	12,831,865	15,485	1,376,375	31,934,694
Newcastle Port Corporation	271,391	11,195	19,591	86,098	388,275
Parramatta Stadium Trust (a)	14,600	19,896	9,994	544	45,034
Port Kembla Port Corporation	28,954	139,562	3,676	191,965	364,157
Public Transport Ticketing Corporation	—	—	259	—	259
Rail Corporation New South Wales	3,688,803	3,628,633	2,698,745	9,369,092	19,385,273
Rail Infrastructure Corporation	232,639	18,090	639	1,932,515	2,183,883
Residual Business Management Corporation	—	—	15	—	15
State Transit Authority	124,691	103,904	181,251	70,135	479,981
State Water Corporation	109,672	2,388	13,820	429,697	555,577
Sydney Catchment Authority	60,422	21,913	11,123	1,239,120	1,332,578
Sydney Cricket and Sports Ground Trust(a)	35,700	527,485	4,899	—	568,084
Sydney Ferries	5,737	6,959	56,114	30,403	99,213
Sydney Harbour Foreshore Authority	225,612	710,000	55,028	8,379	999,019
Sydney Metro	—	55,169	671	—	55,840
Sydney Opera House	111,000	1,919,658	73,806	—	2,104,464
Sydney Ports Corporation	571,664	66,480	27,383	756,134	1,421,661
Sydney Water Corporation	975,715	37,946	161,375	12,300,058	13,475,094
Teacher Housing Authority	30,124	115,834	78	—	146,036
TransGrid	350,089	61,584	63,135	4,660,939	5,135,747
Transport Infrastructure Development Corporation	71,079	—	—	260,017	331,096
WSN Environmental Solutions	99,410	141,828	45,327	9,501	296,066
Zoological Parks Board	61,400	260,526	1,788	45,707	369,421
Adjustment less capitalised interest expensed through consolidation(b)	—	—	—	(416,611)	(416,611)

TOTAL PUBLIC TRADING ENTERPRISES	26,556,505	21,653,570	4,117,699	60,015,866	112,343,640

TOTAL GOVERNMENT(c)	55,690,343	49,320,491	12,100,503	118,703,609	235,814,946

Notes:	Table 1.5 includes only the value of agencies’ land and buildings, plant and equipment, and infrastructure systems. It includes collection assets but does not include the minor value of other physical assets such as inventories and software. Due to public sector reporting policy, the above dissection may differ slightly to the classification in some agencies’ audited financial reports. The totals will remain consistent with agencies’ audited figures.

(a)	The figures for the Parramatta Stadium Trust are as at 31 December 2009 and those for the Sydney Cricket and Sports Ground Trust are as at 28 February 2010, in accordance with the financial reporting periods used by these agencies.

(b)	Reflects the value of interest capitalised by the above agencies subsequently expensed in the consolidated sector reports.

(c)	Excludes the public financial enterprise sector.

Infrastructure Statement 2011-12	1 - 17

1.4 Infrastructure Maintenance
Agencies must ensure that their infrastructure continues to support the planned delivery of services and that it is adequately maintained. NSW Treasury guidelines require that direct employee costs on infrastructure maintenance activities are reported as part of an agency’s maintenance expenditure. This is to ensure that reporting of maintenance expenditure is not understated and any shortfalls in maintenance spending are quickly identified. The result is a more comprehensive and consistent reporting of infrastructure maintenance costs.
The maintenance expenditure estimates for the general government and PTE sectors are set out in Table 1.6.
Table 1 .6 Maintenance Expenses

	2010-11		2011-12	2012-13	2013-14	2014-15
	Budget	Est. Actual	Budget	Forward estimates
	$m	$m	$m	$m	$m	$m

General Government Sector	2,057	1,906	1,997	1,991	1 948	1,772
Public Trading Enterprise Sector	2,501	2,513	2,636	2,735	2,719	2,587

Total	4,558	4,418	4,633	4,726	4,667	4,358

Expenditure on asset maintenance in 2010-11 is equivalent to 2.3 per cent of the Government’s estimated total built asset holdings as at 30 June 2011. This percentage is also estimated to be 2.3 per cent for 2011-12. The Government’s asset management policies are described in Chapter 2.

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Chapter 2: Infrastructure Policies and Strategies
2.1 Introduction
The Government is committed under NSW 2021 — A Plan to Make NSW Number One to rebuilding the State’s infrastructure to support economic growth, improve productivity and competiveness and the quality of life for NSW citizens.
The Government has passed legislation to establish Infrastructure NSW to provide strategic policy direction and oversight for infrastructure planning and delivery.
The NSW Government is also working with the Australian Government and Infrastructure Australia to prioritise the building of nationally significant infrastructure in New South Wales.
The Government is committed to improving public sector procurement processes for infrastructure investment. Reforms will streamline and update policies to reflect contemporary policy and practice. Under the auspices of the Council of Australian Governments (COAG), New South Wales is working with other states and territories to harmonise construction contractor procurement.
2.2 Infrastructure NSW
Infrastructure NSW (INSW) has been established as a statutory authority under the Infrastructure NSW Act 2011. Its objective is to provide independent advice on the efficient and effective selection, delivery and management of critical infrastructure across New South Wales.
INSW is headed by an independent Board that comprises an independent Chair (appointed by the Premier), five independent expert members, the Chief Executive Officer of INSW, Directors General of Premier and Cabinet, Trade and Investment, Regional Infrastructure and Services, Planning and Infrastructure and the Secretary of the Treasury. The Board reports to the new Cabinet Infrastructure Committee chaired by the Premier.
INSW’s functions include:
•	developing infrastructure strategies and plans for New South Wales
•	reviewing and evaluating proposed major infrastructure projects
•	advising on the priority of infrastructure projects and, where appropriate, advising on alternative solutions to meet infrastructure priorities
•	overseeing and monitoring the implementation of key projects and, where required, having the capacity to ‘step in’ and deliver projects

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•	undertaking ex-post reviews of completed projects
•	advising the Government on economic and regulatory impediments to infrastructure and funding approaches
•	coordinating infrastructure funding submissions to the Australian Government.
Restart NSW
To finance major infrastructure projects which will improve economic growth and productivity in New South Wales, the Government is establishing the Restart NSW Fund. The Restart NSW Fund will finance projects that will provide better public transport, roads, infrastructure for improved economic competitiveness, local infrastructure in regional areas, and hospitals and workplaces for front-line service staff. Projects to be funded by the Restart NSW Fund will be recommended by INSW and assessed in the Budget process. Thirty per cent of funding is to be reserved for non-metropolitan areas, including mining-affected communities.
Restart NSW projects will be funded through the Budget, including any such money certified as windfall tax revenue in excess of Budget forecasts when in surplus. Additionally, funding includes the retail issue of Waratah bonds to the people of New South Wales.
2.3 Infrastructure Planning
The population of New South Wales is expected to increase from 7.2 million in 2010 to 10.6 million in 20513. This will drive demand for new infrastructure and the need to maintain existing assets up to standard.
The Government is committed to meeting the growing service delivery needs of the community including through provision of essential new infrastructure, maintaining and promoting better use of existing assets and ensuring regulatory settings are conducive to private investment in infrastructure.
Infrastructure NSW will lead infrastructure planning and will be responsible for preparing strategies that thematically set out the long-term infrastructure priorities across New South Wales. Short to medium-term plans will also be developed which will contain projects that best meet these priorities:
•	The 20 year State Infrastructure Strategy will set out the long-term, integrated infrastructure requirements of the State. It will be reviewed every 5 years in line with the Census cycle and will also be aligned with the reviews of NSW 2021: A Plan to Make NSW Number One and the 25 year Metropolitan Plans and Regional Plans (particularly in relation to approved land use and planning strategies).

[3]	2011-12 Budget Paper No. 6, NSW Long-Term Fiscal Pressures Report

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•	The 10 year Infrastructure Plan will be based on the 20 year State Infrastructure Strategy, agency Total Asset Management (TAM) Plans which set out 10 year investment priorities, and Public Trading Enterprise Statements of Business or Corporate Intent. The 10 year Infrastructure Plan will be aligned with the State’s overall fiscal envelope and resourcing constraints and be consistent with agreed COAG city planning criteria. It will be reviewed every year as part of the annual TAM process and published every two years.
•	The 5 year Infrastructure Plans will identify immediate priority infrastructure projects, their rationale for selection, timing, estimated cost and recommended funding and delivery model. This pipeline of projects will promote greater certainty for businesses and communities. The 5 year infrastructure plans will be reviewed on an annual basis.
•	Infrastructure Strategy Statements will be prepared for key infrastructure sectors nominated by the Premier or Cabinet Infrastructure Committee, such as ports, freight, metropolitan transport and water.
The preparation of the 20 year State Infrastructure Strategy will be underpinned by an audit and capability assessment of existing infrastructure assets, consideration of demand management solutions which better utilise existing assets, sectoral strategy reviews and liaison with Treasury in relation to Budget funding.
Metropolitan Plan and Regional Strategies
The Government will develop long-term plans for Sydney, its sub-regions and other regions of New South Wales to support sustainable growth in housing and employment. These plans will influence Government infrastructure decisions and priorities, including the 20 year State Infrastructure Strategy.
The Metropolitan Plan for Sydney 2036 provides a long-term plan for sustainable growth in the Sydney region. The Plan was completed in 2010-11 and integrates land use planning with the 2010 Metropolitan Transport Plan.
A number of regional strategies are in place for other areas of New South Wales that identify residential, commercial and industrial land capacity to accommodate projected population growth. In 2011-12, there is a focus on new Strategic Regional Land Use Plans for the Upper Hunter and New England North West. These plans will identify ways that regional areas can manage growth, protect the environment and respond to competing land uses.

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Local Infrastructure Backlog Policy
The Government is providing funding of $70 million over five years to 2015-16 (including $3.5 million in 2011-12) to implement its Local Government Infrastructure Backlog Policy which includes:
•	an audit of each council’s local infrastructure backlog to provide better information on council investment needs being undertaken by the Division of Local Government
•	a Local Infrastructure Renewal Scheme to provide interest subsidies to councils for debt raised to help meet infrastructure backlogs
•	the benchmarking of council finances including gearing levels and investment strategies.
Eligibility requirements for the Local Infrastructure Renewal Scheme will be designed to provide an incentive for councils to make greater use of debt funding, while retaining the flexibility to choose a mix of funding options (e.g. general or special rates, Australian Government funding and private contributions) tailored to their individual preferences, infrastructure priorities and financing capacity.
The Scheme will be implemented in a way that does not transfer financial risks to the State and preserves the financial autonomy of councils under the Local Government Act 1993. The Scheme will support council borrowings of up to $1 billion to help councils address the audited infrastructure backlog. Any borrowings will be used to fund new works, upgrades, or rejuvenation of infrastructure that meets a core purpose of local government and is intended for community use.
A first round of applications for the Scheme will commence in 2011-12. Applications will be evaluated by an Assessment Panel with an independent chair, to help ensure that the process is fair and transparent. Future application rounds will be timed to interface with the staged implementation of the Integrated Planning and Reporting (IP&R) Framework for councils.
After the first round, the Government will review the program as part of the annual Budget, and may make adjustments to funding and scheme design in subsequent rounds depending on performance, take-up, project size, subsidy required and other outcomes of the first round.
Hunter Infrastructure and Investment Fund
The Government has committed $350 million over four years commencing 2011-12 to establish and resource the Hunter Infrastructure and Investment Fund (HIIF).
The fund will provide additional resources, on top of existing commitments, to upgrade infrastructure in the Hunter region.

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Funding from the Government includes:
•	$13 million in 2011-12 (a total of $63 million over four years) for grants to Local Government in the Hunter region for road improvements. These road infrastructure projects include Nelson Bay Road Widening, New England Highway Upgrade and Hunter Wine Region Roads Upgrades.

•	$4 million in 2011-12 (a total of $33 million over four years) for various health infrastructure projects. These projects include upgrade of equipment at the Wansey Dialysis Centre, hospital bed upgrades at Kurri Kurri and Cessnock Hospitals, expansion of the Maitland Hospital Mental Health Unit Services and funding for land adjacent to the Calvary Mater Hospital for a Cancer Research and Treatment Facility.

The Board of the HIIF will review and advise the Government on the allocation of funds. Total funding across the four years is as follows.
Table 2.1: HIIF Four Year Funding

	2011-12	2012-13	2013-14	2014-15	2011-15
	Budget	Forward estimates			Total
	$m	$m	$m	$m	$m

Hunter Infrastructure and Investment Fund	26.5	85.0	134.0	104.5	350.0
Agency planning and asset management
The Government aims to ensure its existing State infrastructure and assets continue to meet long-term service delivery priorities. Sound asset management requires an appropriate balance between the acquisition of new assets and the efficient utilisation of existing assets, including disposal of those assets no longer required. It also requires that asset management strategies and activities are integrated with resource allocation decisions.
The continuing development and application of NSW Treasury’s Total Asset Management (TAM) policy is designed to achieve these objectives. Agency asset management plans are founded on a comprehensive approach to service planning and asset procurement in which a range of strategies other than infrastructure spending are considered. Such strategies include regulatory settings that promote new private sector infrastructure investment and demand management techniques to moderate peak demand on infrastructure.
TAM Strategies and 10-year capital expenditure data outline how an agency’s proposed capital expenditure is prioritised and integrated to support its service delivery strategy. Agency TAM submissions are linked to their annual budget proposals, with capital business cases also required as part of the budget process.

Infrastructure Statement 2011-12	2 - 5

Existing processes and requirements under TAM policy provide a strong foundation for effective capital and asset management. Over 2011-12, the Government will continue to develop TAM policy to ensure a more consistent and higher profile application of its principles and closer integration with the Budget process to deliver improved investment outcomes for the community. TAM Asset Strategies and 10 year capital expenditure data will also play a significant role in the development of the Government’s 20 year State Infrastructure Strategy and 10 year Infrastructure Plans, and support other information needs of Infrastructure NSW.
2.4 Infrastructure Procurement
Procurement Policy
The NSW Government Procurement Policy outlines the obligations on agencies in their procurement activities both in achieving value for money and in ensuring procurements are consistent with the Government’s broader policy requirements covering economic, environmental and social objectives.
The Policy emphasises agency accountability for outcomes, greater upfront planning and strong linkage with the Budget process prior to allocating capital funding. It is an overarching framework for all Government procurement and applies to all Government departments, statutory authorities, trusts and other Government entities.
Responsibility for procurement policy was recently transferred to the Department of Finance and Services as part of the Government’s restructuring of the public service.
Over 2011-12, the Department of Finance and Services will revise the policy to include key updates such as free trade agreement procurement requirements, disclosure of contract information, sustainability, training management and tendering, and the role of the State Contracts Control Board. The NSW Government Code of Practice for Procurement is also being updated. This includes rationalising three implementation guidelines into a single document.
The Government procurement website provides agencies with a single source of up—to-date procurement information. The procurement policy framework has been modified to provide simpler, more targeted advice for agencies and industry. Guidance material has also been developed to assist in the practical implementation of procurement policy.

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Alliance contracting policy and guidance
The National Alliance Contracting Policy and Guidelines, developed by the Council of Australian Government’s Infrastructure Working Group, was released in August 2011. The policy framework provides a consistent national standard and is underpinned by three main principles.
•	Governments should ensure good public accountability and transparency, and protect the public interest.
•	Each project should achieve value for money in line with business case commitments.
•	An efficient and effective market engagement should be undertaken for each project.
The guidelines have been prepared to:
•	provide the minimum conditions in order to comply with the policy principles
•	provide guidance for the planning and delivery of alliance projects to enhance value for money outcomes
•	improve the quality, consistency and commercial outcomes of alliance projects.
The NSW jurisdictional requirements are currently being developed.
Harmonisation
NSW procurement requirements are being harmonised with other jurisdictions where appropriate. Harmonisation across jurisdictions is a national economic reform that has the potential to deliver benefits to both industry and the public sector. Recent achievements include the harmonisation of the NSW contractor pre-qualification scheme for construction through COAG which commenced on 1 January 2011. The pre-qualification scheme applies to all non-residential building contracts of $50 million or above.
Gateway Reviews
Gateway is a system of structured reviews that examine projects at critical points (Gates) in the procurement process.
A small team of experienced independent procurement practitioners conduct the reviews assessing projects against seven criteria: service delivery, affordability — value for money, sustainability, governance, risk management, stakeholder management and change management.
Reviews produce independent advice about the robustness of the project, and where appropriate, identify weaknesses that should be addressed before proceeding to the next stage.

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Since 2004, 350 reviews have been undertaken of projects valued at nearly $40 billion. Construction and Information and Communications Technology projects have contributed to 85 per cent of the total reviews undertaken for 61 per cent of the total project value. The Government will continue to strengthen Gateway’s coverage across all significant capital projects that meet the Gateway review criteria.
Public Private Partnerships
Public Private Partnerships (PPPs) are one of the options the Government uses to procure infrastructure. PPPs are used to deliver improved services and better value for money, primarily through appropriate risk transfer, encouraging innovation, greater asset utilisation and integrated whole-of-life asset management.
The procurement of infrastructure and non-core services complies with Infrastructure Australia’s National PPP Policy and Guidelines (2008). The National Policy and Guidelines includes jurisdictional planning, legislative and approval requirements specific to New South Wales and other states and territories. It also refers to New South Wales’ well established Working with Government Guidelines for Privately Financed Projects. NSW Treasury is continuing to work with Infrastructure Australia in relation to PPPs through the COAG Infrastructure Working Group.
PPP projects cover economic infrastructure (such as toll roads) and social infrastructure (such as hospitals and schools). For social infrastructure PPPs, the private sector capital raised to finance the project is fully recognised as a liability within the Budget post-construction, and is ultimately funded through availability payments from agency budgets. Economic infrastructure PPPs have no impact on the Budget as the private sector sources their revenue through public user charges (such as tolls).
NSW PPPs currently in the construction phase include:
•	the M2 Motorway Widening Upgrade (awarded in October 2010 and now under construction)
•	the Royal North Shore Hospital Redevelopment — Stage 2 (awarded November 2008 and due for completion in 2013-14)
•	Rail Corporation Electric Passenger rollingstock (awarded December 2006 — the first train was delivered in June 2011)
•	Bonnyrigg Living Communities Project (awarded April 2007, it has so far delivered 77 social housing dwellings, 127 private dwellings, a new park, sporting facilities and local roads).
The Government has committed to seeking expressions of interest from the market for the Sydney International Convention and Entertainment Centre (SICEC). The SICEC will be a new international multifunctional convention, entertainment and exhibition facility which will increase the capacity of Sydney’s existing convention, entertainment and exhibition facilities to accommodate increased demand.

2 - 8	Infrastructure Statement 2011-12

Chapter 3: Infrastructure and Service Delivery
3.1 Introduction
This chapter explains how the Government’s $15.3 billion total state sector infrastructure investment in 2011-12 translates into new and improved services for the people of New South Wales by sectoral policy areas.
The policy areas are based on the Australian Bureau of Statistics system of Government Finance Statistics (GFS). This system is designed to provide statistical information on public sector entities classified in a uniform and systematic way.
The GFS based policy framework allows comparisons between Australian states and territories. It also facilitates time series comparisons as the framework is not significantly affected by agency restructures.
GFS policy areas do not always align with individual agency infrastructure expenditure as an agency can provide a range of services that are classified into more than one GFS policy area.
Each policy area includes a high level description of its service delivery objectives and contribution to the achievement of the NSW 2021 Plan and other Government priorities. The major components or agencies contributing to the composition of a policy area are identified.
Overall demand drivers for each policy area are explained. Also included, where relevant, are unique or unusual factors that have influenced the 2011-12 infrastructure investment in a particular policy area.
Each policy area includes details of major infrastructure investment projects being undertaken during the 2011-12 Budget as well as those completed in 2010-11. Details of the service delivery benefits of individual projects are also provided.
3.2 Transport
Infrastructure investment in the transport policy area in 2011-12 is estimated at $6.3 billion, which is $551 million or 9.5 per cent above the 2010-11 Budget. This reflects additional spending on rail (South West Rail Link and commencing the new North West Rail Link) and Sydney ports projects (Intermodal Logistic Centre at Enfield and Passenger Cruise Terminal at White Bay) and on road projects.

Infrastructure Statement 2011-12	3 - 1

The transport policy area is the State’s single largest policy area — accounting for 41.3 per cent of total state infrastructure investment in 2011-12. The policy area includes management and delivery of road infrastructure, the provision of public transport services and the three major ports in state ownership — Port Botany, Newcastle and Port Kembla.
A new integrated transport authority, Transport for NSW, is being established to coordinate service delivery across all modes of transport. The new authority’s work will focus on:
•	encouraging greater use of public transport
•	providing better, customer-oriented services
•	consolidating planning for roads, rail, buses, ferries, taxis and waterways
•	developing policies and regulations pertaining to transport across the State
•	integrating freight strategies and programs to meet the needs of the State’s economy, particularly in regional areas.
These arrangements will improve the delivery of public transport services and associated major infrastructure projects.
The NSW 2021 Plan includes the following transport goals.
•	Reduce travel times.
•	Grow patronage on public transport by making it a more attractive choice.
•	Improve customer experience with public transport services.
•	Improve road safety.
New South Wales has a large and complex transport system. One of the key challenges is to integrate the different modes of transport to create better connectivity that incorporates safe, reliable and efficient transport services that meet customer needs and expectations. Integrating transport and land use planning is also designed to:
•	improve access to housing, jobs and services by public transport, cycling and walking to reduce dependence on motor vehicles
•	support the efficient and viable operation of public transport services
•	provide for the efficient movement of freight.

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Rail Services
Infrastructure investment by rail agencies — Rail Corporation New South Wales (RailCorp), the Transport Construction Authority (TCA) and Country Rail Infrastructure Authority (CRIA) — is expected to total $2.2 billion in 2011-12, with a further $222 million for land acquisition for the North West sector. The drivers for this investment include:
•	addressing a long-term projection for demand growth linked to growth in the size of Sydney and its level of economic activity — Sydney’s population is anticipated to grow to 5 million by 2020
•	improving and maintaining the reliability of the CityRail passenger network — peak on-time running has increased from 63.1 per cent in 2004-05 to 95.2 per cent in 2010-11
•	increasing the proportion of total journeys to work by public transport in accordance with NSW 2021 Plan targets
•	replacing and upgrading life expired assets.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description
South West Rail Link	$292 million	An 11.4 kilometre twin track extension from Glenfield to Leppington, including two new stations at Edmondson Park and Leppington, upgrade of Glenfield station and new car parking and a train stabling facility to provide new and reliable services for the south west sector of Sydney

Rail Clearways Program	$198 million	Continuation of the Kingsgrove to Revesby quadruplication, Richmond line duplication and a new platform at Macarthur station to improve the capacity and reliability of the CityRail network

Outer Suburban Rail Carriages	$130 million	Progressing delivery of 99 new carriages for the outer suburban rail network to provide more reliable rollingstock and capacity to meet future timetable requirements

Waratah Rail Carriages Enabling Works	$106 million	Various works to support the introduction of new Waratah rail carriages including a purpose built training facility, train stabling and interface works to facilitate the running of Waratah rail cars in service

North West Rail Link	$314 million	Planning and development work for the new rail link to the North West sector including $222 million for land acquisition

Infrastructure Statement 2011-12	3 - 3

Major investments	2011-12 Allocation	Description
Power Supply	$81 million	Increase the capacity and reliability of the electrical system across the CityRail network

Commuter Car Parks and Interchanges	$76 million	Delivery of car parks and interchanges to improve facilities at locations across the CityRail network

Country Regional Rail Network	$66 million	Steel resleepering and bridge renewals to improve the safety, reliability and efficiency of the country regional rail network

Automatic Train Protection	$60 million	New on-board safety system in trains to reduce the number of defined safety incidents

Wynyard Walk	$51 million	New pedestrian access to the Barangaroo area from Wynyard station to facilitate access to Barangaroo

Digital Train Radio	$50 million	Update train radio communications to digital technology to improve network communications
Major projects completed in 2010-11 (with estimated total cost) include:
•	Homebush and Lidcombe turnbacks ($103 million), with final commissioning in March 2011
•	Easy Access upgrades at Burwood ($16 million), Martin Place ($7.3 million) and St James ($6.5 million) stations
•	refurbishment of the XPT trains ($28 million).
Bus Services
All regular passenger bus services in New South Wales are now exclusively delivered through contracts with the Department of Transport. This has enabled the Government, particularly in the metropolitan and outer metropolitan areas, to introduce comprehensive new service plans and to manage a systematic replacement and growth of the bus fleet.
The key drivers for bus purchases include:
•	replacing life expired buses
•	increasing capacity on key commuter corridors that have experienced strong growth
•	the development of new Metrobus services.
Since the commencement of the new contract framework in 2004-05, around 2,000 new buses have been delivered to metropolitan and outer metropolitan operators. This includes around 650 buses to meet increased passenger numbers. The total metropolitan and outer metropolitan fleet is now around 4,700 buses.

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The acquisition costs associated with the bus fleet are funded through bus contracts with the Department of Transport and form part of the Department’s capital program.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description
Private Operators	$46 million	104 replacement buses to replace ageing buses and maintain service level to customers

Bus Depots	$45 million	New western Sydney depot to accommodate increased fleet size and improve efficiency of bus operations

State Transit Authority	$44 million	93 replacement buses to replace ageing buses and maintain service level to customers

New Services	$29 million	64 buses to provide new services by private operators and State Transit Authority to provide additional services to customers
Major projects completed in 2010-11 (with estimated total cost) include 565 buses for the State Transit Authority and private operators ($305 million).
Ferry services
The Government announced on 11 May 2011 that it would commence a franchising process for Sydney Ferries as part of the Fixing Sydney Ferries program. This also includes restoring and expanding services and upgrading wharves. A network review is due for completion in 2011 which will provide guidance for any changes to services from 2013. Service plans ensure that ferry timetables are coordinated with Sydney’s bus network.
In 2011-12, $20 million is budgeted for capital improvements on Sydney Ferries fleet and infrastructure. This comprises $12 million for vessel major periodic maintenance, $2.7 million to commence the upgrade of passenger hydraulic ramps at Circular Quay and Manly and $2.8 million for the completion of the ferry operations and customer information system (FOCIS).

Infrastructure Statement 2011-12	3 - 5

Ports
The ports sector comprises Sydney, Port Kembla and Newcastle Port Corporations. Investment in infrastructure in the ports sector will be $389 million in 2011-12.
Sydney Ports Corporation manages Port Botany and various port facilities in Sydney Harbour, which in total handle more than $50 billion in international and domestic trade each year. Port Botany is the second largest container port in Australia by volume, while Sydney Harbour handles passenger cruise vessels and various bulk trades such as cement and sugar.

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Port Kembla Port Corporation manages the Port Kembla port which serves the needs of regional industries including trade in coal, steel, iron ore and grain. It also handles the importation of motor vehicles into New South Wales.
Newcastle Port Corporation manages the Port of Newcastle. It is one of the largest coal export ports in the world and also handles trade in grain, fertilisers, ore concentrates, aluminium and steel.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description
Intermodal Logistic Centre	$109 million	Construction of an Intermodal Centre at Enfield to increase the share of container traffic transported by rail into and out of Port Botany

Port Botany Expansion	$74 million	Expansion of Port Botany, including construction of a third terminal and associated road and rail works to meet forecast growth in container trade

Passenger Cruise Terminal at White Bay 5	$54 million	Construction of a new passenger cruise terminal at White Bay in Sydney Harbour to replace the existing East Darling Harbour terminal, which will be removed to enable development of the Barangaroo precinct

Second Bulk Liquids Berth	$53 million	Construction of a second bulk liquids berth at Port Botany to meet forecast growth in trade
Roads
Investment in roads infrastructure is budgeted at nearly $3.2 billion in 2011-12.
The roads infrastructure program is strongly focussed on meeting the demands of a growing metropolitan area, reinforcing the capacity of the core established network, and the need for increased capacity on major highways.

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Major investments in 2011-12 are as follows:

Major investments	2011-12 Allocation	Description
Pacific Highway	$1 billion	Various upgrades to increase length of dual carriageway, part of the current joint funded program with the Australian Government to improve travel times, road safety freight efficiency and traffic conditions on the Pacific Highway

Hunter	$627 million	Hunter Expressway (F3 to Branxton) in conjunction with the Australian Government and various other upgrades in the Hunter to cut travel times between Newcastle and the Hunter and relieve congestion and reduce traffic on the New England Highway, east of Branxton and various other upgrades in the Hunter

Hume Highway	$250 million	Continued work on the Holbrook, Tarcutta and Woomargama bypasses to improve safety and convenience for motorists and local residents by removing cars and heavy vehicles from local streets and to improve the efficiency of freight movements along the Hume Highway

Sydney Region	$208 million	M2, M5 and F5 motorway upgrades to increase capacity and improve travel times and safety for local and long-distance traffic, along with ANZAC Bridge structural improvements, bus priority lanes on strategic corridors and the Erskine Park Link Road

Great Western Highway	$142 million	Various upgrades to increase length of dual carriageway to improve travel times as well as providing a safer road environment for all motorists, pedestrians and cyclists

Princes Highway	$82 million	Gerringong upgrade, South Nowra duplication, Victoria Creek realignment and the Bega bypass to improve road safety, reduce travel times and vehicle operating costs and to improve noise and air quality

3 - 8	Infrastructure Statement 2011-12

Major investments	2011-12 Allocation	Description
Central Coast	$61 million	Continued widening of the Central Coast Highway between Erina and Wamberal to provide a major improvement in traffic capacity, improved road safety and better facilities for bus passengers, cyclists and pedestrians

Infrastructure Statement 2011-12	3 - 9

Major projects completed in 2010-11 (with total estimated cost) include:
•	Pacific Highway, Moorland to Herons Creek dual carriageway ($378 million, joint funded)

•	Pacific Highway, Ballina Bypass Stage 1 (part of the overall project valued at $640 million, joint funded)

•	Main Road 92 upgrade between Nowra and Nerriga ($99 million, joint funded)

•	F5 Freeway widening to eight lanes between Brooks Road, Ingleburn and the Campbelltown ramps (part of an overall project valued at $116 million, joint funded)

•	Hunter River third crossing at Maitland ($59 million)

•	Cowpasture Road widening to four lanes between the M7 Motorway and North Liverpool Road ($53 million), which completed the Cowpasture Road upgrade program.
3.3 Electricity
Infrastructure investment in the electricity sector in 2011-12 is estimated at $4 billion, which is $86 million or 2.2 per cent above the 2010-11 Budget. The increase is primarily driven by increased investment in electricity distribution networks to accommodate continued growth in demand, particularly peak demand, and to renew existing assets. The electricity sector represents 26.1 per cent of total state infrastructure investment in 2011-12.
Power generation is the first stage of delivering a reliable electricity supply to NSW households, industry and businesses. The drivers for investment in generation are the growing demand for electricity, the need to replace or refurbish power station plant and the need to reduce the environmental footprint of generation. The Government has initiated a review to ensure all planned spending is justified.
Electricity transmission provides the high voltage network to convey electricity from the power stations to the lower voltage distribution networks throughout New South Wales.
Distribution to end-use customers through the ‘poles and wires’ is the final stage of the electricity supply chain. The distribution system also progressively reduces the voltage of electricity from the high voltage transmission network to voltages suitable for use in households and businesses.
The main drivers for investment in electricity transmission and distribution are:
•	growth in customer numbers (requiring new infrastructure in population growth areas, particularly in north west and south west Sydney and the north coast of New South Wales)
•	increasing summer peak demand
•	augmentation of existing assets to increase their capacity to accommodate growth
•	replacement or refurbishment of ageing assets at the end of their economic life.

3 - 10	Infrastructure Statement 2011-12

As part of its Energy Reform Strategy, the previous Government sold the electricity retailing businesses of Energy Australia, Integral Energy and Country Energy, some new development sites and contracts for the output of some of the state owned generation businesses (commonly referred to as the gentrader model) in December 2010. Further information is provided in Budget Paper 2.
A range of electricity assets remain in state ownership, including the transmission assets managed by TransGrid, and the distribution assets managed by the rebranded Ausgrid, Essential Energy and Endeavour Energy. Generation assets belonging to Eraring Energy and Delta Electricity (West) remain in state ownership, but the energy output has been contracted to retailers under the gentrader model. The assets and rights to output of Macquarie Generation and Delta Electricity (Coast) remain in state ownership.
The NSW Government has established a Special Commission of Inquiry into the former Government’s electricity transactions. This is to include options for future action that could be undertaken to further public interest in a competitive NSW electricity sector.
Generation
The three generation businesses Delta Electricity, Macquarie Generation and Eraring Energy generate most of the electricity consumed in New South Wales. The balance is provided by Snowy Hydro or privately owned generators, or is imported from interstate through transmission interconnectors.
In December 2010 Eraring Energy entered into a Generation Trading (gentrader) Agreement for the existing generating capacity of its Eraring and Shoalhaven power stations with Origin Energy. Delta Electricity entered into a gentrader agreement for its Mount Piper and Wallerawang power stations with TRUenergy. Under these agreements, Origin and TRUenergy are responsible for most capital expenditure at the gentrader power stations. Further information is provided in Budget Paper 2.
In 2011-12 the three generation businesses will invest $88 million to maintain the operating capacity of existing assets and expand the capacity of existing power stations in order to maintain reliability and meet increasing demand for electricity across New South Wales.

Infrastructure Statement 2011-12	3 - 11

Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description
Delta Electricity Infrastructure Investment at Power Stations not Related to the Generation Trading Agreements	$40 million	Investments include a program of works at Vales Point power station on the Central Coast aimed at optimising the efficiency and reliability of existing operations. The most significant project in this program is an upgrade of turbine blades.

Macquarie Generation Infrastructure Investment	$40 million	Infrastructure investment includes ash hopper replacement work at Liddell power station aimed at improving plant performance and eliminating a safety risk, expansion of Liddell’s thermal solar plant which pre-heats water for electricity generation, and continuation of the upgrade of the secondary air heater baskets at Liddell to improve plant performance.

Eraring Energy Infrastructure Investment at Power Stations not Related to the Generation Trading Agreements	$8 million	Major investments include a program of works to maintain the reliability of existing operations.
Transmission
TransGrid is the owner, operator and manager of one of the largest high voltage transmission networks in Australia, connecting generators, distributors and major end users in New South Wales. TransGrid’s network also links to the transmission networks in Queensland and Victoria, giving New South Wales the capability to export electricity to, or import electricity from, those states. TransGrid has a network comprising almost 12,500 kilometres of high voltage transmission line and underground cables as well as 91 substations and switching stations.

3 - 12	Infrastructure Statement 2011-12

Investment in infrastructure by TransGrid in 2011-12 is estimated at $523 million and includes:

Major investments	2011-12 Allocation	Description
Western Sydney Supply Project	$93 million	New substations, underground 330kV cables and 330kV transmission line augmentation to increase the capacity of the transmission network in the metropolitan area to accommodate the growing electricity needs of Western Sydney

Substations	$55 million	132kV substations at Wallerawang and Orange North

Transmission Lines	$53 million	132kV transmission lines including between Manildra-Parkes, Glen Innes-Inverell, Kempsey-Port Macquarie and Tomago-Stroud

Technology Improvements	$52 million	Technology including Sydney West control room replacement, secondary system replacements and upgrades to the communications and optical fibre network

330kV Substation Redevelopment	$43 million	Beaconsfield West 330kV substation redevelopment to secure the power supply of Sydney’s inner metropolitan area

Switchyard Refurbishment	$30 million	Switchyard refurbishment at Murray and Upper Tumut and transformer replacements at Munyang
Distribution
Ausgrid’s electricity network services Sydney’s CBD, eastern suburbs, northern suburbs, southern suburbs and inner western suburbs. The network also services the Central Coast, Newcastle, the Hunter Valley and areas in the northern hinterland from Newcastle.
Investment in infrastructure by Ausgrid in 2011-12 is estimated at $1.8 billion and includes:

Major investments	2011-12 Allocation	Description
Transmission and Zone Substations	$358 million	Substations to provide capacity, meet licence conditions, replace aged assets and meet forecast load growth in the medium to long term including new substations at Belmore Park, Hurstville North, Engadine, Empire Bay, Broadmeadow and Charlestown, and replacement and upgrade of North Sydney zone substation and Canterbury sub-transmission substation

Infrastructure Statement 2011-12	3 - 13

Major investments	2011-12 Allocation	Description
Cables	$280 million	New and replacement 132kV, 66kV and 33kV cables to maintain network reliability performance, including feeder cables between Peakhurst-Bunnerong, Peakhurst-Beaconsfield West and Mason Park-Rozelle

Distribution Centre Renewals	$177 million	Essential renewal of distribution centres and replacement of distribution mains and services that have reached the end of their useful life across Ausgrid’s network

11kV Network	$105 million	Development of the Ausgrid 11kV network

Substation Augmentation	$90 million	Augmentation of distribution substations and the low voltage distribution network across Ausgrid’s network to accommodate growth in the demand for electricity

Substation Equipment	$75 million	Replacement of substation equipment including 132kV and 33kV circuit breakers, 11kV switchgear, replacement and refurbishment of transmission towers and poles, protection equipment and other systems

New Cable Tunnel	Over $30 million	Preliminary work for a new cable tunnel in the Sydney CBD
Essential Energy operates Australia’s largest distribution network covering approximately 95 per cent of New South Wales. It supplies electricity to regional centres, rural customers and remote communities. Essential Energy’s network extends over diverse geography from the coast to the outback and encompasses a wide range of climatic conditions.
Investment by Essential Energy in 2011-12 is estimated at $917 million and includes:

Major investments	2011-12 Allocation	Description
Substations	$60 million	New substations at Halliday’s Point, Tea Gardens, Uranquinty, Gundagai, Morven, Suffolk Park and Inverell

Subtransmission Lines	$53 million	Subtransmission lines including under grounding 2.4 km of 132kV line at Ewingsdale and re-insulating lines between Mullumbimby-Ballina, Yarrandale-Gilgandra and Beryl-Dunedoo

3 - 14	Infrastructure Statement 2011-12

Major investments	2011-12 Allocation	Description
Transmission Lines	$40 million	Transmission lines including a second line between Dubbo-Yarrandale, Deniliquin-Moama, and a new line from Forbes to West Jemalong

Substation Support Assets	$16 million	Install reactive support assets within 21 zone substation sites
Endeavour Energy’s distribution network services the outer western suburbs of Sydney, the Illawarra, the Blue Mountains, and the Southern Highlands. The growth centres in north west and south west Sydney are located in Endeavour Energy’s network.
Investment in infrastructure by Endeavour Energy in 2011-12 is estimated at $674 million and includes:

Major investments	2011-12 Allocation	Description
Zone Substation	$278 million	Works undertaken at Parramatta, Casula, Camden, Schofields, Wilton Park, Granville, Doonside, Cheriton Avenue, Canley Vale and Chipping Norton

Capital Refurbishment	$134 million	Refurbishment of the distribution network to maintain reliability as network demand grows

Transmission Substations	$79 million	New transmission substations being established at Liverpool, West Tomerong and Guildford

High Voltage Distribution Network	$34 million	Augmentation and development of the high voltage distribution network
3.4 Education and Training
Infrastructure investment in the education and training policy area in 2011-12 is estimated at $740 million. This includes $221 million in school education services infrastructure for the Australian Government’s Building the Education Revolution Primary Schools for the 21st Century program. The education and training policy area represents 4.8 per cent of the total state investment in infrastructure.
Investment falls in 2011-12 by $1 billion with the near completion of large infrastructure investment under the Nation Building — Economic Stimulus Plan — Building the Education Revolution program announced in February 2009.

Infrastructure Statement 2011-12	3 - 15

Education and training infrastructure investment provides the best possible environment in public schools and Technical and Further Education (TAFE) facilities to enable student learning, provide support for teachers and deliver the workforce skills required by employers. These investments contribute to the delivery of NSW 2021 Plan goals.
•	Improve education and learning outcomes for all students.
•	Strengthen the NSW skill base.
An important factor that drives investment in school infrastructure is the ongoing growth of Sydney and NSW regional areas, the movement of families within residential areas and the changing total number of students. Looking forward, student numbers are forecast to increase gradually in the medium to longer term. New schools will need to be provided, while existing schools may need to expand in some areas.
School investment is also driven by the Government’s commitment that education is accessible to all students, with facilities suitable for educating and supporting students with a range of special needs and geographic, economic, social or cultural disadvantage.
A commitment to expand new technologies into school classrooms and into TAFE institutes also drives infrastructure investment.
This policy area includes school education services at more than 2,200 government schools and TAFE education services at 130 campuses across the State. These facilities require ongoing spending on maintenance and building upgrades.
School Education Services
Investment in school education services infrastructure by the Department of Education and Communities in 2011-12 is estimated at $640 million. This is $1.3 billion or 67 per cent below the 2010-11 Budget, which included $1 billion due to the Nation Building - Economic Stimulus Plan funding.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description
Seven Major New Building Projects in Schools	$6 million	Upgrades and additions at four school locations to maintain suitable school facilities, a new school for special purposes at Bass Hill and a new school at Oran Park to meet growth in student need

3 - 16	Infrastructure Statement 2011-12

Major investments	2011-12 Allocation	Description
Continuing 36 Major Building Projects and Three Information Technology Projects	$105 million	Upgrades and additions at 27 schools and other locations to maintain suitable school facilities including new halls and gyms, the completion of the Connected Classrooms program, works at schools for special purposes at Arncliffe, Epping, Hornsby and Newcastle, and upgrade at Casino Public School

Continuing Three Projects for the Learning Management and Business Reform Project	$78 million	Upgrade and replacement of the information management systems for finance, human resources, payroll and student administration

Building the Education Revolution (Primary Schools for the 21st Century)	$221 million	Remaining projects at schools including new classrooms, libraries, halls and canteens for the Nation Building — Economic Stimulus Plan

Trade Training Centres	$49 million	Improving training facilities and increasing the number of courses available for secondary students

School Minor Works	$180 million	Upgrades of student and teacher facilities, disabled access in schools, and new technology and computers across many schools to improve student and teacher amenity
Major projects completed in 2010-11 (with estimated total cost) include:
•	17 school projects including refurbished teaching and learning facilities, new halls and gyms, and trade training facilities, including major upgrades at Coffs Harbour, Chatswood, Tumut and Hazelbrook ($90 million).
TAFE Education Services
Investment in TAFE education services infrastructure by the Department of Education and Communities in 2011-12 is estimated at $98 million, which is $17 million or 15 per cent below the 2010-11 Budget.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description
Nine Major New TAFE Building Projects and One New Information Technology Project	$6 million	Various upgrades and additions at nine TAFE locations, including facilities at Kingscliff, Tamworth and Maitland to support the enhancement of workforce skills of students

Infrastructure Statement 2011-12	3 - 17

Major investments	2011-12 Allocation	Description
Continuing 21 Major TAFE Projects	$62 million	Upgrades and additions at 14 TAFE campuses and other locations, including Ultimo and Wollongong, and a Learning Management and Business Reform project

TAFE Minor Works	$30 million	Upgrades of facilities across many TAFE campuses to improve student and teacher amenity

3 - 18	Infrastructure Statement 2011-12

Major projects completed in 2010-11 (with estimated total cost) include:
•	14 TAFE projects providing upgraded teaching and learning facilities at colleges, including major upgrades at Randwick, Macquarie Fields and Hamilton and upgrades funded by the Australian Government’s Education Investment Fund ($71 million).
3.5 Housing
Infrastructure investment in the Housing policy area in 2011-12 is estimated at $564 million, which is $657 million or 53.8 per cent below the 2010-11 Budget. The reduction is mainly related to the Nation Building Economic — Stimulus Plan — Social Housing program as explained below. The housing policy area represents 3.7 per cent of the total state investment in infrastructure.
This investment is undertaken by agencies including the NSW Land and Housing Corporation, the Aboriginal Housing Office, City West Housing Pty Limited, the Teacher Housing Authority and Landcom.
The Government’s investment in social and affordable housing supports the delivery of the NSW 2021 Plan goals.
•	Better protect the most vulnerable members of our community and break the cycle of disadvantage.
•	Increase opportunities for people with disabilities to gain access to support that meets their individual needs and realises their potential.
Social housing investment is influenced by an increasing number of clients with disabilities or complex health needs, changing demographics including an increased proportion of smaller households, an ageing population and a shift in population to the metropolitan and coastal areas of the State.
Social Housing
Investment in infrastructure by the NSW Land and Housing Corporation in 2011-12 is estimated at $449 million, which is $650 million or 59.1 per cent below the 2010-11 Budget. The near completion of the large infrastructure investment under the Nation Building — Economic Stimulus Plan — Social Housing program in 2010-11 means that investment under this program is more than $600 million lower than the previous year. In 2010-11 a total of 5,412 new social housing dwellings had been delivered under the program. An additional 917 new dwellings remain to be completed in 2011-12, bringing the total social housing dwellings built under this program to 6,329.

Infrastructure Statement 2011-12	3 - 19

The NSW Land and Housing Corporation is the largest provider of social housing in Australia and a major Governm ent asset holder, with a property portfolio of around 131,400 homes and a capital value of $30.9 billion. Further housing assistance is provided through 9,285 leasehold properties.
The priority areas for social housing infrastructure investment by the NSW Land and Housing Corporation include:
•	supplying social housing in line with the Planning for the Future target of growing the community housing sector from 13,000 in 2007-08 to 30,000 properties by 2017-18
•	addressing concentrations of social disadvantage to integrate social housing and clients into the community
•	meeting social housing needs through maintaining the condition of the portfolio as well as responding to changes in demand.
The Aboriginal Housing Office plans and administers policies and programs for Aboriginal-specific social housing. The 2011-12 investment in infrastructure will provide 71 new social housing dwellings available to Aboriginal people through the Office and Aboriginal community housing providers.
City West Housing was established in 1994 to build and manage affordable housing within the City of Sydney. City West Housing will commence two new major projects in 2011-12 at a cost of $76 million for completion in 2014-15.
The Teacher Housing Authority provides for the construction, acquisition and upgrading of housing in remote areas of the State where private rental markets do not adequately meet teacher accommodation needs.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Social Housing New Supply Program*	$222 million	Commencement of 529 and completion of 1,072 social housing dwellings by the NSW Land and Housing Corporation

Upgrading of Existing Public and Community Housing	$195 million	A combination of planned work and improvements to maintain the portfolio to a predetermined standard including modifications to dwellings to satisfy tenant accommodation requirements

Nation Building -Economic Stimulus Plan -Stage 2	$48 million	Completion of 917 new dwellings bringing the total number of properties delivered under the Stimulus Plan program to 6,329 dwellings*

*	Funded by GST refund associated with the vesting of properties to community housing provides under the Stimulus Plan program.

3 - 20	Infrastructure Statement 2011-12

Major investments	2011-12 Allocation	Description

Riverwood North Urban Renewal Project*	$25 million	Demolition of 176 existing social housing dwellings to develop up to 650 new dwellings, consisting of 150 seniors living units and up to 500 private, affordable and community housing units

Building Stronger Communities Program	$18 million	The NSW Land and Housing Corporation’s Building Stronger Communities program aims to improve the quality of the built and social environment and access to services and opportunities for social housing tenants in seven priority locations (Mt Druitt, Claymore, Macquarie Fields, Killarney Vale/Bateau Bay/Tumbi Umbi, Bathurst/Orange, Dubbo and Wagga Wagga).

National Partnership Aboriginal Housing - New Supply	$17 million	The Aboriginal Housing Office will deliver 35 new dwellings for Aboriginal people in remote areas under the National Partnership Agreement on Remote Indigenous Housing.

Aboriginal Housing - New Supply	$13 million	The Aboriginal Housing Office will deliver 30 new dwellings for Aboriginal people across New South Wales under its new supply program.

Affordable Housing - Green Square	$13 million	City West Housing will commence the construction of 120 affordable housing units at a total cost of $44 million.

Teacher Accommodation	$9 million	Construction, acquisition and upgrading of 32 additional dwellings in rural and remote areas by the Teacher Housing Authority to meet teacher accommodation needs

Cowper Street Glebe Redevelopment*	$4 million — City West Housing $1 million — Land and Housing Corporation	Commence a $45 million redevelopment project within the Glebe estate (currently containing 134 existing dwellings) to provide 250 market dwellings, 90 affordable housing dwellings (to be delivered by City West Housing) and 153 social housing dwellings (to be provided by the NSW Land and Housing Corporation)

National Partnership -Employment Related Accommodation	$3 million	The Aboriginal Housing Office will deliver six new dwellings for Aboriginal people from remote areas pursuing job and training opportunities under the National Partnership Agreement on Remote Indigenous Housing.

New Office Accommodation	$3 million	New office accommodation for Landcom

*	Includes social housing dwellings to be delivered under the Riverwood North Urban Renewal project and Cowper Street Glebe Redevelopment project.

Infrastructure Statement 2011-12	3 - 21

Major projects completed in 2010-11 (with estimated total cost) include:
•	upgrade and improvements of existing social housing ($256 million) including $30 million for the conversions of 315 bed-sit accommodation under Nation Building - Economic Stimulus Plan

•	completion of 106 new dwellings in Redfern ($37 million), 88 new dwellings in Lilyfield ($28 million) and 48 new dwellings in Abbottsford ($13 million) under the NSW Land and Housing Corporation’s new supply program

•	completion of 18 new employment related accommodation ($8.8 million) and 39 new dwellings in remote areas of New South Wales ($23 million) under the National Partnership Agreement on Remote Indigenous Housing

•	fire protection upgrades to 4,755 existing dwellings of the NSW Land and Housing Corporation under the Fire Safety Upgrade Program ($18 million)

•	completion of 27 new dwellings ($14 million) under the Aboriginal Housing Office capital works program.
3.6 Health
Infrastructure investment in the Health policy area in 2011-12 is estimated at $925 million. The policy area represents 6 per cent of the total state investment in infrastructure.
The Health policy area includes NSW Health, the Cancer Institute and the Health Care Complaints Commission.
Investment in infrastructure in the health policy area includes hospitals, health facilities, medical equipment, health technology including linear accelerators and magnetic resonance imaging (MRI) for the diagnosis and treatment of disease, as well as clinical and operational ICT systems to enable health and medical staff to deliver effective health care to the population of New South Wales. Infrastructure investment also contributes to achieving the following key health-related goals of the NSW 2021 Plan.
•	Keep people healthy and out of hospital.
•	Provide world class clinical services with timely access and effective infrastructure.
Pressure from an ageing and growing population, rising community expectations and availability of new health technologies generates increasing demand for new infrastructure, facilities, information systems and health and medical technologies.

3 - 22	Infrastructure Statement 2011-12

NSW Health
Health’s capital works program in 2011-12 is over $1 billion and includes capital expenditure of $921 million and $161 million in recurrent expenditure on the capital works program including capital grants of $6 million for Neuroscience Research Australia, $10 million for the Australian Advanced Treatment Centre at Prince of Wales Hospital, $20 million for the Children’s Medical Research Institute, Westmead and $25 million for the Westmead Millennium Institute. The total capital works program of over $1 billion in 2011-12 is $67 million or 7 per cent higher than the capital works program announced in the 2010-11 Budget.
The total capital works program, over four years from 2011-12, is $4.7 billion, including $672 million for the Royal North Shore PPP. This is 50 per cent higher than the value of the capital works program undertaken over the previous four years to 2010-11.
The total value of capital projects commencing in 2011-12 is over $1.3 billion and includes investment in the New South Wales Government’s election commitments. The NSW Government, together with the Commonwealth through the Health and Hospitals Fund, will also invest $850 million over four years to progress development of South East Regional Hospital, Bega and redevelopment of Dubbo Base, Port Macquarie Base, Tamworth Regional Referral and Wagga Wagga Base hospitals. Other major works commencing in 2011-12 include Prince of Wales Cancer and Blood Disorder Unit, Campbelltown Macarthur Hospital redevelopment and St George Hospital Emergency Department, and expansion of the planned Royal North Shore Hospital Clinical Services Building to include additional inpatient capacity of 60 beds.
Funding to progress planning, design and documentation has been allocated this year for the remaining NSW Government election commitments, including Lachlan Health Service (Parkes and Forbes hospitals), Illawarra-Shoalhaven services (Shellharbour and Shoalhaven hospitals), Blacktown and Hornsby Ku-ring-gai hospitals and the new Northern Beaches Hospital. These projects are funded to commence their construction within the forward estimates.
In addition, funding has been provided for planning and land acquisition for the Hunter Valley Hospital and planning for the Northern NSW hospital services (Lismore and Byron Bay) and local hospital upgrades at Ryde, Gulgong, Mona Vale, Woy Woy and Wyong.
The Health component of $33 million from the Hunter Infrastructure and Investment Fund will result in upgrades and equipment replacement at Cessnock, Maitland, Kurri Kurri and Wansey and acquisition of land at Waratah.

Infrastructure Statement 2011-12	3 - 23

Expenditure in 2011-12 on major new investments includes:

Major investments	2011-12 Allocation	Description

Metropolitan Sydney Health and Hospital Services	$64 million	Commence construction of Royal North Shore Hospital Clinical Services Building including co-location of mental health services and additional inpatient capacity of an extra 60 beds, Campbelltown Macarthur Hospital Redevelopment and Graythwaite Rehabilitation Centre at Ryde

Commence upgrade of cancer services at Prince of Wales Hospital, Emergency Department at St George Hospital, maternity services at Mona Vale Hospital and a foreshore walk at Concord Hospital

Planning or design and documentation for projects at Blacktown Hospital, Hornsby Ku-ring-gai Hospital, Northern Beaches Hospital, Wyong Hospital, Woy Woy Hospital, mental health services at Royal Prince Alfred Hospital, Ryde Hospital, Bundeena Ambulance Station, Illawarra-Shoalhaven hospitals (Shellharbour Hospital expansion and car parking at Shoalhaven Hospital), and Ambulance Service infrastructure

Rural and Regional Health Services	$90 million	Commence the planning or development of South East Regional Hospital Bega, Dubbo Base Hospital, Port Macquarie Base Hospital, Tamworth Rural Referral Hospital, Wagga Wagga Base Hospital, and Multipurpose Services at Braidwood and Gulgong

Planning for Maitland Mental Health Carer’s room, Cessnock Hospital emergency department upgrade, Lachlan Health Service (Parkes and Forbes hospitals), and hospitals in Northern NSW (Lismore and Byron Bay) and the Hunter Valley

New equipment for Dubbo Blood Bank, Cooma Dialysis service, Wansey Dialysis Unit, Cessnock Hospital and Kurri Kurri Hospital

Information and Communication Technology	$37 million	Commence the delivery of a number of major e-health projects including commencing the statewide electronic medications management program, continuing the rollout of electronic medical records to all clinical specialties and intensive care units, and performing critical ICT infrastructure upgrades

3 - 24	Infrastructure Statement 2011-12

Major investments	2011-12 Allocation	Description

Health Technology Program	$8 million	Establish PET-CT service at the Randwick campus (Prince of Wales), a Special Imaging Suite at Nepean Hospital and CT scanner at Liverpool Hospital

Local Initiatives Program	$89 million	Local Initiative projects funded by Health Services to meet locally identified infrastructure needs such as minor refurbishments or equipment upgrades based on local service delivery priorities
Major projects completed in 2010-11 (with estimated total cost) include:
•	Orange-Bloomfield Redevelopment (including PPP) ($260 million)

•	Grafton Surgical Services and Emergency Department ($20 million)

•	Balranald Multipurpose Service ($16 million)

•	Coonamble Multipurpose Service ($15 million)

•	Auburn Hospital Community Hub ($14 million)

•	Maitland Hospital Emergency Department ($10 million)

•	cardiac catheterisation service and Simulation Centre at Blacktown Hospital ($9 million)

•	James Fletcher Hospital Newcastle — 20-bed unit ($8.9 million)

•	Nelson Bay Ambulance Station ($2.2 million).
3.7 Environment and Natural Resources
Infrastructure investment in the environment and natural resources policy area in 2011-12 is estimated at $656 million, which is 14.6 per cent below the 2010-11 Budget. The environment and natural resources policy area represents 4.3 per cent of the total state investment in infrastructure.
The greatest share of investment in this sector comprises wastewater projects, which are principally undertaken by Sydney Water Corporation and Hunter Water Corporation. Wastewater infrastructure protects the environment by ensuring waste water is treated to minimise impact on rivers, harbours and the ocean.
Other significant areas of investment are the purchase of water entitlements to secure water for the environment, the acquisition of land for inclusion in the national parks system, and capital maintenance and facilities upgrades in national parks. These investments support the NSW 2021 Plan goal: protect our natural environment.

Infrastructure Statement 2011-12	3 - 25

The reduction in total investment in the environment and natural resources policy area from 2010-11 primarily reflects the absence of capital expenditure on waste management infrastructure following the sale of WSN Environmental Solutions and a lower level of capital investment for the Hunter Water Corporation in 2011-12 in line with its IPART approved price path.
Wastewater
Projects in this category focus on upgrades of wastewater transport systems and treatment plants by Sydney Water Corporation and Hunter Water Corporation.
In 2011-12, total expenditure on wastewater projects is estimated at $514 million and includes:

Major investments	2011-12 Allocation	Description

Growth Works to Service Urban Development	$146 million	Wastewater system and sewerage treatment plant works to service new urban development in Sydney’s north west and south west growth centres

Sewerage Treatment Plants	$75 million	Upgrades to ensure reliability of treatment plants and to provide capacity for the growing Lower Hunter population

Sewer Overflow Abatement	$72 million	Upgrades to reduce adverse impacts on Hunter Water customers and the environment from the wastewater system in wet weather

Sewer Network Upgrades	$72 million	Upgrades to reduce maintenance and risk costs, and minimise the life cycle cost of assets

Priority Sewerage Program — Appin	$41 million	Construction of the Appin sewerage scheme which is part of the Government’s Priority Sewerage Program

Priority Sewerage Program — Freemans Reach, Glossodia and Wilberforce	$11 million	Construction of the Freemans Reach, Glossodia and Wilberforce sewerage scheme, which is part of the Government’s Priority Sewerage Program

Toronto Wastewater Treatment Inlet Upgrade	$6 million	Upgrade to the inlet of Toronto Wastewater Treatment Works to ensure the inlet works operate reliably and have capacity to meet future projected flows
Major projects completed in 2010-11 (with estimated total cost) include:
•	the Hawkesbury Heights — Yellow Rock Sewerage Scheme ($50 million)

•	the Londonderry — Agnes Banks Sewerage Scheme ($25 million).

3 - 26	Infrastructure Statement 2011-12

Environment
Investment in infrastructure by the Department of Premier and Cabinet on environment and natural resources in 2011-12 is estimated at $56 million. This expenditure is undertaken through the Office of Environment and Heritage, a division of the Department of Premier and Cabinet.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Maintain Reserve System Infrastructure	$28 million	Essential works, repair/replacement and maintenance for capital items in national parks and reserves

Reserve Acquisition	$6 million	Purchase of land to improve comprehensiveness, adequacy and representativeness of the reserve system

Environmental Water	$6 million	Purchase of water under the RiverBank program for environmental purposes

Kosciuszko National Park	$4 million	Upgrade of roads and waste transfer station at Perisher Valley to improve public access and effective waste removal

Parks and Wildlife Radio Network	$2 million	Continuing program to replace radio equipment to ensure effective communication for fire fighting and park management

Satellite Imagery	$2 million	Upgrade of satellite imagery to improve environmental monitoring and compliance

Parks and Wildlife Website	$1million	Upgrade of website to improve access and online booking system
Agriculture, Forests and Fisheries
The Department of Trade and Investment, Regional Infrastructure and Services 2011-12 infrastructure investment on agriculture and fisheries is $46 million.
Forests NSW operates as a separate Government business within the Department of Industry and Investment. In 2011-12, Forests NSW is expected to invest $13 million.

Infrastructure Statement 2011-12	3 - 27

Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Forests NSW	$13 million	Building maintenance, plant and equipment, construction of roads and bridges

Elizabeth Macarthur Agricultural Institute	$12 million	Biosecurity upgrade to ensure the Institute is prepared to deal with biosecurity threats

Gosford Horticultural Institute	$3 million	Relocation of the Institute

Fisheries	$2 million	Commercial Fisheries Management System

Biosecurity	$2 million	Biosecurity Information Management System to improve capacity to deal with biosecurity threats

Plant and Equipment	$2 million	Earth moving equipment replacement
3.8 Water
Infrastructure investment in the water sector in 2011-12 (excluding wastewater) is estimated at $487 million, which is $40 million or 7.6 per cent below the 2010-11 Budget. The water sector represents 3.2 per cent of the total state investment in infrastructure.
State infrastructure investment in the water sector is undertaken by four Government businesses.
•	Sydney Water Corporation — delivers essential water services to 4.3 million people in Sydney, the Illawarra and the Blue Mountains.

•	Sydney Catchment Authority — manages a network of 11 major dams and other water supply infrastructure and protects 16,000 square kilometres of drinking water catchments surrounding the dams in order to supply high quality water to Sydney Water, councils and other customers.

•	Hunter Water Corporation — is a vertically integrated bulk and retail water and wastewater business servicing the Lower Hunter region.

•	State Water Corporation — captures, stores and releases bulk water for irrigation, town water supply and the environment along 7,000 kilometres of rivers in regional New South Wales.
Urban water and wastewater services in the rest of regional New South Wales (including the Central Coast) are the responsibility of local water utilities.
The State’s water investment activities are shaped by the NSW 2021 Plan goal: secure potable water supplies.

3 - 28	Infrastructure Statement 2011-12

10

Key investment initiatives associated with this priority include investment in new water infrastructure to service a growing population, renewal of existing water supply and storage assets and expenditure to meet modern day dam safety standards.
Sydney Water and Sydney Catchment Authority operate within the context of the Metropolitan Water Plan 2010. The plan focuses on four main areas to secure water for life.
•	Dams — includes long-term plans to augment the Shoalhaven water supply transfer system.

•	Recycling — future large-scale water recycling schemes will be delivered in Sydney’s west as population grows.

•	Desalination — up to 15 per cent of Sydney’s water needs will be provided through desalination.

•	Water efficiency — existing water efficiency programs will continue to be offered to the community to save water in homes and businesses.
Sydney, the Illawarra and the Blue Mountains
Investment in infrastructure by Sydney Water in 2011-12 is estimated at $278 million and includes:

Major investments	2011-12 Allocation	Description

Maintaining Water Distribution Systems	$138 million	The maintenance of water distribution and treatment systems includes the renewal of critical water reticulation mains, installing flow meters and pressure management works, renewal of water pumping stations and water filtration plants and reliability upgrades of reservoirs.

Recycled Water Projects	$29 million	Includes major new recycled water services at Hoxton Park

Western Sydney Recycled Water Initiative	$4 million	The Western Sydney Recycled Water Initiative will release highly treated recycled water to the Hawkesbury-Nepean River, replacing up to 18 billion litres of water a year released from Warragamba Dam for environmental flows.
In 2011-12, investment in water infrastructure by Sydney Catchment Authority is estimated at $21 million and is primarily aimed at the construction and renewal of assets that are used to collect, store and deliver raw water to customers.

Infrastructure Statement 2011-12	3 - 29

Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Shoalhaven System Upgrade	$6 million	Upgrading the Shoalhaven System to meet standards and ensure optimum serviceable life of assets. Expenditure is principally work to meet dam safety requirements at Wingecarribee Dam

General Upgrades of Assets	$4 million	General upgrades of dams and other assets to ensure safety and reliability

Warragamba Dam	$1 million	Completion of measures to ensure crest gates are capable of withstanding a Probable Maximum Flood event and completion of refurbishment of the overhead crane
Major projects completed in 2010-11 (with estimated total cost) include:
•	Warragamba Dam Precinct Upgrade ($7 million)

•	Tallowa Dam Environment Flows and Fishway ($31 million).
The Hunter
Investment in water infrastructure by Hunter Water in 2011-12 is estimated at $49 million.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Enhancement of Water Infrastructure	$17 million	Upgrade and maintenance of existing water infrastructure to meet safety and reliability requirements
Regional New South Wales
Investment in water infrastructure by State Water in 2011-12 is estimated at $136 million. The investment is primarily for dam safety upgrades to handle extreme floods and earthquakes and for water saving projects funded by Water for Rivers.

3 - 30	Infrastructure Statement 2011-12

Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Water for Rivers Projects	$33 million	Various projects such as metering, computer aided river management and other water saving projects to deliver world class river management in the Murrumbidgee Valley. These projects are funded by the NSW, Victorian and Australian Governments through the Water for Rivers program

Copeton Dam Upgrade	$27 million	Upgrade of Copeton Dam to meet modern day dam safety standards for extreme events

Keepit Dam Upgrade	$10 million	Upgrade of Keepit Dam to meet modern day dam safety standards for extreme events
Major projects completed in 2010-11 (with total estimated cost) include:
•	upgrade of Blowering Dam ($44 million).
3.9 Public Order and Safety
Infrastructure investment in the public order and safety policy area in 2011-12 is estimated at $440 million which is $46 million below or 9.5 per cent below the 2010-11 Budget. Funding in 2011-12 is largely for police, court and juvenile justice facilities. The public order and safety policy area represents 2.9 per cent of the total state investment in infrastructure.
This policy area covers capital investments for agencies in the justice system, including the NSW Police Force, the Department of Attorney General and Justice and emergency services agencies such as the Fire and Rescue NSW and the Department of Rural Fire Service.
Infrastructure investment in this policy area contributes to the achievement of the NSW 2021 Plan goals.
•	Prevent and reduce the level of crime.

•	Prevent and reduce the level of re-offending.

•	Improve community confidence in the justice system.

•	Ensure NSW is ready to deal with major emergencies or natural disasters.
Capital building investment in the areas of policing, courts and fire services is aimed at providing secure, functional and cost effective accommodation to meet service demands in both urban and rural areas throughout the State. The availability of policing and fire fighting equipment is essential to enable officers to perform their roles effectively and safely.

Infrastructure Statement 2011-12	3 - 31

Demand for correctional accommodation is largely driven by inmate numbers in both adult and juvenile facilities. Appropriate accommodation is also required to deliver assessment, monitoring, intervention and rehabilitation programs for offenders in the community.
Ongoing investments in information and communication technologies across the sector will continue to improve operational efficiency and effectiveness.
The services provided by justice agencies are often interdependent. The key results and infrastructure needs of one agency can be influenced by the performance of other agencies as a person moves through the justice system.
Policing Services
Investment in policing infrastructure by the NSW Police Force is estimated at $155 million in 2011-12 and includes:

Major investments	2011-12 Allocation	Description

New Police Station Upgrades and Construction	$4 million	An additional $69 million will be provided to the Police Force over the next four years to improve safety and responses by upgrading, replacing and building police stations.

100 Mobile Automatic Number Plate Recognition Units	$4 million	$7 million over two years to purchase additional units to help improve road safety by better targeting vehicles infringing the law

Ballistic Protection Vests	$3 million	$4 million over two years to improve officer safety by replacing vests that have reached the end of their economic life with new and improved ones

21st Century Neighbourhood Watch	$ 350,000	$500,000 over two years to promote enhanced community policing

Radio Communications and Network Upgrade	$10 million	To maintain officer and community safety through maintenance and upgrading equipment and coverage

Continuing Planning and Construction of Police Stations	$50 million	Improving security and functionality at Bowral, Burwood, Coffs Harbour, Deniliquin, Glendale, Leichhardt, Liverpool, Manly, Moree, Parkes, Parramatta, Raymond Terrace, Riverstone, Tenterfield, Tweed Heads, Walgett and Wyong

3 - 32	Infrastructure Statement 2011-12

Major investments	2011-12 Allocation	Description

Continuing Technology Upgrades	$33 million	Improving information processing and operational capacity through the ongoing upgrade of Police’s Core Operational Policing System, Stage 2 of the information technology upgrade, the establishment of a Closed Circuit TV Database, the creation of an interface with the Department of Attorney General and Justice’s JusticeLink online judicial network, and the rollout of an upgraded forensic exhibit information management system

Continuing Plant and Equipment and Fleet Upgrades	$52 million	A range of other works improving officer safety including prisoner transport vehicles, the upgrade of prisoner handling facilities at 14 locations throughout the State and the fit-out of police vehicles
Major projects completed in 2010-11 (with estimated total cost) include:
•	new police stations at Kempsey and Granville ($24 million)

•	a new police helicopter ($8.4 million).
Custodial Services
Investment in custodial infrastructure by both the Corrective Services and Juvenile Justice Divisions of the Department of Attorney General and Justice is estimated to be $112 million in 2011-12 and includes:

Major investments	2011-12 Allocation	Description

Reducing Recidivism — Drug Rehabilitation Facility	$5 million	Part of an overall program to reduce re-offending by providing appropriate rehabilitation services to drug addicts who are incarcerated.

Additional Adult Inmate Capacity	$15 million	Includes an expansion of capacity at the Cessnock and Nowra correctional facilities

Additional Capacity for Juvenile Inmates	$35 million	Includes an expansion of capacity at the Riverina and Cobham facilities

Infrastructure Statement 2011-12	3 - 33

Major investments	2011-12 Allocation	Description

Continuing Technology Upgrades	$17 million	Improve information processing by upgrading information management systems and technology

Building Maintenance and Fleet Upgrades	$40 million	Includes a range of minor building and other works, the ongoing replacement of inmate transport vehicles and electronic security infrastructure

3 - 34	Infrastructure Statement 2011-12

Major projects completed in 2010-11 included the redevelopment of juvenile facilities at Emu Plains and Grafton and the refurbishment of Reiby Cottage at an estimated total cost of $12 million.
Court Services
Investment in court infrastructure by the Attorney General’s division of the Department of Attorney General and Justice is estimated at $68 million in 2011-12 and includes:

Major investments	2011-12 Allocation	Description

Newcastle Justice Precinct	$9 million	$94 million for a justice precinct including additional courtrooms

Coffs Harbour Courthouse	$1 million	$41 million for a new courthouse in Coffs Harbour as part of a new Government Services Precinct

Continuing Construction and Upgrades of Courts	$29 million	Includes works at the John Maddison Tower/Downing Centre, Armidale and Taree courthouses, to improve access and security

Continuing Technology Upgrades	$12 million	For the ongoing development and implementation of the new Joined Up Justice, Legal eServices and the Lifelink system to improve the quality of information across justice sector agencies

Other Works	$17 million	For a range of building works and other works across the State
Major projects completed in 2010-11 include the upgrade of remote witness facilities at an estimated total cost of $13 million.
Fire Services
Investment in fire services infrastructure by the Fire and Rescue NSW and the Department of Rural Fire Service is estimated at $65 million in 2011-12 and includes:

Major investments	2011-12 Allocation	Description

Replacement of Fire Engines	$13 million	Part of Fire and Rescue NSW’s program of $67 million to replace fire engines

Replacement Motor Vehicle Fleet	$6 million	Part of the Rural Fire Service’s $78 million program to upgrade its fleet

Infrastructure Statement 2011-12	3 - 35

Major investments	2011-12 Allocation	Description

Continuing Fire Station Upgrades and Construction	$17 million	For the ongoing program of construction and renovation of fire stations

Continuing Upgrades of Technology and Plant and Equipment	$29 million	For improved network and information technology and other minor plant and equipment
Major projects completed in 2010-11 (with total estimated cost) include:
•	the replacement of specialist fire engines and rescue vehicles ($9 million)

•	upgraded fire stations at Silverwater, Greenacre and Raymond Terrace ($4 million).
3.10 Recreation and Culture
Infrastructure investment in the recreation and culture policy area in 2011-12 is estimated at $246 million, which is $15 million or 5.9 per cent less than the 2010-11 Budget.
The decrease is primarily due to the construction of the new Western Grandstand at Ausgrid Stadium and related works nearing completion and the timing of construction and restoration of exhibits at Taronga Zoo as part of the Zoological Parks Board’s Master Plan. The recreation and culture policy area represents 1.6 per cent of the total state investment in infrastructure.
Infrastructure investment in this policy area provides the community with the opportunity to participate and engage in community activities, across the areas of sport and recreation, arts and culture.
Infrastructure investment in this policy area contributes to the achievement of the NSW 2021 Plan goals: enhance cultural, creative, sporting and recreation opportunities.
Sport and Recreation
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Western Grandstand, WIN Stadium	$16 million	The Illawarra Venues Authority is due to complete the construction of the new Western Grandstand and associated works to improve venue facilities for spectators and users in the staging of events at the Stadium.

Sydney Convention and Exhibition Centre Works	$13 million	The Sydney Harbour Foreshore Authority will continue to improve venues facilities at the Centre including upgrading air conditioning, refurbishing facilities and other improvements.

3 - 36	Infrastructure Statement 2011-12

Major investments	2011-12 Allocation	Description

PlantBank — Research Education and Conservation Facility	$12 million	The Royal Botanic Gardens and Domain Trust will continue the construction phase of PlantBank, a research, conservation and education facility at the Australian Botanic Garden, Mount Annan.

Master Plan Implementation — Taronga Zoo	$9 million	The Zoological Parks Board will continue implementation of its Master Plan for Taronga Zoo, including the development of a Lemur Forest and the completion of visitor precinct improvements at the top entrance to Taronga Zoo.

Public Domain Upgrade Program	$5 million	The Sydney Harbour Foreshore Authority will continue public domain upgrade works across the Sydney City to improve public safety and enhance amenities.

Blaxland Riverside Park Upgrade	$5 million	The Sydney Olympic Park Authority is due to complete the upgrade of the Park which will provide a new playground, car parking and other related works to improve facilities for users of the Park.

Shooting Complex in the Southern Highlands	$3 million	The Department of Education and Communities is due to complete the expansion of the Complex.

Western Grandstand, Ausgrid Stadium	$3 million	The Hunter Region Sporting Venues Authority is due to complete the construction of the new Western Grandstand and associated works to improve venue facilities for spectators and users of the Stadium.

White Bay Power Station Heritage Conservation	$3 million	The Sydney Harbour Foreshore Authority is due to complete conservation works at the Power Station.
Major projects completed in 2010-11 (with estimated total cost) include the construction by the Royal Botanic Gardens and Domain Trust of a new entrance for the Australian Botanic Garden, Mount Annan ($4.3 million).

Infrastructure Statement 2011-12	3 - 37

Arts and Culture
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Vehicle Access and Pedestrian Safety Project	$47 million	The Sydney Opera House Trust will continue the construction of an underground road and loading dock, improvements to the forecourt roadway and lighting and other works to improve public safety, security and vehicle access, address occupational health and safety risks, and deliver operational and maintenance efficiencies.

Expanded Electronic Catalogue	$7 million	The State Library will continue to expand its electronic catalogue to improve community access to the Library’s collections.

Upgrading Education and Gallery Spaces	$7 million	The Museum of Applied Arts and Sciences will continue the upgrade of education and gallery spaces to enable the Museum to present major exhibitions on a single floor, improve safety, increase capacity and improve the experience for school groups.

Refurbish Reading Rooms	$5 million	The State Library will continue the refurbishment of the Library’s reading rooms to improve facilities for users.

Upgrade Stage Management System	$3 million	The Sydney Opera House will commence the upgrade of its stage management system which will improve operations management during theatre performances.
Major projects completed in 2010-11 (with estimated total cost) include:
•	development by the Art Gallery of New South Wales of the John Kaldor Family Collection Space ($12 million)

•	upgrade by the State Library of New South Wales of the air conditioning system and the treatment of concrete cancer ($5.1 million)

•	replacement by the Australian Museum of the copper roof on a heritage building ($2.1 million).

3 - 38	Infrastructure Statement 2011-12

3.11 Other (including Social Security and Welfare)
Infrastructure investment for this policy area in 2011-12 is estimated at $928 million.
This represents 6.1 per cent of the total state investment in infrastructure. Investment in 2011-12 is $247 million or 36.3 per cent above the 2010-11 Budget, due principally to increased expenditure on information technology to improve the efficiency of service delivery and the undertaking of a feasibility study for the Cobbora coal mine.
Infrastructure investment in this policy area contributes to the achievement of the NSW 2021 Plan goal: increase opportunities for people with disabilities to gain access to support that meets their individual needs and realises their potential.
Social Security and Welfare
The Government provides support to those who are the most vulnerable within our community. This includes disability, housing, social and community services to support those who are most disadvantaged in our community or who need support during times of crisis.
Investment in infrastructure by the Department of Family and Community Services in 2011-12 is estimated at $121 million. This investment will assist in addressing the Government’s commitment to expand the range of accommodation and supports available to people with a disability, and to improve the delivery of child wellbeing and child protection services.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

Additional Supported Accommodation for People with a Disability	$41 million	A range of accommodation facilities developed by the Department to be constructed across the State

Supported Accommodation for Residents of Riverside Large Residential Centre	$15 million	Village accommodation at Riverside (Orange) and accommodation in other Central West locations for people with a disability who currently live at the Riverside large residential centre

Aboriginal Children and Family Centres	$14 million	Nine centres to be built under the National Partnership Agreement on Indigenous Early Childhood Development

Improve the Child Protection Systems	$13 million	Enhance the Assist information system to enable better tracking of services provided to strengthen families and support children

Infrastructure Statement 2011-12	3 - 39

Major investments	2011-12 Allocation	Description

Supported Accommodation for Residents of the Rydalmere and Westmead Large Residential Centres	$4 million	Development of alternative accommodation for people with a disability who currently live in the Rydalmere and Westmead large residential centres. The accommodation will principally be in Western Sydney.
Major projects completed in 2010-11 (with total estimated cost) include:
•	51 dwellings for support accommodation ($37 million)

•	a supported accommodation cluster totalling 55 beds in Ryde ($20 million).
Other Purposes
The Other Purposes area covers investment in infrastructure such as the purchase of State fleet vehicles, investment in information systems by shared corporate service providers and the provision of office accommodation by certain agencies.
Major investments in 2011-12 include:

Major investments	2011-12 Allocation	Description

State Fleet vehicles	$271million	The purchase of State Fleet motor vehicles for use by agencies including the Department of Health and NSW Police Force

Information Systems	$90 million	To increase the capacity and improve the efficiency of Businesslink, the corporate and shared services provider for the Department of Family and Community Services

Cobbora Coal Mine	$76 million	To undertake a feasibility study and development work for the Cobbora coal mine

Information Systems	$43 million	To increase the capacity and improve the efficiency of Service First, the multi-tenanted shared services provider

Office Refurbishment	$24 million	To undertake refurbishment work on State Property Authority-owned office buildings throughout New South Wales including in Grafton, Moree, Glenn Innes, Newcastle, Wollongong and Sydney

3 - 40	Infrastructure Statement 2011-12

Major investments	2011-12 Allocation	Description

Information Systems	$12 million	To improve and upgrade various Information management systems across the Department of Finance and Services

Upgrade Office of State Revenue Tax Administration System	$8 million	To upgrade the Office of State Revenue’s tax administration system for greater efficiency and to allow for greater online lodgment of data
Major projects completed in 2010-11 (with total estimated cost) include:
•	the Rental Bond Board system upgrade ($8.5 million)

•	the crown land conversion project ($5.8 million).

Infrastructure Statement 2011-12	3 - 41

Chapter 4: General Government Sector Projects
4.1 General Government Sector Projects

The Legislature

The Legislature	4 - 3

Attorney General and Justice

Department of Attorney General and Justice	4 - 4
Office of the Director of Public Prosecutions	4 - 5
Fire and Rescue NSW	4 - 6
Legal Aid Commission of New South Wales	4 - 8
NSW Police Force	4 - 8
NSW Trustee and Guardian	4 - 11
Judicial Commission of New South Wales	4 - 12
Department of Rural Fire Service	4 - 12
Information and Privacy Commission	4 - 12
Ministry for Police and Emergency Services	4 - 12
New South Wales Crime Commission	4 - 12
State Emergency Service	4 - 12

Education and Communities

Department of Education and Communities	4 - 13
Office of the Board of Studies	4 - 20
Sydney Olympic Park Authority	4 - 21
Community Relations Commission of New South Wales	4 - 21

Family and Community Services

Department of Family and Community Services	4 - 22
Aboriginal Housing Office	4 - 24
NSW Businesslink Pty Limited	4 - 25
Home Care Service of New South Wales	4 - 26

Finance and Services

Department of Finance and Services	4 - 27
Motor Accidents Authority	4 - 29
State Property Authority	4 - 29
State Records Authority	4 - 30
WorkCover Authority	4 - 30
Long Service Corporation	4 - 31
Superannuation Administration Corporation	4 - 31
Workers’ Compensation (Dust Diseases) Board	4 - 31

Health

Department of Health	4 - 32
Cancer Institute NSW	4 - 39
Health Care Complaints Commission	4 - 39

Infrastructure Statement 2011-12	4 - 1

Premier and Cabinet

Department of Premier and Cabinet	4 - 40
Department of Planning and Infrastructure	4 - 41
Independent Commission Against Corruption	4 - 42
New South Wales Electoral Commission	4 - 42
Public Service Commission	4 - 43
Royal Botanic Gardens and Domain Trust	4 - 44
Barangaroo Delivery Authority	4 - 45
Centennial Park and Moore Park Trust	4 - 45
Historic Houses Trust of New South Wales	4 - 46
Minister Administering the Environmental Planning and Assessment Act	4 - 47
Western Sydney Parklands Trust	4 - 47
Independent Pricing and Regulatory Tribunal	4 - 48
Ombudsman’s Office	4 - 48
Police Integrity Commission	4 - 48
Audit Office of New South Wales	4 - 48
Redfern-Waterloo Authority	4 - 48

Trade and Investment, Regional Infrastructure and Services

Department of Trade and Investment, Regional Infrastructure and Services	4 - 49
Art Gallery of New South Wales	4 - 50
Australian Museum	4 - 51
Museum of Applied Arts and Sciences	4 - 51
State Library of New South Wales	4 - 52
Casino, Liquor and Gaming Control Authority	4 - 53
New South Wales Rural Assistance Authority	4 - 53
Catchment Management Authorities	4 - 53
Destination NSW	4 - 53
New South Wales Film and Television Office	4 - 53
NSW Food Authority	4 - 53

Transport

Department of Transport	4 - 54
Roads and Traffic Authority of New South Wales	4 - 55
Maritime Authority of NSW	4 - 62
Independent Transport Safety Regulator	4 - 62
Office of Transport Safety Investigations	4 - 62

Treasury

The Treasury	4 - 63
Crown Finance Entity	4 - 63
NSW Self Insurance Corporation	4 - 63

4 - 2	Infrastructure Statement 2011-12

The Legislature
The Legislature

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Legislative Council Broadcast System	Sydney	2011	2012	882		882
Office Fit-out Parliament House	Sydney	2011	2012	250		250

Total new works						1,132

Work-In-Progress

Building Works at Parliament House	Sydney	2007	2015	7,003	4,195	702

Electoral Office Information and Communication Technology Upgrade	Sydney	2010	2012	5,729	4,680	1,049
Parliament House Security	Sydney	2010	2012	4,085	1,085	3,000

Upgrade to Parliament House Exit and Emergency Lighting	Sydney	2010	2012	1,398	720	678

Total work-in-progress						5,429

Total, Major Works						6,561

Minor Works						2,075

Total, The Legislature						8,636

Infrastructure Statement 2011-12	4 - 3

Attorney General and Justice
Department of Attorney General and Justice

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Coffs Harbour Courthouse	Coffs Harbour	2011	2016	40,800		1,200

Document Management System	Various	2011	2012	2,675		2,675

Reducing Recidivism - Support Systems	Various	2011	2012	5,000		5,000

Total new works						8,875

Work-In-Progress

1,000 Inmate Beds	Various	2005	2014	296,355	236,396	15,275

Client Information Management System Upgrade	Haymarket	2010	2013	7,041	2,728	3,455

Cobham Upgrade	St Marys	2009	2013	40,255	7,024	19,904

Court Upgrade Program (Including Justicelink Project)	Various	2002	2015	213,289	115,645	10,347

Forum Sentencing Facilities	Various	2008	2013	1,070	150	257

Front Line Offices - Refurbishment	Various	2009	2013	7,240	5,241	980

IT Infrastructure Strategic Plan - Corrective Services - Stage 1	Various	2009	2013	47,567	27,492	10,400

Inmate Escort Vehicles	Silverwater	2005	2014	9,230	5,415	1,462

John Maddison Tower / Downing Centre - Refurbishment	Sydney	2010	2015	26,500	3,613	6,500

Joined Up Justice	Various	2009	2012	9,897	6,272	3,625

Legal e-services	Various	2009	2012	10,017	8,378	1,639

New Armidale Courthouse	Armidale	2010	2013	15,000	1,134	9,000

Newcastle Justice Precinct	Newcastle	2010	2015	94,130	3,639	9,710

4 - 4	Infrastructure Statement 2011-12

Attorney General and Justice
Department of Attorney General and Justice (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000
Redevelopment of Riverina Juvenile Justice Centre	Wagga Wagga	2008	2013	29,388	8,067	15,391

Registry of Births Deaths and Marriages - Lifelink Phase 2	Various	2010	2012	11,400	4,780	6,620

Taree Court Upgrade	Taree	2010	2012	5,000	3,200	1,800

Total work-in-progress						116,365

Total, Major Works						125,240

Minor Works						55,042

Total, Department of Attorney General and Justice						180,282
Office of the Director of Public Prosecutions

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Integrated Performance Management System	Sydney	2011	2012	446		446

Total new works						446

Total, Major Works						446

Minor Works						1,368

Total, Office of the Director of Public Prosecutions						1,814

Infrastructure Statement 2011-12	4 - 5

Attorney General and Justice
Fire and Rescue NSW

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Bankstown Fire Station Renovation	Bankstown	2011	2012	898		898

Banora Point New Fire Station	Banora Point	2011	2012	500		500

Brewarrina New Fire Station	Brewarrina	2011	2012	700		700

Bundeena New Fire Station	Bundeena	2011	2012	350		350

Bush Fire Control Centres x 4	Various	2011	2012	290		290

Cardiff Fire Station Renovation	Cardiff	2011	2012	887		887

Chester Hill Fire Station Renovation	Chester Hill	2011	2012	1,397		1,397

Dubbo Regional West Area Office Renovation	Dubbo	2011	2012	440		440

ESCAD Newcastle - Major Renovation	Newcastle	2011	2012	2,820		2,820

Fairfield Fire Station Renovation	Fairfield	2011	2012	946		946

Grenfell Fire Station Major Renovation	Grenfell	2011	2012	570		570

Hornsby Fire Station Renovation	Hornsby	2011	2012	899		899

Huntingwood Fire Station Renovation	Huntingwood	2011	2012	370		370

Jerilderie Fire Station Renovation	Jerilderie	2011	2012	788		788

Lismore Regional North 2 Zone Office	Lismore	2011	2012	295		295

Parkes Fire Station Renovation	Parkes	2011	2012	758		758

Regional Training Centres	Various	2011	2012	500		500

Replacement of Fire Engines	Various	2011	2015	35,913		7,161

4 - 6	Infrastructure Statement 2011-12

Attorney General and Justice
Fire and Rescue NSW (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Replacement of Specialist Fire Engines and Rescue Appliances	Various	2011	2015	31,057		5,839

Station Communication Equipment Replacement	Various	2011	2015	15,181		4,558

Tea Gardens Fire Station Renovation	Tea Gardens	2011	2012	793		793

Unanderra Fire Station Renovation	Unanderra	2011	2012	505		505

Wellington Training Centre Major Renovation	Wellington	2011	2012	410		410

Total new works						32,674

Work-In-Progress

Cabramatta Fire Station	Cabramatta	2010	2012	2,770	515	2,255

SAP HR Systems for Emergency Sector	Sydney	2010	2012	7,433	2,973	4,460

Total work-in-progress						6,715

Total, Major Works						39,389

Minor Works						14,406

Total, Fire and Rescue NSW						53,795

Infrastructure Statement 2011-12	4 - 7

Attorney General and Justice
Legal Aid Commission of New South Wales

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
Work-In-Progress
Telephony Replacement	Various	2011	2012	1,231	942	289
Project

Total work-in-progress						289

Total, Major Works						289
Minor Works						4,061

Total, Legal Aid Commission of New South Wales						4,350

NSW Police Force

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

21st Century	Various	2011	2013	500		350
Neighbourhood Watch

Ballistic Protective Vest	Various	2011	2013	3,800		2,500

Court Outcomes Enhancement Project to Automate Data Exchange	Various	2011	2013	2,835		1,281

Early Intervention System for Officer Welfare	Various	2011	2014	7,018		2,312

Fleet Management System	Parramatta	2011	2012	638		638

Government Licence System	Parramatta	2011	2012	1,300		1,300

Livescan Hardware Refurbishment	Various	2011	2013	4,079		1,950

Mobile Automatic Number Plate Recognition Equipment	Various	2011	2013	7,200		3,600

4 - 8	Infrastructure Statement 2011-12

Attorney General and Justice
NSW Police Force (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Police Station Upgrade/Construction	Various		2011	2015	69,000	4,000

Prisoner Transport Vehicles	Various		2011	2013	2,040	1,032

Radio Communications Phase 4	Various		2011	2012	9,894	9,894

Total new works						28,857

Work-In-Progress

Bowral Police Station	Bowral	2007	2015	12,676	226	700

Burwood Police Station	Burwood	2005	2012	17,489	15,624	1,865

Coffs Harbour Police Station	Coffs Harbour	2009	2015	18,938	251	1,000

Deniliquin Police Station	Deniliquin	2010	2014	11,088	133	2,305

Glendale Police Station	Glendale	2008	2014	17,343	816	3,822

Gosford Police Station	Gosford	2011	2012	10,250	6,000	4,250

Lake Illawarra Police Station	Oak Flats	2005	2012	18,811	18,016	795

Leichhardt Police Station	Leichhardt	2007	2014	20,448	2,414	2,054

Liverpool Police Station	Liverpool	2009	2014	18,000	5,721	3,052

Manly Police Station	Manly	2009	2014	14,784	3,594	2,000

Moree Police Station	Moree	2009	2013	17,789	2,761	6,225

Parkes Police Station	Parkes	2010	2013	12,802	978	6,784

Parramatta Police Station	Parramatta	2007	2015	23,555	1,539	716

Raymond Terrace Police Station	Raymond Terrace	2006	2012	12,581	11,990	591

Riverstone Police Station	Riverstone	2008	2014	17,280	1,125	5,090

Tenterfield Police Station	Tenterfield	2010	2012	526	130	396

Tweed Heads Police Station	Tweed Heads	2009	2014	15,099	848	4,000

Walgett Police Station	Walgett	2010	2013	9,358	559	5,641

Wyong Police Station	Wyong	2005	2012	14,637	12,024	2,613

Infrastructure Statement 2011-12	4 - 9

Attorney General and Justice
NSW Police Force (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Hurstville Joint Emergency Services Complex Air Conditioning Upgrade	Hurstville	2011	2012	500	54	446

Hurstville Joint Emergency Services Complex Lift Upgrade	Hurstville	2011	2012	950	347	603

Digital Closed Circuit TV in Police Station Charge Areas	Various	2010	2015	20,849	3,491	2,626

Fit-out of Vehicles for Additional Police Officers	Various	2008	2013	5,223	2,858	1,183

In Car Video Refresh	Various	2011	2012	4,091	2,740	1,351

Mobile Number Plate Recognition System Rollout	Various	2009	2012	6,049	4,683	1,366

Prisoner Handling Upgrades at 14 Locations	Various	2009	2015	19,482	7,655	3,524

Rollout of Tasers to First Response Police	Various	2009	2013	6,503	5,401	551

Sydney Police Centre Lift Upgrade	Darlinghurst	2011	2012	600	201	399

Zetland Relocation	Potts Hill	2010	2012	5,551	5,216	335

Computer Aided Dispatch Phase 2	Parramatta	2010	2012	1,000	800	200

Forensic and Exhibit Information Management System	Parramatta	2009	2012	5,000	2,400	2,600

Global Savings Project	Various	2011	2012	2,000	724	1,276

Interface with Justicelink Online Judicial System	Parramatta	2006	2012	7,295	6,644	651

Online Injury Management System	Parramatta	2010	2012	1,000	321	679

Police Education Centre	Goulburn	2009	2012	1,650	643	1,007

Police Rostering System Upgrade	Parramatta	2010	2012	1,500	665	835

SAP Consolidation Rationalisation, Upgrade Planning Study	Parramatta	2010	2012	600	537	63

4 - 10	Infrastructure Statement 2011-12

Attorney General and Justice
NSW Police Force (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Upgrade of Core Operating Policing System	Parramatta	2007	2012	45,902	33,617	12,285

Upgrade of Information Technology Equipment Phase 2	Various	2010	2014	43,000	12,828	9,242

Total work-in-progress						95,121

Total, Major Works						123,978

Minor Works						31,338

Total, NSW Police Force						155,316

NSW Trustee and Guardian

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Fraud Control Software	Parramatta	2011	2012	630		630
O’Connell Street Office
Upgrade	Sydney	2011	2015	3,005		1,670
Office Fit-out	Bankstown	2011	2012	350		350

Total new works						2,650

Work-In-Progress
New Client Management System	Sydney	2010	2016	7,400	5	2,000

Total work-in-progress						2,000

Total, Major Works						4,650
Minor Works						3,240

Total, NSW Trustee and Guardian						7,890

Infrastructure Statement 2011-12	4 - 11

Attorney General and Justice

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000
The following agencies have a Minor Works Program only.

Judicial Commission of New South Wales						150
Department of Rural Fire Service						11,278
Information and Privacy Commission						366
Ministry for Police and Emergency Services						164
New South Wales Crime Commission						1,482
State Emergency Service						2,242

4 - 12	Infrastructure Statement 2011-12

Education and Communities
Department of Education and Communities

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

School Education Services
Major Works
New Works*
Bass School for Special Purposes — New School	Bass Hill	2011	2014	—		—
Cabramatta High School Upgrade — Stage 3	Cabramatta	2011	2014	—		—
Gosford Public School — Relocation	Gosford	2011	2014	—		—
Hurstville Public School Upgrade	Hurstville	2011	2014	—		—
Nepean Creative and Performing Arts High School — New Performing Arts Facility	Emu Plains	2011	2014	—		—
Oran Park Public School — New School	Oran Park	2011	2014	—		—
State-wide Lighting Replacement Program 2011-12	Various	2011	2013	—		—

Total new works				78,950		6,190

Work-In-Progress*
Bega Public School - Consolidation	Bega	2010	2012	3,195	289	2,906
Bingara Gorge Public School — New School	Wilton	2008	2012	8,066	7,755	311
Bomaderry High School — New Gymnasium	Bomaderry	2010	2012	3,035	2,785	250
Building Better Schools — New High School Gymnasiums	Various	2007	2012	30,800	30,215	585
Building Better Schools — New Primary School Halls	Various	2007	2012	41,471	40,738	733

*	The estimated total cost and 2011-12 expenditure for new works and works in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

Infrastructure Statement 2011-12	4 - 13

Education and Communities
Department of Education and Communities (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Cabramatta High School Upgrade — Stage 1	Cabramatta	2009	2012	21,370	13,042	8,328
Cabramatta High School Upgrade — Stage 2	Cabramatta	2010	2013	—	358	—
Cairnsfoot School — Relocation	Arncliffe	2008	2014	—	613	—
Callaghan College Wallsend Campus Upgrade	Wallsend	2009	2012	7,760	3,411	4,349
Casino Public School Upgrade	Casino	2008	2012	9,363	5,681	3,682
Central Coast Centre for Industry Training Excellence — Upgrades at Local High Schools	Various	2010	2012	8,265	5,872	2,393
Central West Trade College — Dubbo College Upgrade	Dubbo	2009	2012	3,180	1,396	1,784
Clarke Road School Upgrade	Hornsby	2010	2013	—	1,027	—
Connected Classrooms	Various	2007	2012	110,351	97,351	13,000
Coolamon Central School Upgrade	Coolamon	2009	2012	6,928	6,532	396
East Hills Boys High School Upgrade	Panania	2008	2012	7,836	5,054	2,782
East Hills Girls Technology High School Upgrade	Panania	2008	2012	5,940	2,656	3,284
Electronic Document and Record Management System	Various	2009	2012	4,523	2,723	1,800
Enterprise Information Management System	Various	2010	2012	9,497	3,507	5,990
Fort Street High School Upgrade **	Petersham	2009	2012	14,503	5,913	8,590
Gulgong High School Upgrade	Gulgong	2009	2012	4,404	3,986	418
Hilltop Road Public School — New Hall	Merrylands	2009	2012	2,495	2,486	9

**	Funded under a National Partnership Agreement.

4 - 14	Infrastructure Statement 2011-12

Education and Communities
Department of Education and Communities (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Homebush West Public School Upgrade	Strathfield	2009	2012	6,463	905	5,558
Georges River College Hurstville Boys Campus Upgrade	Hurstville	2009	2012	14,661	6,902	7,759
Illawarra Industry Training College — Port Kembla High School Upgrade	Port Kembla	2010	2012	5,596	2,414	3,182
Jerrabomberra Public School Upgrade	Jerrabomberra	2009	2012	2,157	1,930	227
Karonga School Upgrade	Epping	2010	2012	—	3	—
Kyogle High School Upgrade	Kyogle	2010	2013	—	613	—
Lachlan Macquarie College for Maths and Science Upgrade	North Parramatta	2008	2012	—	33	—
Learning Management and Business Reform Project — Human Resource and Payroll Systems	Various	2010	2014	—	97	—
Learning Management and Business Reform Project — Stage 1	Various	2008	2012	203,280	165,327	37,953
Learning Management and Business Reform Project — Student Administration and Learning Management System	Various	2010	2014	—	809	—
Neutral Bay Public School Upgrade	Neutral Bay	2009	2012	5,921	5,894	27
Newcastle Schools for Special Purposes - Consolidation	Various	2009	2012	1,487	1,397	90
Premier’s Sporting Challenge — Upgrade Sports High Schools	Various	2009	2012	10,738	10,040	698
Queanbeyan Industry Training College - Karabar High School Upgrade	Karabar	2010	2012	1,852	1,484	368

Infrastructure Statement 2011-12	4 - 15

Education and Communities
Department of Education and Communities (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Roseville Public School Upgrade	Roseville	2009	2012	6,725	6,561	164
State-wide Demountable Replacement Program 2009-10	Various	2009	2012	10,463	9,284	1,179
State-wide Gymnasiums and Halls Program 2008-09	Various	2008	2012	14,020	12,519	1,501
Ulladulla High School Upgrade — Stage 2	Ulladulla	2008	2012	6,146	6,032	114
Ulladulla High School Upgrade — Stage 3	Ulladulla	2010	2013	11,989	686	5,059
Wauchope High School Upgrade	Wauchope	2009	2012	7,567	6,728	839

Total work-in-progress						183,509

Total, Major Works						189,699
National Partnership Programs
Building the Education Revolution — Primary Schools for the 21st Century						221,110
National Solar Schools Program						13,125
Trade Training Centres						48,985

Total, National Partnership Programs						283,220

Minor Works
Technology for Learning						35,300
School Infrastructure Upgrades						89,290
Other Minor Works						42,748
Total, Minor Works						167,338

Total, School Education Services						640,257

4 - 16	Infrastructure Statement 2011-12

Education and Communities
Department of Education and Communities (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

TAFE Education Services
Major Works
New Works*
Albury TAFE - New Connected Learning Facilities	Albury	2011	2014	—		—
Enmore TAFE - Design Centre Upgrade	Enmore	2011	2014	—		—
Kingscliff TAFE - Campus Refurbishment	Kingscliff	2011	2014	—		—
Lidcombe TAFE - Campus Upgrade	Lidcombe	2011	2014	—		—
Maitland TAFE - Centre for Dry Wall Plastering and Associated Trades	Maitland	2011	2014	—		—
Nirimba TAFE - Refurbishment	Quakers Hill	2011	2014	—		—
North Sydney TAFE - Campus Redevelopment Stage 3	St Leonards	2011	2014	—		—
Orange TAFE - New Aboriginal Training Centre	Orange	2011	2014	—		—
TAFE e-Learning Systems - Stage 2	Various	2011	2014	—		—
Tamworth TAFE - New Indigenous Learning Centre	Tamworth	2011	2014	—		—

Total new works				65,100		6,510

Work-In-Progress*
Armidale TAFE - Community Services Upgrade	Armidale	2009	2012	8,006	5,309	2,697
Campbelltown TAFE - Fire Hydrant Replacement	Campbelltown	2009	2012	1,656	883	773

*	The estimated total cost and 2011-12 expenditure for new works and works in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

Infrastructure Statement 2011-12	4 - 17

Education and Communities
Department of Education and Communities (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Central Coast Centre for Industry Training Excellence - Gosford TAFE Upgrade	Gosford	2009	2012	3,401	2,074	1,327
Central West Trade College - Dubbo TAFE Upgrade	Dubbo	2010	2012	4,142	3,293	849
Dubbo TAFE - Heavy Vehicles Facility	Dubbo	2009	2012	9,680	9,519	161
Illawarra Industry Training College - Wollongong TAFE Upgrade	Wollongong	2010	2012	—	2,153	—
Learning Management and Business Reform Project - Student Administration and Learning Management System	Various	2010	2014	—	923	—
Murwillumbah TAFE - Refurbishment	Murwillumbah	2010	2013	2,992	304	2,088
Muswellbrook TAFE - Mining Industry Skill Centre Stage 2	Muswellbrook	2010	2012	1,498	313	1,185
North Sydney TAFE - Campus Redevelopment and Bradfield Relocation	St Leonards	2010	2014	—	379	—
North Sydney TAFE - Dunbar Building Refurbishment - Stage 1	St Leonards	2009	2013	—	1,282	—
Northern Beaches TAFE - Health and Fitness Access and Customer Services	Brookvale	2008	2012	7,210	6,067	1,143
Nowra TAFE - Facilities Upgrade	North Nowra	2008	2012	4,747	4,705	42
Queanbeyan Industry Training College - Queanbeyan TAFE Upgrade	Queanbeyan	2010	2012	3,090	1,341	1,749
TAFE e-learning Systems - Stage 1	Various	2010	2012	2,626	2,283	343
Ultimo TAFE - AutoCell Transport Technical Centre	Ultimo	2010	2013	—	1,410	—

4 - 18	Infrastructure Statement 2011-12

Education and Communities
Department of Education and Communities (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Ultimo TAFE - Infrastructure Sustainability Stage 2	Ultimo	2009	2012	2,500	1,583	917
Ultimo TAFE - Infrastructure Sustainability Stage 3	Ultimo	2010	2013	9,200	1,172	3,212
Wagga Wagga TAFE - Engineering and Digital Media Facilities	Wagga Wagga	2009	2012	8,190	4,766	3,424
Wollongbar TAFE - Plumbing and Infrastructure Upgrade	Wollongbar	2009	2012	1,500	1,485	15
Wollongong TAFE - Metal Fabrication Upgrade	Wollongong	2009	2012	7,100	2,660	4,440

Total work-in-progress						61,925

Total, Major Works						68,435
Minor Works						29,714

Total, TAFE Education Services						98,149

Office of Communities
Major Works
Work-In-Progress
Milson Island — Dining Hall	Brooklyn	2008	2012	3,179	3,019	160
Employment Screening	Sydney	2009	2012	1,433	933	500
System — Rebuild
Jindabyne Sports	Jindabyne	2010	2012	590	327	263
Centre Upgrade
Broken Bay - Recreational Hall	Patonga	2009	2012	3,275	981	2,294

Infrastructure Statement 2011-12	4 - 19

Education and Communities
Department of Education and Communities (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Shooting Complex in the Southern Highlands — Expansion	Hill Top	2010	2012	6,663	3,307	3,356

Total work-in-progress						6,573

Total, Major Works						6,573
Minor Works						7,263

Total, Office of Communities						13,836

Total, Department of Education and Communities						752,242

Office of the Board of Studies

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
Work-In-Progress
Examination System Applications Development	Sydney	2009	2015	2,291	979	316
IBM iSeries Server	Sydney	2010	2014	5,036	2,310	1,099
Information Communication Technology Replacement Program	Sydney	2009	2015	3,810	916	53

Total work-in-progress						1,468

Total, Major Works						1,468

Total, Office of the Board of Studies						1,468

4 - 20	Infrastructure Statement 2011-12

Education and Communities
Sydney Olympic Park Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
Work-In-Progress
Blaxland Riverside Park Upgrade	Homebush Bay	2010	2012	6,900	1,950	4,950
Developer Funded Precinct Improvements	Homebush Bay	2006	2014	19,625	10,409	5,216

Total work-in-progress						10,166

Total, Major Works						10,166
Minor Works						6,803

Total, Sydney Olympic Park Authority						16,969

The following agency has a Minor Works Program only.
Community Relations Commission of New South Wales						100

Infrastructure Statement 2011-12	4 - 21

Family and Community Services
Department of Family and Community Services

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Child Protection IT System Improvements — Caseworker Assist
Caseworker Workload Management	Ashfield	2011	2013	1,161		645
Out-of-Home Care Contracted Placements Management Scoping	Ashfield	2011	2012	250		250
Stronger Together 2 Accommodation for People with a Disability
Early Intervention and Prevention Assessment Centres	Various	2011	2015	8,215		2,550
Large Residential Centre Redevelopments - Non Government Organisation	Various	2011	2016	70,800		2,847
Large Residential Centre Redevelopments - Stockton	Various	2011	2016	13,100		1,574

Total new works						7,866

Work-In-Progress
Accommodation for People with a Disability
Accommodation Facilities for New Clients	Various	2005	2012	123,580	118,156	5,424
Disability Assistance Package	Various	2009	2012	33,680	29,380	4,300
Modification of Group Homes (Safety and Compliance)	Various	2005	2012	23,195	19,895	3,300
Redevelopment of Hamlyn Facility	Hamlyn Terrace	2007	2012	41,623	40,890	733
Riverside Centre Redevelopment	Various	2010	2013	30,082	2,240	14,743

4 - 22	Infrastructure Statement 2011-12

Family and Community Services
Department of Family and Community Services (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Child Protection IT System Improvements — Caseworker Assist
Key Information	Ashfield	2010	2013	7,155	1,574	3,581
Directory System - Structured Decision Making
Key Information	Ashfield	2009	2013	17,206	6,927	6,623
Directory System Core Redesign
Non Government Organisation Portal	Ashfield	2010	2013	4,257	452	1,831
Child Protection IT System Improvements — Keep Them Safe
Electronic Document and Records Management System	Ashfield	2010	2013	4,000	5	2,400
Indigenous Children and Family Centres
Indigenous Children and Family Centres	Various	2010	2013	26,139	454	14,402
Office Accommodation including for Caseworkers
Ongoing Caseworker Accommodation Upgrades	Various	2010	2015	17,137	3,180	3,741
Stronger Together 2 Accommodation for People with a Disability
Large Residential Centre Redevelopments - Metro	Various	2010	2015	117,900	9,169	4,131
Supported Accommodation	Various	2010	2016	200,400	4,487	28,388

Total work-in-progress						93,597

Total, Major Works						101,463
Minor Works						19,456

Total, Department of Family and Community Services						120,919

Infrastructure Statement 2011-12	4 - 23

Family and Community Services
Aboriginal Housing Office

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Aboriginal Housing - New Supply	Various	2011	2012	12,251		11,773
National Partnership - Remote Indigenous Housing New Supply and Employment Related Accommodation	Various	2011	2012	15,203		14,025

Total new works						25,798

Work-In-Progress
Aboriginal Housing — New Supply	Various	2009	2011	12,719	11,492	1,227
National Partnership - Remote Indigenous Housing New Supply and Employment Related Accommodation	Various	2009	2015	177,433	19,593	12,070

Total work-in-progress						13,297

Total, Major Works						39,095
Minor Works						500

Total, Aboriginal Housing Office						39,595

4 – 24	Infrastructure Statement 2011-12

Family and Community Services
NSW Businesslink Pty Limited

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Corporate and Shared Services Reforms
Call Centre Consolidation	Liverpool	2011	2012	4,733		4,733
Data Centre Consolidation	Liverpool	2011	2013	6,000		2,500
Email Consolidation	Liverpool	2011	2012	1,794		1,794
Family and Community Services Offices Consolidation and Co-location	Liverpool	2011	2013	2,000		1,500
Goods and Services Sourcing to Payment System	Liverpool	2011	2013	11,070		6,941
Information Management System and Architecture	Liverpool	2011	2013	9,000		4,500
Information Technology Infrastructure Consolidation	Liverpool	2011	2012	7,342		7,342
Invoice Management System Roll-out	Liverpool	2011	2012	469		469
Project Management System and Framework	Liverpool	2011	2012	1,000		1,000
Server Consolidation and Virtualisation	Liverpool	2011	2013	2,537		2,027
Single Enterprise Resource Planning System	Liverpool	2011	2013	21,649		21,419
Voice Over Internet Protocol	Liverpool	2011	2013	5,600		2,800
Wide Area Network Consolidation	Liverpool	2011	2013	7,100		6,700

Infrastructure Statement 2011-12	4 - 25

Family and Community Services
NSW Businesslink Pty Limited (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Improved Service Delivery to Family and Community Services Clients

Client Management System: People with a Disability	Liverpool	2011	2012	5,600		5,600

Human Services Information and Referral Tool	Liverpool	2011	2012	3,119		3,119

Service Management System Upgrade: Home Care Clients	Liverpool	2011	2013	3,000		1,800

Total new works						74,244

Work-In-Progress

Business as Usual — Information Technology

Computers and Printers Managed Service	Liverpool	2010	2014	20,782	4,517	5,706

Core Information Technology Infrastructure Upgrade	Liverpool	2009	2012	14,105	11,705	2,400

Enhanced Data Storage and Backup	Liverpool	2009	2015	19,955	4,955	1,500

Refresh and Growth in IT Services Infrastructure	Liverpool	2009	2015	63,726	16,369	2,802

Corporate and Shared Services Reforms

Agency Transition - SUN to SAP IT System	Liverpool	2010	2012	4,674	3,924	750

Total work-in-progress						13,158

Total, Major Works						87,402
Minor Works						2,320

Total, NSW Businesslink Pty Limited						89,722

The following agency has a Minor Works Program only
Home Care Service of New South Wales						3,000

4 - 26	Infrastructure Statement 2011-12

Finance and Services
Department of Finance and Services

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Aerial Film Capture	Bathurst	2011	2014	900		300
Cadastral Records Viewer Upgrade	Bathurst	2011	2013	1,444		1,100
Comprehensive Property Addressing System	Bathurst	2011	2015	9,480		2,000
Conversion of Crown Land Western Division to Torrens Title	Sydney	2011	2013	3,680		2,388
Disaster Recovery and High Availability	Sydney	2011	2013	4,378		3,000
Elevation Surface Model Project	Bathurst	2011	2014	2,708		1,000
Old System (Title) Paper Records	Bathurst	2011	2013	1,005		500
Spatial Information Exchange Redevelopment	Bathurst	2011	2012	1,000		1,000
eTendering Dynamic Sourcing Project	Sydney	2011	2012	660		660

Total new works						11,948

Work-In-Progress
Automated Electronic Examination and Registration of Records	Sydney	2010	2014	5,916	1,723	2,671
Automation of Digital Plan Processing System	Sydney	2010	2012	2,684	1,384	1,300
Building Improvements	Bathurst	2010	2012	2,226	1,226	1,000
Corporate and Shared Services Reform Project	Sydney	2010	2012	8,871	3,310	5,561
Digitisation of 16mm Microfilm Records	Sydney	2010	2014	1,168	268	300
Digitisation of Old Survey Plans	Sydney	2010	2013	1,404	404	491
Electronic Data Processing Equipment	Various	2009	2013	16,750	8,447	4,100

Infrastructure Statement 2011-12	4 - 27

Finance and Services
Department of Finance and Services (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Electronic Product Information Catalogue	Sydney	2010	2012	752	452	300
Government Licensing System	Sydney	2010	2014	4,751	1,253	1,296
Government Radio Network Digital Upgrade	Various	2008	2012	33,704	29,374	4,330
Information System Enhancements	Sydney	2001	2015	141,177	96,279	12,292
Information and Communication Technology Projects	Various	2004	2015	45,265	29,548	4,759
Office Refurbishment and Rationalisation	Various	2005	2015	79,972	39,867	8,865
ServiceFirst Rebuild Project	Sydney	2011	2012	44,400	1,000	43,400
State Debt Recovery Office Road Safety Project	Parramatta	2010	2012	2,893	1,793	1,100
StateFleet Motor Vehicles	Various	2007	2015	3,234,464	2,090,866	270,504
Survey Infrastructure Project	Bathurst	2007	2014	6,787	4,266	1,250
Total Asset Upgrade Program	Parramatta	2010	2015	7,846	1,942	1,987
Upgrade of Tax Administration System	Parramatta	2008	2014	26,407	10,689	8,250

Total work-in-progress						373,756

Total, Major Works						385,704
Minor Works						8,331

Total, Department of Finance and Services						394,035

4 - 28	Infrastructure Statement 2011-12

Finance and Services
Motor Accidents Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
Work-In-Progress
Case Management System	Sydney	2008	2017	4,000	895	1,000
Personal Injury Register System	Sydney	2009	2017	6,000	83	2,200

Total work-in-progress						3,200

Total, Major Works						3,200
Minor Works						2,485

Total, Motor Accidents Authority						5,685

State Property Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
Work-In-Progress
Building Refurbishment Program	Various	2001	2015	97,822	54,231	23,960
Systems and Equipment Upgrades	Sydney	2007	2015	4,885	3,445	360

Total work-in-progress						24,320

Total, Major Works						24,320

Total, State Property Authority						24,320

Infrastructure Statement 2011-12	4 - 29

Finance and Services
State Records Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Digital Archives	Kingswood	2011	2013	1,225		854

Total new works						854

Total, Major Works						854
Minor Works						345

Total, State Records Authority						1,199

WorkCover Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Regional and District Office Accommodation	Various	2011	2012	1,350		1,350

Total new works						1,350

Work-In-Progress
National Work Health and Safety IT Program	Gosford	2010	2012	1,699	633	1,066

Total work-in-progress						1,066

Total, Major Works						2,416
Minor Works						3,584

Total, WorkCover Authority						6,000

4 - 30	Infrastructure Statement 2011-12

Finance and Services

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

The following agencies have a Minor Works Program only.
Long Service Corporation						562
Superannuation Administration Corporation						2,737
Workers’ Compensation (Dust Diseases) Board						1,930

Infrastructure Statement 2011-12	4 - 31

Health
Department of Health

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Braidwood Multipurpose Service	Braidwood	2011	2012	260		260
Bundeena Ambulance Services	Bundeena	2011	2013	1,500		300
Campbelltown Hospital Redevelopment and Emergency Department	Campbelltown	2011	2016	139,086	2,086	7,000
Capital Grants 2011-12
Australian Advanced Treatment Centre - Randwick	Randwick	2011	2012	10,000		10,000
Children’s Medical Research Institute - Westmead	Westmead	2011	2012	20,000		20,000
Neuroscience Research Australia - Randwick	Randwick	2011	2012	6,000		6,000
Westmead Millennium Institute	Westmead	2011	2013	50,000		25,000
Cessnock and Kurri Kurri Hospitals — Electric Beds	Cessnock	2011	2012	500		500
Concord Hospital - Foreshore Walk	Concord	2011	2012	500		500
Cooma Hospital - Dialysis Unit	Cooma	2011	2012	1,000		1,000
Dubbo Blood Bank — Heat Sealer	Dubbo	2011	2012	300		300
Dubbo Hospital — Stages 1 and 2	Dubbo	2011	2014	79,834	562	4,000
Graythwaite Rehabilitation Centre	Ryde	2011	2013	41,180	3,130	23,000
Gulgong Multipurpose Service	Gulgong	2011	2013	5,000		4,000
Health Technology Program — New Works	Various	2011	2012	7,500		7,500
Illawarra Hospitals Upgrade (Shellharbour / Shoalhaven)	Shellharbour	2011	2013	10,000		4,000

4 - 32	Infrastructure Statement 2011-12

Health
Department of Health (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Information and Communication Technology
Corporate Systems 2b	Chatswood	2011	2014	48,700		2,900
Critical ICT Infrastructure Upgrades	Various	2011	2015	47,100		12,000
Electronic Medical Record — Rollout to Clinical Specialties	Various	2011	2018	85,400		5,000
Electronic Medications Management System	Various	2011	2020	170,300		11,037
Intensive Care Unit Clinical Information System	Various	2011	2014	43,130		6,327
Land Acquisition Waratah - for Cancer Research Facility	Waratah	2011	2013	8,000		1,000
Local Initiatives 2011-12	Various	2011	2012	88,500		88,500
Maitland Mental Health - Carer’s Room	Maitland	2011	2013	2,000		500
Mona Vale Hospital - Maternity Refurbishment	Mona Vale	2011	2012	1,700		1,700
Northern NSW Planning - Lismore/Byron Bay	Byron Bay	2011	2013	10,000		4,000
Planning for Future New Health and Hospital Fund Projects at Bega and Tamworth	Various	2011	2012	7,148	148	7,000
Planning for Election Commitment Projects at Parkes and Forbes, Blacktown, Hornsby Ku-ring-gai and Hunter Valley hospitals, and Cessnock Hospital Emergency Department	Various	2011	2012	11,500		11,500
Port Macquarie Base Hospital Expansion	Port Macquarie	2011	2015	110,000		16,000
Prince of Wales Hospital Comprehensive Cancer and Blood Disorder Unit	Randwick	2011	2015	47,212		2,000
Royal North Shore Hospital Additional Inpatient Capacity and Co-location of Mental Health Services	St Leonards	2011	2014	55,000		8,000

Infrastructure Statement 2011-12	4 - 33

Health
Department of Health (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Ryde Hospital — Aged and Surgical Wards	Ryde	2011	2013	5,000		500
St George Hospital Emergency Department	Kogarah	2011	2014	35,547	1,547	2,000
Wagga Wagga Base Hospital Redevelopment	Wagga Wagga	2011	2016	270,100	1,613	48,000
Wansey Dialysis Centre - New Equipment	Charlestown	2011	2012	500		500
Woy Woy Hospital - Refurbishment to Re-open Rehabilitation Facility	Woy Woy	2011	2013	5,000		500
Wyong Hospital Upgrade Emergency Department	Wyong	2011	2013	2,000		500

Total new works						342,824

Work-In-Progress
Ambulance Service of NSW
Ambulance Electronic Health Record	Rozelle	2008	2013	12,910	10,448	1,376
Ambulance Fleet - Replacement Program	Rozelle	2010	2015	41,925	5,543	8,790
Ambulance Radio Network	Rozelle	2008	2012	1,400	1,044	356
Ambulance Rostering System	Rozelle	2010	2012	2,000	734	1,266
Ambulance Technology Infrastructure Upgrade	Rozelle	2010	2015	7,188	242	1,646
Auburn Ambulance Station Co-location	Auburn	2010	2012	370	230	140
Batemans Bay Ambulance Station	Batemans Bay	2008	2012	2,240	1,924	316
Byron Bay Ambulance Station	Byron Bay	2008	2012	1,400	551	849
Cessnock Ambulance Station	Cessnock	2010	2012	1,697	1,192	505
Coonamble Ambulance Station	Coonamble	2010	2012	1,447	1,230	217

4 - 34	Infrastructure Statement 2011-12

Health
Department of Health (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Medical Equipment Replacement Program	Rozelle	2010	2015	17,778	1,269	3,809
Murwillumbah Ambulance Station	Murwillumbah	2010	2012	2,065	100	1,965
Armidale Hospital Refurbishment	Armidale	2010	2013	5,000	200	1,000
Bathurst Hospital Ambulatory Care (Heritage Building)	Bathurst	2009	2012	8,500	4,678	3,822
Breast Cancer Screening	Alexandria	2007	2013	36,942	21,786	7,094
Council of Australian Governments (COAG) Capital Program
COAG Four Hour Access Target for Emergency Departments	Various	2010	2014	72,531	11,211	28,700
COAG Improving Access to Elective Surgery	Various	2010	2014	40,300	20,963	16,206
COAG Other Capital Initiatives	Various	2010	2014	55,554	31,141	14,849
COAG Sub-Acute Beds Program	Various	2010	2014	191,600	7,800	94,300
Digital Regions Initiatives	Various	2010	2013	8,008	5,748	1,592
Emergency Department Upgrades — Hughes Walters Recommendations	Various	2010	2013	4,400	1,250	2,600
Government Energy Efficiency Implementation Program
Nepean Blue Mountains LHD — Energy Performance Contract	Katoomba	2010	2012	1,867	1,542	325
Western Sydney LHD - Energy Efficiency Project	Westmead	2010	2012	1,984	721	1,263
Grafton Base Hospital Orthopaedic Ward and Imaging Expansion	Grafton	2010	2012	10,000	1,000	9,000
Hornsby Hospital Adult Acute Mental Health Unit and Child/Adolescent Mental Health Unit	Hornsby	2010	2013	33,590	1,562	26,556

Infrastructure Statement 2011-12	4 - 35

Health
Department of Health (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Information and Communication Technology
Business Information Strategy	Chatswood	2007	2012	35,948	34,448	1,500
Community Health and Outpatients Information System	Chatswood	2009	2016	95,994	10,318	20,276
Corporate Systems Stage 2	Chatswood	2009	2014	94,616	22,708	25,371
Infrastructure Strategy Phase 1	Chatswood	2009	2013	38,608	25,920	12,243
Medical Imaging Information System	Various	2007	2012	63,103	51,375	11,728
Patient and Clinical Systems	Chatswood	2003	2012	39,903	37,948	1,955
Kogarah Early Childhood Centre	Kogarah	2010	2012	200		200
Liverpool Hospital Car Park	Liverpool	2010	2013	24,634	3,403	19,750
Liverpool Hospital Redevelopment Stage 2	Liverpool	2006	2012	397,264	336,403	60,861
Mona Vale Hospital Facade Rectification Works	Mona Vale	2010	2012	704	104	600
Multipurpose Services (MPS) and HealthOne NSW
Gundagai Multipurpose Service	Gundagai	2010	2012	13,202	1,760	11,442
HealthOne Projects	Various	2010	2013	4,000		500
Lockhart Multipurpose Service	Lockhart	2010	2013	10,030	200	8,246
Manilla MPS / HealthOne	Manilla	2009	2012	19,705	17,338	2,367
Other MPS and HealthOne projects	Various	2006	2014	29,633	8,248	10,497
Werris Creek MPS / HealthOne	Werris Creek	2010	2012	11,182	1,707	9,475
Narrabri Hospital Redevelopment	Narrabri	2009	2012	37,690	28,248	9,442

4 - 36	Infrastructure Statement 2011-12

Health
Department of Health (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Nepean Hospital Redevelopment Stage 3	Penrith	2009	2012	94,502	70,846	23,656
Nepean Hospital Redevelopment Stage 3A	Penrith	2010	2013	44,300	4,470	22,637
Northern Beaches Hospital - Planning	Frenchs Forest	2010	2014	29,000	1,859	5,000
Prince of Wales Hospital Mental Health Intensive Care Unit	Randwick	2010	2013	15,407	1,790	12,962
Provision for Health Infrastructure Transition Costs	North Sydney	2008	2013	33,651	25,024	7,500
Public Private Partnerships (PPP) — Cyclical Maintenance
Long Bay Forensic Hospital Cyclical Maintenance	Malabar	2010	2018	12,718	27	28
Newcastle Mater Hospital Cyclical Maintenance	Newcastle	2008	2018	24,873	2,401	978
Orange Base Hospital Cyclical Maintenance	Orange	2008	2018	55,429	8,733	4,477
Royal North Shore Hospital Cyclical Maintenance	St Leonards	2008	2018	62,377	4,786	2,916
Queanbeyan Hospital Renal Services	Queanbeyan	2009	2012	1,620	1,212	408
Regional Cancer Centres
Coffs Harbour Regional Cancer Centre	Coffs Harbour	2010	2012	5,802	161	5,641
Gosford Regional Cancer Centre	Gosford	2010	2013	38,593	3,175	17,372
Illawarra Regional Cancer Centre	Wollongong	2010	2013	14,067	411	5,633
Lismore Regional Cancer Centre	Lismore	2010	2012	9,515	2,703	6,812
Port Macquarie Regional Cancer Centre	Port Macquarie	2010	2012	4,750	4,490	260
Shoalhaven Regional Cancer Centre	Nowra	2010	2014	34,801	1,998	9,893
Tamworth Regional Cancer Centre	Tamworth	2010	2014	41,691	2,656	15,827

Infrastructure Statement 2011-12	4 - 37

Health
Department of Health (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Royal North Shore Hospital (RNSH) Redevelopment*
Royal North Shore Hospital — Public Private Partnership	St Leonards	2010	2016	721,672	49,564
Royal North Shore Hospital Community Health Services (Retained costs)	St Leonards	2002	2015	161,037	94,766	12,289
Royal North Shore Hospital Research and Education Building	St Leonards	2005	2012	100,179	96,684	3,495
Royal North Shore Hospital Clinical Services Building	St Leonards	2010	2014	91,800	3,616	6,134
Royal Prince Alfred Hospital North West Precinct — Planning	Camperdown	2010	2012	775	744	31
State-wide Planning and Asset Maintenance	North Sydney	1995	2016	53,832	49,061	1,000
Strategic Health Facility Renewal/Upgrade Projects-Planning	Various	2010	2012	7,480	3,963	3,517
Sydney Children’s Hospital Child-Adolescent Mental Health Unit	Randwick	2007	2013	27,727	3,117	21,019
Wollongong Hospital Elective Surgery Unit	Wollongong	2010	2015	86,149	644	1,000

Total work-in-progress						625,480

Total, Major Works						968,304
Minor Works						114,052
Total, Department of Health						1,082,356

Less Capital Expensing/Capital Grants**						161,362

Total, Department of Health (Capital Expenditure)						920,994

*	Total Value of RNSH redevelopment is $983 million

**	Includes $61 million in capital grants to external health research facilities; and one-off project expenditure that is capital expensed i.e. subsequently treated as operating expenditure. It is shown separately to ensure valid comparison with prior years and to enable separate identification of capital expenditure.

4 - 38	Infrastructure Statement 2011-12

Health
Cancer Institute NSW

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

Work-In-Progress

Information Technology Enhancements for Cancer Programs	Redfern	2007	2012	5,524	3,568	1,956

Total work-in-progress						1,956

Total, Major Works						1,956

Minor Works						900

Total, Cancer Institute NSW						2,856

The following agency has a Minor Works Program only.
Health Care Complaints Commission						25

Infrastructure Statement 2011-12	4 - 39

Premier and Cabinet
Department of Premier and Cabinet

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Air Quality Monitoring	Appin	2011	2012	440		440

Creating Dharawal National Park	Various	2011	2015	686		107

ICT Management Systems for Assets, Work, Inquiry and Reporting	Various	2011	2014	2,486		1,136

Improving Visitor Infrastructure in National Parks	Various	2011	2015	6,000		1,000

Licensing System Renewal	Various	2011	2012	315		315

Maintain Scientific Service Capacity	Various	2011	2015	3,015		315

Online Publication System	Sydney	2011	2014	309		133

Threatened Species System	Various	2011	2015	800		150

Upgrade of Park and Wildlife Website	Various	2011	2014	2,278		1,219

Total new works						4,815

Work-In-Progress

Acquisition of Satellite Imagery	Various	2007	2012	13,596	11,896	1,700

Brigalow/Nandewar Establishment	Various	2005	2013	21,982	20,982	500

Fire Management in National Parks	Various	2008	2022	51,848	11,199	4,415

Land Purchases	Various	2002	2014	69,134	56,809	5,030

Perisher Range	Perisher
Redevelopment	Valley	2005	2026	41,177	23,838	3,439

Radio Network Upgrade	Various	2008	2012	15,281	13,281	2,000

Riverbank	Various	2006	2012	96,671	91,076	5,595

Riverina Red Gum Park Management	Various	2010	2013	11,867	2,337	4,330

4 - 40	Infrastructure Statement 2011-12

Premier and Cabinet
Department of Premier and Cabinet (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Upgrade of Information Technology Infrastructure	Sydney	2008	2012	8,062	7,462	600

Upper Hunter Air Quality — Dust Monitoring Network	Muswellbrook	2010	2012	1,817	917	900

Total work-in-progress						28,509

Total, Major Works						33,324

Minor Works						25,052

Total, Department of Premier and Cabinet						58,376

Department of Planning and Infrastructure

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Electronic Housing Code Enhancement	Various	2011	2012	4,325		4,325

Total new works						4,325

Work-In-Progress

Acquisition of Coastal Land	Various	1998	2015	38,888	26,888	3,000

Total work-in-progress						3,000

Total, Major Works						7,325

Minor Works						844

Total, Department of Planning and Infrastructure						8,169

Infrastructure Statement 2011-12	4 - 41

Premier and Cabinet
Independent Commission Against Corruption

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Information and Communication Technology Upgrade	Sydney	2011	2015	2,658		2,002

Office Relocation	Sydney	2011	2012	4,768		4,768

Total new works						6,770

Total, Major Works						6,770

Minor Works						300

Total, Independent Commission Against Corruption						7,070

New South Wales Electoral Commission

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Microsoft Software Upgrade	Sydney	2011	2012	300		300

Total new works						300

Work-In-Progress

Election Funding Authority — Election Funding System	Sydney	2008	2012	3,565	3,430	135

Election Funding Authority Fit-out	Sydney	2011	2011	818	693	125

Election Systems Upgrade	Sydney	2009	2012	9,344	9,244	100

4 - 42	Infrastructure Statement 2011-12

Premier and Cabinet
New South Wales Electoral Commission (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Reconfiguration of Election Management Application for the 2012 Local Government Election	Sydney	2010	2012	2,191	691	1,000

Total work-in-progress						1,360

Total, Major Works						1,660

Minor Works						100

Total, New South Wales Electoral Commission						1,760

Public Service Commission

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Office Fit-out	Sydney	2011	2012	500		500

Workforce Profile Information System	Sydney	2011	2012	2,706		2,706

Total new works						3,206

Total, Major Works						3,206

Minor Works						100

Total, Public Service Commission						3,306

Infrastructure Statement 2011-12	4 - 43

Premier and Cabinet
Royal Botanic Gardens and Domain Trust

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Public Amenities and Barbecues for Mount Annan	Camden	2011	2015	1,250		500

Sydney Children’s Garden	Sydney	2011	2016	8,938		500

Sydney Tropical Centre Refurbishment	Sydney	2011	2015	19,743		735

Yurong Precinct Public Amenities	Sydney	2011	2013	686		134

Total new works						1,869

Work-In-Progress

Domain Roads and Pathways Upgrade	Sydney	2009	2012	4,298	2,842	1,456

PlantBank — Research Education and Conservation Facility	Camden	2010	2014	19,787	1,238	11,590

Total work-in-progress						13,046

Total, Major Works						14,915

Minor Works						1,727

Total, Royal Botanic Gardens and Domain Trust						16,642

4 - 44	Infrastructure Statement 2011-12

Premier and Cabinet
Barangaroo Delivery Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

Work-In-Progress

Headland Park and Northern Cove — Design and Construction*	Millers Point	2009	2016		22,623	31,952

Total work-in-progress						31,952

Total, Major Works						31,952

Total, Barangaroo Delivery Authority						31,952

Centennial Park and Moore Park Trust

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

New Works

Building Repairs	Sydney	2012	2013	400		50

Diana Statue Restoration	Sydney	2011	2012	450		450

Driver Avenue and Grand Drive Reseal	Sydney	2011	2012	1,000		1,000

ES Marks Track Replacement	Sydney	2012	2013	1,000		20

Strategic Asset Management Review	Sydney	2011	2012	350		350

Total new works						1,870

*	The Estimated Total Cost of the project is subject to a tendering process and has not been included due to its commercially sensitive nature.

Infrastructure Statement 2011-12	4 - 45

Premier and Cabinet
Centennial Park and Moore Park Trust (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Work-In-Progress

Kensington and Little Kensington Pond Restoration	Sydney	2010	2012	1,792	304	1,488

Model Yacht Pond — Gross Pollutant Trap and Access	Sydney	2011	2012	625	431	194

Moore Park Car Park Land Remediation	Sydney	2010	2012	1,580	980	600

Total work-in-progress						2,282

Total, Major Works						4,152

Minor Works						2,920

Total, Centennial Park and Moore Park Trust						7,072

Historic Houses Trust of New South Wales

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

Work-In-Progress

Historic Houses and Collections — Restoration and Maintenance	Various	2010	2012	3,040	2,595	445

Total work-in-progress						445

Total, Major Works						445

Minor Works						562

Total, Historic Houses Trust of New South Wales						1,007

4 - 46	Infrastructure Statement 2011-12

Premier and Cabinet
Minister Administering the Environmental Planning and Assessment Act

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

Work-In-Progress

Erskine Park Link Road	Various	2010	2012	8,038	38	8,000

General Land Acquisition (Five-year Rolling Program)	Various	2007	2015	177,522	77,522	25,000

Land Acquisition for North West Rail Corridor	Various	2006	2015	257,626	147,626	50,000

Land Acquisition for South West Rail Corridor	Various	2005	2012	133,262	128,262	5,000

Total work-in-progress						88,000

Total, Major Works						88,000

Total, Minister Administering the Environmental Planning and Assessment Act						88,000

Western Sydney Parklands Trust

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works

Work-In-Progress

Conservation Works	Horsley Park	2008	2015	4,818	2,032	700

Development of Bungarribee Park	Blacktown	2008	2015	8,006	1,661	345

Multipurpose Pathway	Various	2009	2015	6,359	2,659	900

Signage and Track Improvements	Various	2009	2016	3,400	861	438

Upgrade Nurragingy Reserve and Nearby Fields	Doonside	2011	2012	2,000	40	1,960

Infrastructure Statement 2011-12	4 - 47

Premier and Cabinet
Western Sydney Parklands Trust (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Upgrade and Improve Park Facilities	Various	2010	2015	7,785	400	50

Upgrade of Dairy Picnic Ground	Horsley Park	2010	2014	2,210	10	1,000

Upgrade of Pimelea Picnic Ground	Horsley Park	2009	2015	13,500	6,880	1,800

Total work-in-progress						7,193

Total, Major Works						7,193

Minor Works						4,253

Total, Western Sydney Parklands Trust						11,446

The following agencies have a Minor Works Program only.

Independent Pricing and Regulatory Tribunal						180
Ombudsman’s Office						219
Police Integrity Commission						1,790
Audit Office of New South Wales						5,115
Redfern-Waterloo Authority						3,570

4 - 48	Infrastructure Statement 2011-12

Trade and Investment, Regional Infrastructure and Services
Department of Trade and Investment, Regional Infrastructure and Services

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Acquisition of Pier 2/3 Lease	Sydney	2011	2015	4,500		1,250
Arts Exchange — Maintenance and Compliance Work	Sydney	2011	2015	4,000		1,000
Coastal Infrastructure Repairs to Maritime Assets on Crown Land	Various	2011	2015	51,076		12,300
Energy Accounts Payment Assistance Scheme Database	Sydney	2011	2012	500		500
Maintenance Backlog — Arts-related Properties	Sydney	2011	2015	4,000		1,000
Pier 2/3 Compliance Work	Sydney	2011	2015	2,780		740

Total new works						16,790

Work-In-Progress
Biosecurity Information Management System	Orange	2009	2014	9,570	3,699	1,715
Biosecurity Upgrade of Elizabeth Macarthur Agricultural Institute	Menangle	2008	2012	56,678	44,168	12,510
Client Oriented Regulatory Information	Sydney	2002	2012	11,596	10,009	1,587
System
Commercial Fisheries Management System	Cronulla	2009	2013	4,804	2,429	1,875
Earthmoving Equipment Replacement Program	Various	2010	2015	7,538	169	1,704
Offshore Artificial Reef for Recreational Fishing	Waverley	2009	2012	941	160	781
Relocation of Gosford Horticulture Institute	Ourimbah	2009	2012	8,077	5,577	2,500
Scientific Research Project and Portfolio Management System	Orange	2009	2012	1,042	942	100

Infrastructure Statement 2011-12	4 - 49

Trade and Investment, Regional Infrastructure and Services
Department of Trade and Investment, Regional Infrastructure and Services (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Wharf 4/5 — Substructure and Other Works	Dawes Point	2007	2014	7,923	5,869	665

Total work-in-progress						23,437

Total, Major Works						40,227
Minor Works						15,022

Total, Department of Trade and Investment, Regional Infrastructure and Services						55,249

Art Gallery of New South Wales

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
Work-In-Progress
Accessible Entrance	Sydney	2010	2011	1,170	91	1,079
Acquisition of Works of Art — Five-Year Program	Sydney	2010	2015	12,619	4,619	2,000
Building Maintenance Five-Year Program	Sydney	2010	2015	12,551	2,111	2,610

Total work-in-progress						5,689

Total, Major Works						5,689
Minor Works						1,116

Total, Art Gallery of New South Wales						6,805

4 - 50	Infrastructure Statement 2011-12

Trade and Investment, Regional Infrastructure and Services
Australian Museum

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
Work-In-Progress
Temporary Exhibition Spaces	Darlinghurst	2010	2012	2,650	677	1,973

Total work-in-progress						1,973

Total, Major Works						1,973
Minor Works						3,327

Total, Australian Museum						5,300

Museum of Applied Arts and Sciences

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Accessibility to Powerhouse Discovery Centre	Castle Hill	2011	2012	683		683
Roof Replacement of the Harwood Building at Ultimo	Ultimo	2011	2012	905		905
Upgrade of Lifts Toilets and Ramps at the Powerhouse Museum	Ultimo	2011	2013	1,175		500

Total new works						2,088

Infrastructure Statement 2011-12	4 - 51

Trade and Investment, Regional Infrastructure and Services
Museum of Applied Arts and Sciences (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Work-In-Progress
Escalators Replacement	Ultimo	2010	2012	812	10	802
Historic Building Repairs	Ultimo	2010	2013	964	75	819
Major Building Repairs — Stonework	Ultimo	2010	2012	3,965	2,626	1,339
Replacing Fire Safety Doors	Ultimo	2010	2012	507	10	497
Upgrading Education and Gallery Spaces	Ultimo	2010	2012	7,257	669	6,588

Total work-in-progress						10,045

Total, Major Works						12,133
Minor Works						3,370

Total, Museum of Applied Arts and Sciences						15,503

State Library of New South Wales

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Collection Storage and Reconfiguration	Sydney	2011	2012	884		884

Total new works						884

4 - 52	Infrastructure Statement 2011-12

Trade and Investment, Regional Infrastructure and Services
State Library of New South Wales (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Work-In-Progress
Collection Acquisitions — Five Year Program	Sydney	2010	2015	39,746	6,356	13,785
Expanded Electronic Catalogue	Sydney	2008	2013	23,289	9,608	7,481
General Building Works	Sydney	2006	2012	7,207	5,847	1,360
Refurbish Reading Rooms	Sydney	2010	2012	4,760	44	4,716

Total work-in-progress						27,342

Total, Major Works						28,226
Minor Works						823

Total, State Library of New South Wales						29,049

The following agencies have a Minor Works Program only.

Casino, Liquor and Gaming Control Authority	70
New South Wales Rural Assistance Authority	50
Border Rivers-Gwydir Catchment Management Authority	23
Central West Catchment Management Authority	23
Hawkesbury-Nepean Catchment Management Authority	23
Hunter-Central Rivers Catchment Management Authority	23
Lachlan Catchment Management Authority	23
Lower Murray-Darling Catchment Management Authority	23
Murray Catchment Management Authority	23
Murrumbidgee Catchment Management Authority	23
Namoi Catchment Management Authority	23
Northern Rivers Catchment Management Authority	23
Southern Rivers Catchment Management Authority	23
Sydney Metropolitan Catchment Management Authority	23
Western Catchment Management Authority	23
Destination NSW	160
New South Wales Film and Television Office	44
NSW Food Authority	1,000

Infrastructure Statement 2011-12	4 - 53

Transport
Department of Transport

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
104 Replacement Buses for Private Operators	Various	2011	2012	46,259		46,259
64 Growth Buses	Various	2011	2012	28,563		28,563
93 Replacement Buses for	Various	2011	2012	43,989		43,989
State Transit Authority
Bus Depots	Various	2011	2012	45,000		45,000
North West Rail Link —	Various	2011	2012	172,000		172,000
Land Acquisition

Total new works						335,811

Work-In-Progress
Finalisation of Payments for 41 Buses Delivered 2010-11	Various	2011	2012	29,043		29,043

Total work-in-progress						29,043

Total, Major Works						364,854
Minor Works						1,595

Total, Department of Transport						366,449

4 - 54	Infrastructure Statement 2011-12

Transport
Roads and Traffic Authority of New South Wales

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Start dates are not shown since each project is an amalgamation of individual works. Estimated total cost and completion dates are not available (n.a.) at this stage for some projects as they are in the planning phase. Completion date refers to when open to traffic. Further works may be undertaken and costs incurred after the completion date.

Major Works
Sydney
Alfords Point Bridge Northern Approach, Widen to 4 Lanes	Padstow Heights		2011	42,000	30,898	7,000
Alfords Point Road, Brushwood Drive to Georges River (Planning)	Alfords Point		n.a.	n.a.	251	750
Anzac Bridge Structural Upgrades	Pyrmont		2013	n.a.	8,025	25,000
Bringelly Road, Camden Valley Way to The Northern Road (Planning)	Bringelly		n.a.	n.a.	3,271	1,000
Bus Priority on Strategic Corridors	Various		2012	295,000	265,000	30,000
Camden Valley Way, Bernera Road to Cowpasture Road, Widen to 4 Lanes	Edmondson Park		2011	48,000	42,881	4,000
Camden Valley Way, Cowpasture Road to Cobbitty Road, Widen to 4 Lanes (Planning and Preconstruction)	Leppington — Harringon Park		n.a.	n.a.	22,561	10,000
Camden Valley Way, Cobbitty Road to Narellan Road, Widen to 4 Lanes	Harrington Park		2012	33,000	13,432	15,000
Campbelltown Road, Camden Valley Way to Zouch Road, Ingleburn (Planning)	Ingleburn		n.a.	n.a.	806	500
Erskine Park Link Road, Old Wallgrove Road to Lenore Lane	Eastern Creek		2013	55,000	6,893	16,000
F5 Widening, Brooks Road to Narellan Road (State and Federal Funded)	Ingleburn — Campbelltown		2011	116,000	85,825	25,000
General Holmes Drive, Remove Rail Level Crossing (Planning, Federal Funded)	Mascot		n.a.	n.a.	1,925	1,200

Infrastructure Statement 2011-12	4 - 55

Transport
Roads and Traffic Authority of New South Wales (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Heathcote Road, Deadman’s	Sandy Point		2014	n.a.	0	500
Creek Bridge Upgrade
Hoxton Park Road, Banks Road to Cowpasture Road, Widen to 4 Lanes	Hoxton Park		2011	62,000	54,247	6,000
M2 Enhancements, Windsor Road to Lane Cove Road (State and Private Sector Funded)*	Baulkham Hills — Macquarie Park		2013	550,000	12,277	3,500
M5 Widening, King Georges Road to Camden Valley Way (Planning and Preconstruction, State and Private Sector Funded)*	Beverly Hills — Prestons		n.a.	n.a.	19,693	2,000
Mona Vale Road, McCarrs Creek Road to Powder Works Road (Planning)	Ingleside		n.a.	n.a.	836	500
Narellan Road, Camden Valley Way to F5 Freeway (Planning)	Narellan — Campbelltown		n.a.	n.a.	470	1,000
Network Management (Pinch Point Strategy)	Various		2012	100,000	70,800	29,200
Old Wallgrove Road, M7 to Erskine Park Link Road (Planning)	Eastern Creek		n.a.	n.a.	665	1,000
Richmond Road, Bells Creek to Grange Avenue (Planning)	Marsden Park		n.a.	n.a.	730	500
Richmond Bridge Congestion Study (Planning, Federal Funded)	Richmond		n.a.	n.a.	82	1,500
Schofields Road, Windsor Road to Tallawong Road, Widen to 4 Lanes (Planning and Preconstruction)	Rouse Hill		n.a.	n.a.	9,050	5,000
Schofields Road, Tallawong Road to Richmond Road (Planning)	Schofields		n.a.	n.a.	2,849	3,800
Schofields Road, New Rail Bridge for Future Westerly Extension of Schofields Road	Schofields		2011	13,000	2,169	10,300

*	The expenditure to 30-6-2011 and 2011-12 Allocation do not include any private sector contributions.

4 - 56	Infrastructure Statement 2011-12

Transport
Roads and Traffic Authority of New South Wales (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Showground Road, Old Northern Road to Carrington Road (Planning)	Castle Hill		n.a.	n.a.	909	100
The Northern Road,	Oran Park		n.a.	n.a.	2,298	2,500
Camden Valley Way to Bringelly Road (Planning)
Werrington Arterial Stage 1, M4 Motorway to Great Western Highway (Planning, State and Federal Funded)	Claremont Meadows		n.a.	n.a.	54	1,500
Windsor Bridge over Hawkesbury River Replacement	Windsor		n.a.	n.a.	2,318	2,050
Great Western Highway
Woodford to Hazelbrook, Station Street to Ferguson Avenue, Widen to 4 Lanes (State and Federal Funded)	Woodford, Hazelbrook		2012	160,000	92,745	32,000
Lawson, Ferguson Avenue to Ridge Street, Widen to 4 Lanes	Lawson		2012	220,000	163,236	40,000
Bullaburra, Ridge Street to Genevieve Road, Widen to 4 Lanes	Bullaburra		2014	n.a. *	9,285	4,000
Bullaburra to Wentworth Falls, Genevieve Road to Tableland Road, Widen to 4 Lanes	Bullaburra, Wentworth Falls		2014	85,000	14,035	15,000
Wentworth Falls East, Tableland Road to Station Street, Widen to 4 Lanes (State and Federal Funded)	Wentworth Falls		2012	115,000	85,543	28,000
Mount Victoria to Lithgow (State And Federal Funded)	Mt Victoria, Hartley		n.a.	n.a.	18,748	22,000
Kelso, Ashworth Drive to Stockland Drive, Widen to 4 Lanes (Planning)	Kelso		n.a.	n.a.	1,906	1,000
Hume Highway
Tarcutta Bypass, Dual Carriageways (Federal Funded)	Tarcutta		2011	290,000	204,969	65,000
Holbrook Bypass, Dual Carriageways (State and Federal Funded)	Holbrook		2013	247,000	28,028	116,000
Woomargama Bypass, Dual Carriageways (Federal Funded)	Woomargama		2011	265,000	179,845	65,000

*	Estimated cost will be confirmed following award of major contract.

Infrastructure Statement 2011-12	4 - 57

Transport
Roads and Traffic Authority of New South Wales (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Pacific Highway
Bulahdelah Upgrade, Dual Carriageways (State and Federal Funded)	Bulahdelah		2012	315,000	143,565	100,000
Failford Road to Tritton Road (Planning)	Failford		n.a.	n.a.	4,396	800
Herons Creek to Stills Road (State and Federal Funded)	Herons Creek		2012	60,000	12,404	28,000
Oxley Highway to Kempsey (Planning and Preconstruction, State and Federal Funded)	Port Macquarie — Kempsey		n.a.	n.a.	19,528	32,000
Kempsey Bypass, Dual Carriageways (Federal Funded)	Kempsey		2013	618,000	176,461	260,000
Frederickton to Eungai (Planning and Preconstruction, State and Federal Funded)	Clybucca		n.a.	n.a.	2,196	12,000
Warrell Creek to Urunga (Planning and Preconstruction, State and Federal Funded)	Nambucca Heads		n.a.	n.a.	42,943	50,000
Coffs Harbour Bypass (Planning, State and Federal Funded)	Coffs Harbour		n.a.	n.a.	40,132	3,000
Coffs Harbour (Sapphire) to Woolgoolga, Dual Carriageways (State and Federal Funded)	Woolgoolga		2014	705,000	259,861	190,000
Woolgoolga to Ballina (Planning and Preconstruction, State and Federal Funded)	Grafton, Maclean		n.a.	n.a.	72,719	40,000
Glenugie Upgrade, Dual Carriageways (State and Federal Funded)	Glenugie		2011	60,000	46,807	13,000
Devils Pulpit Upgrade, Dual Carriageways (State and Federal Funded)	Tabbimoble		2013	77,000	10,288	29,000
Ballina Bypass, Dual Carriageways (State and Federal Funded)	Ballina		2012	640,000	592,472	32,000

4 - 58	Infrastructure Statement 2011-12

Transport
Roads and Traffic Authority of New South Wales (cont)

				Estimated		Est. Expend	Allocation
				Total Cost		to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000		$000	$000

Tintenbar to Ewingsdale Dual Carriageways (State and Federal Funded)	Bangalow		2014	n.a.	*	115,880	90,000
Banora Point Upgrade, Including Sexton Hill (State and Federal Funded)	Banora Point		2012	359,000		195,784	135,000
Princes Highway
Gerringong Upgrade, Mount Pleasant to Toolijooa Road	Gerringong		2015	n.a.	*	11,776	25,000
Foxground and Berry	Berry		n.a.	n.a.		27,276	9,500
Bypasses (Planning and Preconstruction)
Berry to Bomaderry Upgrade (Planning)	Berry, Bomaderry		n.a.	n.a.		1,099	1,000
South Nowra Duplication, Kinghorne Street to Forest Road	Nowra		2013	62,000		6,757	18,000
Victoria Creek Realignment	Central Tilba		2013	45,000		4,437	17,000
Dignams Creek Realignment (Planning)	Dignams Creek		n.a.	n.a.		3,156	1,000
Bega Bypass (State and Federal Funded)	Bega		2013	n.a.	*	5,365	10,000
Illawarra
Picton Road Road Safety Treatments	Wilton — Mount Keira		2013	42,600		21,200	14,000
Central Coast
Central Coast Highway, Brisbane Water Drive, Manns Road Intersection Upgrade (Planning and Preconstruction)	West Gosford		n.a.	n.a.		43,197	9,000
Central Coast Highway, Carlton Road to Matcham Road, Widen to 4 Lanes	Erina Heights		2012	75,000		54,122	18,000
Central Coast Highway, Matcham Road to Ocean View Drive, Widen to 4 Lanes	Wamberal		2013	80,000		29,641	20,000
Central Coast Highway, Wisemans Ferry Road Intersection Upgrade (Planning and Preconstruction)	Kariong		n.a.	n.a.		614	1,000

*	Estimated cost will be confirmed following award of major contract.

Infrastructure Statement 2011-12	4 - 59

Transport
Roads and Traffic Authority of New South Wales (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

F3 Freeway, Wyong Road Interchange Upgrade	Tuggerah		2013	n.a. *	1,292	4,600
Pacific Highway, Wyong Town Centre Upgrade (Planning)	Wyong		n.a.	n.a.	2,138	500
Pacific Highway, Wyong Road Intersection Upgrade (Planning)	Tuggerah		n.a.	n.a.	357	1,000
Pacific Highway, Lisarow to Ourimbah, Railway Crescent to Glen Road, Widen to 4 Lanes (Planning)	Lisarow		n.a.	n.a.	7,924	3,250
Pacific Highway, Narara to Lisarow Upgrade, Manns Road to Railway Crescent (Planning)	Narara — Lisarow		n.a.	n.a.	6,505	1,000
Terrigal Drive Improvements	Erina — Terrigal		n.a.	n.a.	5,720	2,500
Hunter
Hunter Expressway (F3 to Branxton) (State and Federal Funded)	Seahampton — Branxton		2013	1,700,000	388,107	570,000
Hunter Expressway Ancillary Works, F3 to Broadmeadow (Planning and Preconstruction)	Wallsend — Broadmeadow		2014	n.a. *	2,632	10,000
Limeburners Creek Road, Upgrade of Williams River Bridge	Clarence Town		2014	n.a.	2,100	1,000
Newcastle Inner Bypass, Shortland to Sandgate	Sandgate		2013	133,000	36,936	32,000
New England Highway, Scone Level Crossing Study (Planning, Federal Funded)	Scone		n.a.	n.a.	66	1,000
Paterson Road, Upgrade of Dunmore Bridge	Woodville		2013	n.a.	3,634	6,100
Thornton Railway Bridge	Thornton		2012	16,000	2,686	7,000
North Coast
Oxley Highway, Upgrade from Wrights Road to the Pacific Highway	Port Macquarie		2011	115,000	76,969	23,000

*	Estimated cost will be confirmed following award of major contract.

4 - 60	Infrastructure Statement 2011-12

Transport
Roads and Traffic Authority of New South Wales (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Summerland Way, Additional Crossing of the Clarence River at Grafton (Planning)	Grafton		n.a.	n.a.	5,834	4,000
Waterfall Way, Replacement of Burdett Park Creek Culvert	Fernmount		2012	n.a.	400	2,400
South Western NSW
Barton Highway Safety Improvements, Gounyan Curve Realignment (Federal Funded)	Murrumbateman		2012	22,000	12,669	7,000
Olympic Highway, Kapooka Bridge and Approaches (Planning)	Kapooka		n.a.	n.a.	471	750
Western NSW
Kamilaroi Highway, Replacement of Bridge over Bogan River	Beemery		2013	7,300	2,000	3,200
Newell Highway Overtaking Lanes	Various		n.a.	n.a.	—	5,000
Orange — Parkes Road, Replacement of Boree Creek Bridge	Boree		2012	7,100	3,200	2,800

Total, Major Works						2,440,800

Minor Works
Road Network Sustainability						353,144
Other Minor Works						361,009

Total, Minor Works						714,153

Total, Roads and Traffic Authority of New South Wales						3,154,953

Infrastructure Statement 2011-12	4 - 61

Transport
Maritime Authority of NSW

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Major Works
New Works
Rozelle Bay Precinct Refurbishment	Rozelle	2011	2015	2,140		1,690
Wharf Upgrades — New Commitment	Various	2011	2015	7,500		2,000

Total new works						3,690

Work-In-Progress
Blackwattle Bay	Glebe	2010	2012	550	460	90
Foreshore Development
Charter Vessel Wharves —	Various	2008	2015	6,425	2,575	1,850
Upgrade Program
Circular Quay Southern	Sydney	2010	2015	4,645	580	65
Promenade
Commuter Wharves — Upgrade Program	Various	2006	2016	89,655	36,234	11,408

Total work-in-progress						13,413

Total, Major Works						17,103
Minor Works						7,000

Total, Maritime Authority of NSW						24,103

The following agencies have a Minor Works Program only.
Independent Transport Safety Regulator						50
Office of Transport Safety Investigations						20

4 - 62	Infrastructure Statement 2011-12

Treasury
The Treasury

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

The following agencies have a Minor Works Program only.
The Treasury						385
Crown Finance Entity						500
NSW Self Insurance Corporation						449

Infrastructure Statement 2011-12	4 - 63

Chapter 5: Public Trading Enterprise Sector Projects
5.1 Public Trading Enterprise Sector Projects

Transport

Country Rail Infrastructure Authority	5 - 2
Public Transport Ticketing Corporation	5 - 3
Rail Corporation New South Wales	5 - 3
State Transit Authority	5 - 6
Sydney Ferries	5 - 7
Transport Construction Authority	5 - 8

Water

Hunter Water Corporation	5 - 9
State Water Corporation	5 - 11
Sydney Catchment Authority	5 - 13
Sydney Water Corporation	5 - 14

Ports

Newcastle Port Corporation	5 - 16
Port Kembla Port Corporation	5 - 17
Sydney Ports Corporation	5 - 18

Housing

City West Housing Pty Limited	5 - 19
New South Wales Land and Housing Corporation	5 - 19
Teacher Housing Authority	5 - 20

Property

Forests NSW	5 - 22
Hunter Region Sporting Venues Authority	5 - 23
Illawarra Venues Authority	5 - 23
Landcom	5 - 23
Parramatta Stadium Trust	5 - 24
Sydney Cricket and Sports Ground Trust	5 - 24
Sydney Harbour Foreshore Authority	5 - 25
Sydney Opera House	5 - 27

Other

Waste Asset Management Corporation	5 - 28
Zoological Parks Board	5 - 29

Competitive Government Sector	5 - 30

Infrastructure Statement 2011-12	5 - 1

Transport
Country Rail Infrastructure Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program aims to improve the safety, reliability and efficiency of the country and regional rail network.

Major Works

New Works

Bridge Renewals	Various	2011	2012	10,325		10,325
Concrete Resleepering	Various	2011	2012	1,804		1,804
Conversion to Welded Track	Various	2011	2012	3,665		3,665
Level Crossing Safety Improvements	Wimbledon	2011	2011	750		750
Level Crossing Surface Upgrade	Various	2011	2012	915		915
Signalling System Upgrade	Various	2011	2011	1,500		1,500
Steel Resleepering	Various	2011	2012	55,677		55,677

Total new works						74,636

Work-In-Progress

Signalling and Train	Various	2006	2012	29,630	28,982	648
Control Systems

Total work-in-progress						648

Total, Major Works						75,284
Minor Works						884

Total, Country Rail Infrastructure Authority						76,168

5 - 2	Infrastructure Statement 2011-12

Transport
Public Transport Ticketing Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for the delivery of an electronic ticketing system (ETS) for all public transport operators in the Greater Sydney region. The estimated total cost published below is for the capital component during the delivery phase of the ETS program. These costs include the capitalisation of the PTTC’s direct costs which were previously classified and budgeted as operating expenses but not included in the prior year’s Budget Paper 4.

Major Works

Work-In-Progress

Electronic Ticketing System — Delivery Phase	Various	2010	2015	329,183 *	65,306	110,263

Total work-in-progress						110,263

Total, Major Works						110,263
Minor Works						163

Total, Public Transport Ticketing Corporation						110,426

*	The $56 million increase from 2010-11 Budget includes capitalisation of project direct costs, primarily contractors, following advice from the Audit Office of NSW.
Rail Corporation New South Wales

					Estimated	Est. Expend	Allocation
					Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete		$000	$000	$000

Program Overview

The program provides for additional and replacement rolling stock; enhancements to rail infrastructure for improved service reliability and safety; upgrades to stations to improve easy access, security and the provision of information to passengers.

Major Works

New Works

Easy Access Station Upgrades — Additional Program	Various	2011	2015		60,000		7,500
North West Rail Link	Various	2011	*	*	—		92,000

Total new works							99,500

**	To be determined following completion of scoping works.

Infrastructure Statement 2011-12	5 - 3

Transport
Rail Corporation New South Wales (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Work-In-Progress

Assets and Facilities Safety and Security*	Various	2004	2016		90,882	12,394
Automatic Train Protection*	Various	2008	2020		25,908	60,000
Business Support Systems**	Various	2004	2016		119,783	50,152
Clearways	Various	2004	2014	2,019,505	1,599,659	197,947
Digital Train Radio*	Various	2008	2014		61,198	50,000
Easy Access Station Upgrades**	Various	2010	2016		22,984	22,500
Emu Plains Stabling*	Emu Plains	2009	2017		26,118	15,000
Hurstville Station Upgrade	Hurstville	2007	2012	34,900	17,279	10,430
Information Communications Technology Support Systems **	Various	2004	2016		45,305	4,494
Internal Emergency Door Release*	Various	2006	2014	51,730	9,183	7,000
Level Crossing Upgrades**	Various	2004	2016		14,347	4,166
Lidcombe to Granville - Corridor Upgrade*	Various	2006	2019		32,594	18,161
Mechanised Track Patrol	Various	2010	2014	38,183	10,617	11,000
Network Communications Systems**	Various	2004	2016		39,334	12,257
Oatley Sutherland Resignalling and Overhead Wiring	Various	2005	2012	82,410	76,907	2,500
Outer Suburban Cars - Tranche 3	Various	2008	2013	473,800	295,106	130,000
Park and Travel Safety**	Various	2011	2015	—	22,498	16,924
Passenger Information**	Various	2004	2016		63,232	12,035
Plant and Equipment	Various	2004	2016		81,415	5,113
Acquisitions**

*	The estimated cost of the project has not been included due to the commercially sensitive nature of the project.

**	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercial in confidence. Prior year’s expenditure on these programs reflects works in progress only.

5 - 4	Infrastructure Statement 2011-12

Transport
Rail Corporation New South Wales (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Power Supply**	Various	2004	2016		272,092	80,940
Rail Heritage Portfolio	Various	2007	2016	34,885	33,884	1,000
Rollingstock Upgrades**	Various	2004	2016		47,516	15,115
Signalling Improvements**	Various	2004	2016		18,726	564
Southern Sydney Freight Line — ARTC Interface	Various	2004	2012	74,635	42,170	22,120
Stabling Upgrades Preliminary Works**	Various	2004	2016		11,576	2,680
Station Development and Upgrades**	Various	2009	2016		26,438	58,896
Waratah Rollingstock - Enabling and Ancillary Works — Implementation***	Various	2004	2013		420,812	105,842
Wayside Protection Systems Upgrade	Various	2006	2012	27,453	23,365	3,837
Wollongong Stabling*	Wollongong	2008	2013		11,126	10,500
Wynyard Walk*	Sydney	2010	2015		10,100	51,200

Total work-in-progress						994,767

Total, Major Works						1,094,267

Minor Works

Asset Maintenance Works						160,000
Other Minor Works						103,333
Total, Minor Works						263,333

Public Private Partnerships

Leased Rollingstock — Waratahs						358,064

Total, Rail Corporation New South Wales						1,715,664

*	The estimated cost of the project has not been included due to the commercially sensitive nature of the project.

**	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercial in confidence. Prior year’s expenditure on these programs reflects works in progress only.

***	Total (operating and capital) whole of life project cost is $3.6 billion (net present cost).

Infrastructure Statement 2011-12	5 - 5

Transport
State Transit Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for the development and maintenance of depots and the acquisition of bus related servicing equipment to meet corporate objectives of passenger growth and service delivery targets. (Bus acquisitions are met through the Department of Transport Capital Program).

Major Works

New Works

Depot Facilities	Various	2011	2015	8,000		1,000
Equipment for Depots	Various	2011	2012	500		500
Northern Region Capacity Upgrade	Brookvale	2011	2012	750		750
Safety Systems on Buses	Various	2011	2014	1,275		220
Security Systems on Buses	Various	2011	2012	1,200		1,200

Total new works						3,670

Work-In-Progress

Depot Facilities	Various	2009	2013	1,300	78	1,000
Depot Redevelopment	Waverley	2010	2012	400	234	166
PTIPS Bus Communications Upgrade	Various	2010	2012	1,600	833	767
Recommissioning of Tempe Depot	Tempe	2009	2012	17,400	12,417	4,983
Safety Systems at Depots	Various	2009	2012	300	89	211

Total work-in-progress						7,127

Total, Major Works						10,797
Minor Works						4,000

Total, State Transit Authority						14,797

5 - 6	Infrastructure Statement 2011-12

Transport
Sydney Ferries

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

This program provides for the upgrade and refurbishment of ferry infrastructure and equipment.

Major Works

New Works

Circular Quay and Manly Hydraulic Ramp Replacement	Sydney	2011	2013	5,050		2,666

Total new works						2,666

Work-In-Progress
Balmain Western Corner Storage Upgrade	Balmain	2007	2012	530	427	103
Ferry Operations and Customer Information System	Various	2007	2013	13,662	9,691	2,817
Gangway Repairs and Replacement	Various	2008	2019	1,029	515	129
Upgrade of CCTV Wharf Infrastructure	Various	2008	2019	1,453	631	103

Total work-in-progress						3,152

Total, Major Works						5,818
Minor Works *						14,043

Total, Sydney Ferries						19,861

*	Includes capital maintenance.

Infrastructure Statement 2011-12	5 - 7

Transport
Transport Construction Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program delivers new, redeveloped and upgraded stations, interchanges, rail lines and a range of other public transport infrastructure.

Major Works

Work-In-Progress

Commuter Car Parking Program	Various	2009	2012	242,400	217,738	24,662
Commuter Car Parking and Interchange Program	Various	2010	2013	80,473	19,604	46,458
Epping to Chatswood Rail Line — Finalisation	Various	2001	2012	2,332,000	2,302,536	29,464
South West Rail Link	Various	2007	2017	2,122,142	391,066	291,792

Total work-in-progress						392,376

Total, Major Works						392,376

Total, Transport Construction Authority						392,376

5 - 8	Infrastructure Statement 2011-12

Water
Hunter Water Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for water and wastewater works in the Hunter region.

Water Related Projects

Major Works

Work-In-Progress

Additional Clear Water Tank at Dungog Water Treatment Plant	Dungog	2008	2012	12,000	11,776	224
Augmentation of Anna Bay Reservoir and Watermains	Anna Bay	2008	2015	9,200	8,233	200
Enhancement of Water Infrastructure	Various	2005	2016	299,850	30,391	17,050
Grahamstown Dam - Stage 2 and 3 Upgrades	Tomago	2009	2029	61,500	20,911	100
Replacement of the Chichester Trunk Gravity Watermain	Various	2004	2012	17,800	16,360	1,440
Information and Communication Technology Projects	Newcastle	2008	2016	65,036	23,195	7,500
Replacement or Upgrade - Asset Management and Enterprise Resource Planning Systems	Newcastle	2009	2015	37,564	1,661	1,600
Telemetry System Upgrade	Various	2009	2017	10,100	529	1,800

Total work-in-progress						29,914

Total, Major Works						29,914
Minor Works						19,004

Total, Water Related Projects						48,918

Infrastructure Statement 2011-12	5 - 9

Water
Hunter Water Corporation (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Environment Protection Related Projects

Major Works

New Works

Burwood Beach Wastewater	Merewether	2011	2014	16,100		700
Treatment Plant Disinfection

Total new works						700

Work-In-Progress

Clarencetown Wastewater System	Clarence Town	2008	2012	13,000	12,098	902
Enhancement of Sewerage Infrastructure	Various	2001	2017	359,900	199,562	41,414
Kooragang Island Recycled Water Plant	Newcastle	2008	2013	68,400	5,301	1,000
Newcastle System Upgrade Works — Stage 2	Various	2009	2017	54,600	7	500
Toronto Wastewater Treatment Inlet Upgrade	Blackalls Park	2009	2013	11,400	4,270	6,000
Williamtown Wastewater Transfer Scheme — Stage 1	Williamtown	2009	2013	9,600	1,130	4,300

Total work-in-progress						54,116

Total, Major Works						54,816
Minor Works						29,467

Total, Environment Protection Related Projects						84,283

Total, Hunter Water Corporation						133,201

5 - 10	Infrastructure Statement 2011-12

Water
State Water Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for the maintenance and improvement of dams and other bulk water delivery infrastructure to meet safety, operational and environmental outcomes.

Major Works

New Works

Chaffey Augmentation	Tamworth	2012	2014	45,067		2,500
Fishways Downstream of Burrendong Dam	Wellington	2012	2013	2,795		433
Fishways Downstream of Copeton Dam	Inverell	2011	2016	15,879		433

Total new works						3,366

Work-In-Progress

Blowering Dam Upgrade - Phase 1	Tumut	1998	2012	43,502	43,428	74
Blowering Riparian Bypass	Tumut	2011	2013	3,551	60	1,305
Burrendong Dam Upgrade - Phase 1	Lake Burrendong	1994	2016	49,849	17,834	2,570
Chaffey Dam Upgrade - Phase 1	Bowling Alley Point	1998	2014	22,653	19,578	771
Copeton Dam Upgrade - Phase 1	Copeton	1994	2016	75,783	19,310	26,470
Fishways Downstream of Keepit Dam	Gunnedah	2011	2014	16,706	535	1,530
Integrated Surveillance Monitoring, Automation and Remote Telemetry (iSMART)	Various	2010	2014	11,146	4,812	3,986
Keepit Dam Upgrade - Phase 1	Keepit	1994	2016	133,697	64,726	10,406
Murray Pilot Metering Project and Other River Metering	Various	2011	2017	113,776	301	7,713
Replace Pipes Fish River	Lithgow	2010	2012	7,600	2,105	5,495
Split Rock Dam Upgrade - Phase 1 and Phase 2	Manilla	2005	2013	10,278	2,525	7,649

Infrastructure Statement 2011-12	5 - 11

Water
State Water Corporation (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Water For Rivers — Computer Aided River Management	Various	2011	2012	4,434	1,171	3,263
Water For Rivers — Other Water Saving Projects	Various	2010	2012	18,665	1,555	17,110
Water for Rivers Metering	Various	2011	2012	13,063	640	12,423
Wyangala Dam Upgrade - Phase 1	Wyangala	1998	2016	53,826	8,051	5,356

Total work-in-progress						106,121

Total, Major Works						109,487
Minor Works						26,912

Total, State Water Corporation						136,399

5 - 12	Infrastructure Statement 2011-12

Water
Sydney Catchment Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for the upgrading and renewal of dams, pipelines and other catchment infrastructure related to supply of bulk raw water to Sydney, Illawarra and Blue Mountains region.

Major Works

Work-In-Progress

Catchments Upgrade	Various	1998	2021	23,433	7,539	675

General Upgrades	Various	1999	2021	142,390	40,325	4,116

Metropolitan Dams Upgrade	Various	1998	2018	23,936	7,384	330

Metropolitan Water Plan	Various	2004	2025	1,045,768	227,732	865

Prospect Reservoir Upgrade	Prospect	1998	2014	80,413	62,728	713

Shoalhaven System Upgrade	Various	1998	2018	52,912	12,474	5,711

Upper Canal Upgrade	Various	1998	2027	2,102,089	17,586	200

Warragamba Dam Auxiliary Spillway	Warragamba	1996	2012	165,767	165,001	766

Warragamba Dam General Upgrade	Warragamba	1997	2017	76,588	37,952	139

Total, Major Works						13,515

Minor Works						7,349

Total, Sydney Catchment Authority						20,864

Infrastructure Statement 2011-12	5 - 13

Water
Sydney Water Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program is to meet operational standards and environmental regulations, to provide for urban growth, increase customer satisfaction, business efficiency and the value of the business.

Water Related Projects

Major Works

Work-In-Progress

Critical Watermain Program	Various	1998	2022	780,000	165,498	33,100

Information Technology Projects	Various	2001	2022	820,000	359,947	58,500

Maintain Water Distribution Systems	Various	1995	2022	2,200,000	1,042,904	105,300

Maintenance Plant Renewals	Various	2001	2022	50,000	23,187	2,300

Property Management and Acquisition	Various	2001	2022	500,000	307,599	33,700

Recycled Water Projects	Various	2004	2022	500,000	92,421	28,700

Water Meter Replacement Program	Various	1995	2022	250,000	97,314	11,600

Western Sydney Recycled Water Initiative	Various	2006	2012	204,500	200,000	4,500

Total, Water Related Projects						277,700

Environment Protection Related Projects

Major Works

Work-In-Progress

Growth Works to Service Urban Development	Various	1995	2022	2,400,000	523,957	145,800

Priority Sewerage Program Agnes Banks and Londonderry	Various	2008	2013	24,200	22,100	1,800

Priority Sewerage Program Appin	Appin	2009	2014	77,900	9,000	41,200

Priority Sewerage Program Freemans Reach, Glossodia and Wilberforce	Various	2008	2013	117,800	105,300	10,900

5 - 14	Infrastructure Statement 2011-12

Water
Sydney Water Corporation (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Environment Protection Related Projects (cont)

Priority Sewerage	Various	2008	2013	49,800	45,400	3,800
Program Hawkesbury
Heights and Yellow Rock

Priority Sewerage	Various	2005	2016	15,001	6,601	2,400
Program Stage 2 - Initial Estimates

Sewage Overflow Abatement	Various	1995	2022	1,400,000	684,159	71,900

Sewer Network Reliability Upgrades	Various	1995	2022	1,850,000	848,725	71,600

Stormwater Asset Renewals	Various	2008	2022	80,000	9,700	4,000

Upgrade Reliability of Sewage Treatment Plants	Various	1995	2022	1,000,000	368,061	75,200

Vaucluse Diamond Bay Strategy	Various	2011	2017	89,000	300	1,000

Total, Environment Protection Related Projects						429,600

Total, Sydney Water Corporation						707,300

Infrastructure Statement 2011-12	5 - 15

Ports
Newcastle Port Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for port development and growth in trade.

Major Works

New Works

Construction of Channel	Carrington
Berth Fender	(Newcastle)	2011	2012	550		550

Dyke 2 Berth Walkway	Carrington
Replacement	(Newcastle)	2011	2012	600		600

Total new works						1,150

Work-In-Progress

Bulk Liquid Precinct	Mayfield
Infrastructure Services	(Newcastle)	2010	2013	2,415	15	1,200

CCTV Security System	Carrington
	(Newcastle)	2010	2013	1,257	17	740
Information Management System	Newcastle	2010	2012	523	23	500

Port Centre Construction	Newcastle	2008	2012	3,952	452	3,500

Rail Realignment	Mayfield (Newcastle)	2010	2012	1,011	761	250

Replace Vessel Traffic Information System	Newcastle	2010	2012	974	24	950

Strategic Dredging	Newcastle	2010	2012	618	218	400
Approvals for Walsh
Point and Mayfield

Total work-in-progress						7,540

Total, Major Works						8,690
Minor Works						2,190

Total, Newcastle Port Corporation						10,880

5 - 16	Infrastructure Statement 2011-12

Ports
Port Kembla Port Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for further development of port lands and provision of port infrastructure.

Major Works

New Works

Land Purchases - Adjacent to Outer Harbour	Port Kembla	2012	2013	16,000		6,000

Level 4 Building Extensions	Port Kembla	2011	2012	400		400

Outer Harbour Stage 1A - Dredging and Complete Reclamation	Port Kembla	2012	2015	117,250		250

Rail Turnout Replacements and Renewals	Port Kembla	2011	2021	9,500		500

Ship and Tug Training Simulator	Port Kembla	2012	2012	300		300

Total new works						7,450

Work-In-Progress

Inner Harbour Rail Upgrade	Port Kembla	2010	2015	3,500	1,068	1,000

Outer Harbour Rail Track Renewal	Port Kembla	2010	2016	9,000	1,101	1,500

Outer Harbour Stage 1A - New Bulk Goods Berth Reclamation	Port Kembla	2008	2012	24,500	6,038	18,462

Shipping Management System	Port Kembla	2006	2011	269	264	5

Tug Fleet Base	Port Kembla	2010	2012	16,500	7,748	8,752

Total work-in-progress						29,719

Total, Major Works						37,169

Minor Works						650

Total, Port Kembla Port Corporation						37,819

Infrastructure Statement 2011-12	5 - 17

Ports
Sydney Ports Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for business growth of the commercial ports in Botany Bay and Sydney Harbour and renewal of assets to meet ongoing operational requirements.

Major Works

New Works

Overseas Passenger	Sydney	2012	2017	24,249		1,021
Terminal Capacity Upgrades

Total new works						1,021

Work-In-Progress

Aerobridge Gangway for Overseas Passenger Terminal	Sydney	2005	2011	4,870	4,173	697

Intermodal Logistics Centre Development	Enfield	2000	2012	206,547	93,583	108,839

Operations Centre	Port Botany	2005	2011	14,383	14,379	4

Passenger Cruise Terminal at White Bay 5*	Balmain	2007	2012	—	3,351	53,633

Pilot Vessel Replacements*	Port Botany	2010	2016	—	275	5,533

Port Botany Expansion	Port Botany	2000	2012	725,546	618,553	73,543

Port Botany Landside Improvement Strategy*	Port Botany	2010	2021	—	2,413	15,617

Second Bulk Liquids Berth	Port Botany	2004	2012	83,792	7,462	52,879

Vessel Traffic Management and Communications System	Port Botany	2009	2011	12,111	11,244	867

Total work-in-progress						311,612

Total, Major Works						312,633

Minor Works						27,643

Total, Sydney Ports Corporation						340,276

*	The estimated cost for these projects is subject to a tendering process — amounts have therefore not been quoted due to their commercially sensitive nature.

5 - 18	Infrastructure Statement 2011-12

Housing
City West Housing Pty Limited

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for the development and construction of 210 units of affordable housing over the three years to 2013-14.

Major Works

New Works

Affordable Housing — Cowper Street Glebe	Glebe	2011	2014	32,338		4,218

Affordable Housing - Joynton Square Avenue Green	Zetland	2011	2014	44,225		13,415

Total new works						17,633

Total, Major Works						17,633

Minor Works						469

Total, City West Housing Pty Limited						18,102

New South Wales Land and Housing Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for affordable social housing in New South Wales. The program will enable the commencement of 529 new dwellings and the completion of 1,989 dwellings of general public and community accommodation. The program also includes provision for the improvement of existing housing stock, renewal of public housing areas, modification and upgrade of older dwellings, health and safety upgrades.

Major Works

New Works

Administrative Assets — Information Technology	Various	2011	2012	4,266		4,266

Office Accommodation and Administrative Assets	Various	2011	2012	10,715		10,715

Infrastructure Statement 2011-12	5 - 19

Housing
New South Wales Land and Housing Corporation (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Social Housing – New Supply	Various	2011	2014	176,759		78,280

Social Housing Asset Improvement	Various	2011	2012	211,855		211,855

Total new works						305,116

Work-In-Progress

Crisis Accommodation	Various	2011	2011	14,106	14,053	53

Nation Building Economic Stimulus Plan — Stage 2	Various	2009	2012	1,658,191	1,609,817	48,374

Social Housing – New Supply	Various	2010	2012	317,813	177,724	140,089

Total work-in-progress						188,516

Total, Major Works						493,632

Minor Works						3,745

GST Refund Associated with the Stimulus Plan						(48,374)

Total, New South Wales Land and Housing Corporation						449,003

Teacher Housing Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for the construction, acquisition and upgrading of housing in remote areas of the State where private rental markets do not adequately meet teacher accommodation needs.

Major Works

New Works

New Houses to Meet Demand Growth	Various	2011	2012	3,830		2,710

Total new works						2,710

5 - 20	Infrastructure Statement 2011-12

Housing
Teacher Housing Authority (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Work-In-Progress

New Houses to Meet Demand Growth	Various	2009	2012	11,293	4,935	6,358

Total work-in-progress						6,358

Total, Major Works						9,068
Minor Works						174

Total, Teacher Housing Authority						9,242

Infrastructure Statement 2011-12	5 - 21

Property
Forests NSW

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for the establishment of infrastructure to support softwood and hardwood plantations. It also includes purchases of fleet vehicles and equipment.

Major Works

New Works

Buildings and Installations	Bombala	2012	2012	200		200

Plantation Establishment - Softwoods (Land)	Various	2012	2013	10,000		7,500

Seedling Support Frames	Unknown	2012	2015	133		1

Total new works						7,701

Work-In-Progress

Construction – Buildings and Installations	Castle Hill	2010	2012	420	130	290

Construction – Other Assets	Tumut	2007	2013	1,431	1,321	80

Total work-in-progress						370

Total, Major Works						8,071
Minor Works						5,162

Total, Forests NSW						13,233

5 - 22	Infrastructure Statement 2011-12

Property
Hunter Region Sporting Venues Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides upgraded facilities for spectators, players, hirers and media in the staging of events at Ausgrid Stadium.

Major Works

Work-In-Progress

Western Grandstand — Ausgrid Stadium	Broadmeadow	2007	2011	80,753	77,627	3,126

Total work-in-progress						3,126

Total, Major Works						3,126

Total, Hunter Region Sporting Venues Authority						3,126

Illawarra Venues Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides for the upgrade, refurbishment and maintenance of the WIN Stadium, Wollongong and the Wollongong Entertainment Centre.

Major Works

Work-In-Progress

Western Grandstand – WIN Stadium	Wollongong	2009	2011	31,000	15,403	15,597

Total work-in-progress						15,597

Total, Major Works						15,597
Minor Works						228

Total, Illawarra Venues Authority						15,825

The following agencies have a Minor Works Program only.
Landcom						6,237

Infrastructure Statement 2011-12	5 - 23

Property
Parramatta Stadium Trust

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides facilities for spectators, players, hirers and media and operational requirements to stage events at Parramatta Stadium.

Major Works

New Works

Stadium Disability Access Upgrades	North Parramatta	2011	2011	510		510

Total new works						510

Total, Major Works						510

Minor Works						976

Total, Parramatta Stadium Trust						1,486

Sydney Cricket and Sports Ground Trust

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program provides facilities for spectators, players, hirers and media and operational requirements to stage events at the Sydney Cricket Ground and Sydney Football Stadium.

Major Works

New Works

Control Room Upgrade	Moore Park	2011	2012	306		306

Forecourt Redevelopment — Football Stadium	Moore Park	2011	2012	370		370

Kippax Lake Training Field Extension	Moore Park	2011	2012	350		350

5 - 24	Infrastructure Statement 2011-12

Property
Sydney Cricket and Sports Ground Trust (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Membership Database Upgrade	Moore Park	2011	2012	250		250

Private Suites Upgrade — Football Stadium	Moore Park	2011	2012	400		400

Way Finding Signage — Cricket Ground	Moore Park	2011	2012	250		250

Total new works						1,926

Work-In-Progress

New Video Screen — Football Stadium Forecourt	Moore Park	2011	2011	630	120	510

Rugby League Central Building Site Works	Moore Park	2011	2011	554	54	500

Total work-in-progress						1,010

Total, Major Works						2,936

Minor Works						5,751

Total, Sydney Cricket and Sports Ground Trust						8,687

Sydney Harbour Foreshore Authority

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The program comprises enhancements to lift the profile and encourage greater use of Sydney Harbour Foreshore assets, including Darling Harbour and The Rocks.

Major Works

New Works

Marine Structures Upgrades	Sydney	2011	2021	13,399		2,355

Sydney Convention and Exhibition Centre — Finance Leases	Sydney	2011	2021	5,697		1,036

Infrastructure Statement 2011-12	5 - 25

Property
Sydney Harbour Foreshore Authority (cont)

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Sydney Convention and Exhibition Centre — Interior Upgrade	Sydney	2011	2013	3,250		950

Ultimo Pedestrian Network Upgrade	Sydney	2011	2013	2,930		280

Total new works						4,621

Work-In-Progress

Public Domain Upgrade Program	Sydney	2009	2021	47,918	2,000	5,489

Sydney Convention and Exhibition Centre — Air Conditioning Upgrade	Sydney	2010	2015	9,949	611	2,400

Sydney Convention and Exhibition Centre — Annual Capital Replacement Program	Sydney	2004	2021	103,627	40,699	8,097

Sydney Convention and Exhibition Centre — Parkside Rooms Refurbishment	Sydney	2007	2012	8,673	8,335	338

White Bay Power Station Heritage Conservation Works	Rozelle	2011	2012	3,008	8	3,000

Total work-in-progress						19,324

Total, Major Works						23,945

Minor Works						433

Total, Sydney Harbour Foreshore Authority						24,378

5 - 26	Infrastructure Statement 2011-12

Property
Sydney Opera House

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

This program provides for the upgrade, refurbishment and maintenance of the Sydney Opera House.

Major Works

New Works

Upgrade of Lifts and Escalators	Sydney	2012	2015	18,537		1,177

Upgrade of the Stage Management System	Sydney	2012	2014	8,555		3,135

Total new works						4,312

Work-In-Progress

Vehicle Access and Pedestrian Safety Project	Sydney	2011	2014	149,338	8,218	47,336

Total work-in-progress						47,336

Total, Major Works						51,648

Minor Works						5,950

Total, Sydney Opera House						57,598

Infrastructure Statement 2011-12	5 - 27

Other
Waste Assets Management Corporation

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

Program provides for planned expansion of landfill capacity in Western Sydney.

Major Works

New Works

Environmental Systems	Various	2011	2015	1,740		320
Plant and Equipment Replacement	Various	2011	2015	4,343		1,628

Total new works						1,948

Work-In-Progress

Landfill Site Development	Smithfield	2010	2015	11,479	1,823	8,756

Total work-in-progress						8,756

Total, Major Works						10,704

Minor Works						285

Total, Waste Assets Management Corporation						10,989

5 - 28	Infrastructure Statement 2011-12

Other
Zoological Parks Board

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000

Program Overview

The Master Plan capital program primarily comprises the construction and restoration of exhibits at Taronga and Western Plains Zoos.

Major Works

Work-In-Progress

Master Plan Implementation — Taronga Zoo	Mosman	2001	2015	227,208	200,185	9,240

Master Plan Implementation - Western Plains Zoo	Dubbo	2001	2015	21,732	20,112	455

Total work-in-progress						9,695

Total, Major Works						9,695

Minor Works						500

Total, Zoological Parks Board						10,195

Infrastructure Statement 2011-12	5 - 29

Competitive Government Sector
Competitive Government Sector

				Estimated	Est. Expend	Allocation
				Total Cost	to 30-06-11	2011-12
Project Description	Location	Start	Complete	$000	$000	$000
Program Overview

This program comprises works undertaken by the electricity generators and distributors and TransGrid. Given the competitive nature of works undertaken by these agencies, individual project details are treated as commercial in confidence and are not disclosed below. An overview of the capital program of these agencies is provided in Chapter 3 of this Budget Paper.

Total, Competitive Government Sector						4,119,191

5 - 30	Infrastructure Statement 2011-12

Chart and Table List

Page
Chapter 1 Infrastructure Overview

Infrastructure Investment Summary	Table 1.1	1 - 1
Total State Sector Infrastructure Investment 2011-12: by Policy Area	Chart 1.1	1 - 3
State Infrastructure Investment 2011-12	Chart 1.2	1 - 5
Total State Sector Infrastructure Investment, 2011-12 to 2014-15: by Sector	Chart 1.3	1 - 6
Total State Infrastructure Investment 2005-06 — 2014-15	Chart 1.4	1 - 8
General Government Sector Infrastructure	Table 1.2	1 - 9
Total State Sector Infrastructure Investment	Table 1.3	1 - 9
State Owned Physical Assets: Value by Sector	Table 1.4	1 - 12
State Owned Physical Assets: Distribution by Category as at 30 June 2010	Chart 1.5	1 - 13
State Owned Infrastructure: Percentage Distribution by Agency as at 30 June 2010	Chart 1.6	1 - 14
Value of Agencies’ Physical Assets as at 30 June 2010	Table 1.5	1 - 15
General Government		1 - 15
Public Trading Enterprise		1 - 17
Maintenance Expenses	Table 1.6	1 - 18

Chapter 2 Infrastructure Policies and Strategies

HIIF Four Year Funding	Table 2.1	2 - 5

Infrastructure Statement 2011-12